Exhibit 10.2
EXECUTION VERSION
[***] = Certain information contained in this document, marked by brackets, has been omitted because it is both not material and would be competitively harmful if publicly disclosed.
Annexes B to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K.

AMENDMENT NO. 3 TO CREDIT AGREEMENT
This Amendment No. 3 to Credit Agreement (this “Amendment”), dated as of March 12, 2024, is entered into by and among Oportun Financial Corporation, a Delaware corporation (the “Borrower”), the other Loan Parties, the Lenders party hereto, Wilmington Trust, National Association, in its capacity as administrative agent (the “Administrative Agent”) and Wilmington Trust, National Association, in its capacity as collateral agent (the “Collateral Agent”).
WHEREAS, the Borrower, the Lenders from time to time party thereto, the Administrative Agent and the Collateral Agent are parties to that certain Credit Agreement, dated as of September 14, 2022 (as amended by Amendment No. 1 to Credit Agreement, dated as of November 22, 2022, by Amendment No. 2 to Credit Agreement, dated as of March 10, 2023, and as further amended or modified from time to time, the “Credit Agreement”);
WHEREAS, the Borrower, the other Loan Parties and Lenders party to the Credit Agreement constituting the Required Lenders agree to now amend the terms of the Credit Agreement as provided for herein; and
NOW, THEREFORE, based on the mutual premises and agreements contained herein, and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
Section 1.    DEFINITIONS.
Except as otherwise defined in this Amendment, capitalized terms used but not defined herein will have the meanings specified in the Credit Agreement.
Section 2.    AMENDMENTS TO THE CREDIT AGREEMENT.
(a)    References in the Credit Agreement to “this Agreement” (and indirect references such as “hereunder”, “hereby”, “herein” and “hereof”) shall be deemed to be references to the Credit Agreement as amended hereby.
(b)    On the Third Amendment Effective Date, subject to the satisfaction of the conditions precedent set forth in Section 4, the Credit Agreement is hereby amended as set forth in Annex A hereto. Language being inserted into the Credit Agreement is evidenced by bold and underlined formatting in the same manner as the following example: underlined text. Language being deleted from the Credit Agreement is evidenced by strike through formatting in the same manner as the following example: ~~stricken text~~.
(c)    Exhibit F to the Credit Agreement is hereby amended and restated in its entirety as set forth in Annex B hereto.
Section 3.    REPRESENTATIONS AND WARRANTIES.
(a)    Each Loan Party has all requisite power and authority to execute, deliver and perform its obligations under this Amendment and the Credit Agreement as amended hereby. Neither the execution, delivery or performance by the Loan Parties of this Amendment, nor compliance with

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the terms and provisions hereof, (i) will contravene any applicable provision of any applicable Law of any Governmental Authority, (ii) will result in any breach of any terms, covenants, conditions or provisions of, or constitute a default under, or result in the creation or imposition of (or the obligation to create or impose) any Lien upon any of the property or assets of any Loan Party (other than Liens created under the Loan Documents) pursuant to (A) any Material Contract of any Loan Party or (B) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any other Loan Party or its property is subject or (iii) will violate any provision of the Organization Documents of any Loan Party, except, in each case referred to in clauses (i) or (ii), to the extent that such violation could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(b)    As of the date hereof and after giving effect to this Amendment, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or any other Person (other than (i) those that have been duly obtained or made and which are in full force and effect,
(ii) the filings or other actions necessary to perfect Liens under the Loan Documents, and (iii) actions necessary to comply with the Loan Documents) is required for the consummation of the transactions contemplated by this Amendment or the due execution, delivery or performance by the Borrower and the other Loan Parties of this Amendment and any other Loan Document to which it is a party, or for the due execution, delivery or performance of the Loan Documents, in each case by any of the Loan Parties party thereto. There does not exist any judgment, order, injunction or other restraint issued or filed with respect to the transactions contemplated by this Amendment, the consummation of this Amendment, the making of the Loans or the performance by any of the Loan Parties or their respective Subsidiaries of their Obligations under the Loan Documents.
(c)    This Amendment has been duly authorized, executed and delivered by the Loan Parties and constitutes a legal, valid and binding obligation of the Loan Parties, enforceable against each Loan Party in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, moratorium or other laws affecting creditors’ rights generally and by general principles of equity.
(d)    After giving effect to this Amendment, all representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date hereof (immediately before and after giving effect to this Amendment), except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.
(e)    After giving effect to this Amendment, no Default or Event of Default has occurred and is continuing or will immediately result from the consummation of the transactions contemplated by this Amendment.
Section 4. CONDITIONS PRECEDENT. The amendments to the Credit Agreement set forth in Section 2 shall become effective upon satisfaction of the following conditions on the date hereof (the “Third Amendment Effective Date”):
(a)    Receipt by the Agents and the Lenders of executed counterparts of this Amendment, properly executed by a Responsible Officer of the Borrower and by the Administrative Agent, the Collateral Agent and Lenders constituting the Required Lenders.

(b)    Receipt by the Administrative Agent and the Collateral Agent of any fees and expenses required by the Loan Documents, including the amendment fee payable to the Agents in connection with the Amendment.
Section 5.    MISCELLANEOUS.

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(a)    The parties hereto hereby agree that, except as specifically amended herein, the Credit Agreement and the other Loan Documents shall remain unchanged and continue to be in full force and effect and are hereby ratified and confirmed in all respects. Each Loan Party (i) agrees that, except as specifically set forth herein, this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of the Loan Parties arising under or pursuant to the Credit Agreement or the other Loan Documents to which it is a party, (ii) reaffirms its Obligations under the Credit Agreement and the Guaranty and Collateral Agreement and each and every other Loan Document to which it is a party, and (iii) reaffirms all Liens on the Collateral which have been granted by it in favor of the Administrative Agent (for itself and the other Secured Parties) pursuant to any of the Loan Documents. Except as specifically provided herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement or any other Loan Document, nor constitute a waiver of any provision of the Credit Agreement or any other Loan Document.
(b)    Each of the undersigned Lenders (in aggregate constituting all of the Lenders under the Credit Agreement) hereby authorizes and instructs the Agents, in their respective capacity under the Loan Documents, to execute and deliver this Amendment and any other Loan Documents entered into in connection herewith on its behalf and, by its execution below, each of the undersigned Lenders agrees to be bound by the terms and conditions of this Amendment and such other Loan Documents relating thereto. The Agents shall have all of the same rights, protections, indemnities and immunities afforded to them under the Credit Agreement.
(c)    The Borrower agrees to pay or reimburse the Agents and the Lenders for all of their reasonable costs and expenses incurred in connection with this Amendment as set forth in Section 10.04 of the Credit Agreement.
(d)    This Amendment is a Loan Document and all references to a “Loan Document” in the Credit Agreement and the other Loan Documents (including, without limitation, all such references in the representations and warranties in the Credit Agreement and the other Loan Documents) shall be deemed to include this Amendment.
(E) THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
(f)    This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective permitted successors and assigns as provided in the Credit Agreement.
(g)    Section headings are for convenience of reference only and shall in no way affect the interpretation of this Amendment.

(h)    This Amendment may be executed in any number of counterparts by facsimile, electronic transmission or other written form of communication, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument.

(i)    In consideration of, among other things, the execution and delivery of this Amendment by the Administrative Agent and each Lender that is a party hereto, each Loan Party hereby irrevocably forever releases and discharges the Lenders and the Administrative Agent and their affiliates, subsidiaries, successors, assigns, directors, officers, employees, agents, consultants and attorneys (each, a “Released Person”) of and from any and all claims, suits, actions, investigations, proceedings or demands, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute or common law of any kind or character, known or unknown, which such Loan Party ever had or now has against the Administrative Agent, any Lender or any other Released Person which relates, directly or indirectly, to any acts or omissions of the Administrative Agent, any Lender or any other Released Person relating to the Credit Agreement or any other Loan Document on or prior to the date of execution of this Amendment. The

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provisions of this Section 5(i) shall survive the termination of this Amendment, the Credit Agreement, the other Loan Documents, or payment in full of the Obligations.
[Remainder of page left intentionally blank.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

BORROWER:    OPORTUN FINANCIAL CORPORATION

By:     /s/ Jonathan Coblentz     Name: Jonathan Coblentz
Title: Chief Financial Officer

GUARANTORS:    DIGIT ADVISORS, LLC

By: /s/ Annie Ma     Name: Annie Ma
Title: President

OPORTUN GLOBAL HOLDINGS, INC.

By:     /s/ Jonathan Coblentz     Name: Jonathan Coblentz
Title: Treasurer

OPORTUN, INC.

By:     /s/ Jonathan Coblentz     Name: Jonathan Coblentz
Title: Chief Financial Officer

OPORTUN, LLC

By: /s/ Jonathan Coblentz     Name: Jonathan Coblentz
Title: Chief Financial Officer

OPORTUN RECEIVABLES HOLDINGS, LLC
By: Oportun, Inc., its sole member

By:     /s/ Jonathan Coblentz     Name: Jonathan Coblentz
Title: Chief Financial Officer

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Signature Page to Amendment No. 3 to Credit Agreement
AGENTS:    WILMINGTON TRUST, NATIONAL
ASSOCIATION, as Administrative Agent and as Collateral Agent

By: /s/ Jay Campbell
Name: Jay Campbell
Title: Assistant Vice President

Signature Page to Amendment No. 3 to Credit Agreement

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LENDERS:
NB SPECIALTY FINANCE FUND II LP, as a Lender
By: /s/ Zhengyuan Lu
Name: Zhengyuan Lu
Title: Managing Director
NBSF CANADA 2021 TRUST, as a Lender
By: /s/ Zhengyuan Lu
Name: Zhengyuan Lu
Title: Managing Director

NB DIRECT ACCESS FUND LP, as a Lender
By: /s/ Zhengyuan Lu
Name: Zhengyuan Lu
Title: Managing Director

NBSF REDWOOD HOLDINGS A LP, as a Lender
By: /s/ Zhengyuan Lu
Name: Zhengyuan Lu
Title: Managing Director

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Signature Page to Amendment No. 3 to Credit Agreement
ANNEX A
Amended Credit Agreement
[Attached]
EXECUTION VERSION

CREDIT AGREEMENT
Dated as of September 14, 2022 as amended pursuant to
Amendment No. 1 to Credit Agreement dated as of November 22, 2022 ~~and~~
Amendment No. 2 to Credit Agreement dated as of March 10, 2023 and
Amendment No. 3 to Credit Agreement dated as of March 12, 2024 among
OPORTUN FINANCIAL CORPORATION,
as Borrower,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Administrative Agent and as Collateral Agent, and
THE LENDERS PARTY HERETO FROM TIME TO TIME
TABLE OF CONTENTS

ARTICLE I

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Page
DEFINITIONS AND ACCOUNTING TERMS    1

1.01. Defined Terms	1
1.02. Other Interpretive Provisions	37
1.03. Accounting Terms	~~3738~~
1.04. Rounding	38
1.05. Times of Day	38
1.06. Divisions	38
ARTICLE II
THE LOANS    ~~38~~39

2.01.	The Loans	~~3839~~
2.02.	Borrowing of the Loans	40
2.03.	Prepayments	~~4041~~
2.04.	Repayment of Loans	42
2.05.	Interest	42
2.06.	Computation of Interest and Fees	~~4344~~
2.07.	Evidence of Debt	~~4344~~
2.08.	Payments Generally; Administrative Agent’s Clawback	~~4344~~
2.09.	Sharing of Payments by Lenders	~~4445~~
2.10.	Fees	~~4546~~
2.11.	Defaulting Lenders	~~4546~~
2.12.	Tax Considerations	~~4546~~
2.13.	Additional Incremental Indebtedness	~~4647~~
2.14.	Benchmark Replacement Setting	~~4647~~
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY    ~~48~~49

3.01.	Taxes	~~4849~~
3.02.	Increased Costs	~~5152~~
3.03.	Survival	~~5253~~
ARTICLE IV
CONDITIONS PRECEDENT    ~~52~~53
4.01.    Conditions to Funding of the Initial Loans on the Closing Date    ~~52~~53
4.02.    Conditions to Funding of the Incremental Tranche A-1 Loans, the Incremental Tranche A-2 Loans, the Incremental Tranche B Loans and the Incremental Tranche C Loans    ~~55~~56
ARTICLE V
REPRESENTATIONS AND WARRANTIES    ~~57~~58
5.01.    Existence, Qualification and Power    ~~57~~58
5.02.    Authorization; No Contravention    ~~57~~58
5.03.    Governmental Authorization; Other Consents    ~~57~~58

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5.04.    Binding Effect    ~~57~~58
5.05.    Financial Statements; No Material Adverse Effect    ~~58~~59
5.06.    Litigation    5859
5.07.    No Default    5859
5.08.    Environmental Matters    5859
5.09.    Taxes    5960
5.10.    ERISA Compliance    6061
5.11.    Equity Interests; Subsidiaries    6061
5.12.    Margin Regulations; Investment Company Act; Other Regulations    ~~61~~62
5.13.    Disclosure    6162
5.14.    Compliance with Laws    6162
5.15.    Intellectual Property    6162
5.16.    Solvency    6263
5.17.    Creation and Perfection of Security Interests in the Collateral    ~~62~~63
5.18.    Real Properties    6364
5.19.    Labor Matters    6364
5.20.    [Reserved]    6465
5.21.    [Reserved]    6465
5.22.    [Reserved]    6465
5.23.    Legal Name, Jurisdiction of Formation and Type of Entity    6465
5.24.    Anti-Corruption Laws; Anti-Money-Laundering Laws; and Sanctions    ~~64~~65
5.25.    [Reserved]    6566
5.26.    Insurance    6566
ARTICLE VI
AFFIRMATIVE COVENANTS    ~~65~~66
6.01.    Financial Statements    6566
6.02.    Certificates; Other Information    6667
6.03.    Notices    6768
6.04.    Payment of Taxes    6869
6.05.    Preservation of Existence    6970
6.06.    Operation and Maintenance of Properties; Insurance    ~~69~~70
6.07.    [Reserved]    7071
6.08.    [Reserved]    7071
6.09.    Books and Records    7071
6.10.    Inspection Rights    7071
6.11.    Use of Proceeds; Compliance with Laws    ~~70~~71
6.12.    Additional Subsidiaries; Additional Security    7071
6.13.    Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.    ~~71~~72
6.14.    Environmental Compliance    7172
6.15.    Pledged Assets    7172
6.16.    [Reserved]    7273
6.17.    Further Assurances    7273
6.18.    Controlled Account    7273
6.19.    Intellectual Property    7273
6.20.    Commercial Tort Claims    7374
6.21.    Landlord Waivers or Subordination Agreements    7374
ARTICLE VII
NEGATIVE COVENANTS    ~~73~~74
7.01.    Financial Covenants    7374
7.02.    [Reserved]    7576
7.03.    Liens    7576
7.04.    Investments    7779

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7.05.    Indebtedness    7980
7.06.    Fundamental Changes    8182
7.07.    Dispositions    8182
7.08.    Restricted Payments    8182
7.09.    Lines of Business    8283
7.10.    Transactions with Affiliates    8283
7.11.    Burdensome Agreements    8283
7.12.    Use of Proceeds    8284
7.13.    Amendments to Indebtedness and Material Contracts    ~~83~~84
7.14.    Amendments to Material Documents; Fiscal Year; Legal Name    ~~83~~85
7.15.    Residual Financing Facility Limited Guarantor    ~~83~~85
7.16.    [Reserved]    8485
7.17.    Settlements    8485
7.18.    Repayment of Junior Indebtedness and the Residual Financing Facility    ~~84~~85
7.19.    Sanctions, Anti-Corruption Laws, and Anti-Money Laundering Laws    ~~84~~86
7.20.    Limitations on Negative Pledge    8486
7.21.    Accounting Methods    8586
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES    ~~85~~87
8.01.    Events of Default    8587
8.02.    Remedies Upon Event of Default    8889
8.03.    Application of Funds    8990
8.04.    Equity Cure    8991
ARTICLE IX
ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT    ~~90~~92
9.01.    Appointment and Authority    9092
9.02.    Rights as a Lender    9293
9.03.    Exculpatory Provisions    9293
9.04.    Reliance by and Direction to Agents    9495
9.05.    Delegation of Duties    9596
9.06.    Resignation or Removal of Agents    9597
9.07.    Non-Reliance on Agents and Lenders    ~~96~~97
9.08.    Agents May File Proofs of Claim    9698
9.09.    Collateral and Guaranty Matters    9798
9.10.    Force Majeure    ~~98~~100
9.11.    Erroneous Payments    ~~98~~100
9.12.    Enforcement    ~~100~~101
9.13.    Survival    ~~100~~101
ARTICLE X
MISCELLANEOUS    ~~100~~102
10.01.    Amendments    100102
10.02.    Notices and Other Communications    102103
10.03.    No Waiver; Cumulative Remedies    104105
10.04.    Expenses; Indemnity; Damage Waiver    104105
10.05.    Payments Set Aside    106108
10.06.    Successors and Assigns    106108
10.07.    Treatment of Certain Information; Confidentiality    109111
10.08.    Set-off    110112
10.09.    Interest Rate Limitation    110112
10.10.    Counterparts; Integration; Effectiveness; Electronic Signature    ~~110~~112
10.11.    Survival of Representations and Warranties    ~~111~~113

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10.12.    Severability    111113
10.13.    Replacement of Lenders    111113
10.14.    GOVERNING LAW; JURISDICTION    112114
10.15.    WAIVER OF RIGHT TO TRIAL BY JURY    113114
10.16.    USA Patriot Act Notice    113115
10.17.    No Advisory or Fiduciary Relationship    113115
10.18.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions~~114~~115
10.19.    Entire Agreement    114116
10.20.    SPV Letter Agreement Direction    114116
SCHEDULES

1.01(a)
1.01(b)
1.01(c)
4.02(e)
5.10(d)
5.11
5.15(a)
5.18
5.19(b)
5.23
6.20

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Commitments and Applicable Percentages Non-Guarantor Restricted Subsidiaries Excluded Subsidiaries
Warrant Issuance Pension Plans Subsidiaries Registered IP Real Property Labor Matters
Legal Name, Jurisdiction of Formation and Type of Entity Commercial Tort Claims
7.03    Existing Liens
7.04
7.05
7.10

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Existing Investments Existing Indebtedness
Existing Transactions with Affiliates
10.02    Certain Addresses for Notices

EXHIBITS
A    Form of Assignment and Assumption
B    Form of Borrowing Request
C    Form of Financial Statements Certificate
D    Form of U.S. Tax Compliance Certificates
E    Form of Intercompany Subordination Agreement
F    Form of Compliance Certificate
G    Form of Warrant
H    Form of Registration Rights Agreement
CREDIT AGREEMENT
This CREDIT AGREEMENT (as amended, restated or otherwise modified from time to time, this “Agreement”) is entered into as of September 14, 2022 among Oportun Financial Corporation, a Delaware corporation, as borrower (the “Borrower”), the Lenders (as defined herein) from time to time party hereto, Wilmington Trust, National Association (“Wilmington Trust”), as administrative agent for the Lenders (in such capacity, together with its successors and assigns, the “Administrative Agent”), and Wilmington Trust, as collateral agent for the Secured Parties (as defined herein) (in such capacity, together with its successors and assigns, the “Collateral Agent”).
The Borrower has requested that the Lenders provide a senior secured term credit facility consisting of (a) Initial Loans to be drawn on the Closing Date in an aggregate principal amount equal to
$150,000,000, (b) Incremental Tranche A-1 Loans to be drawn on the Second Amendment Effective Date in an aggregate principal amount equal to $20,833,333.33, (c) Incremental Tranche A-2 Loans to be drawn on the Incremental Tranche A-2 Borrowing Date in an aggregate principal amount equal to $4,166,666.67, (d) Incremental Tranche B Loans to be drawn on the Incremental Tranche B Borrowing Date in an aggregate principal amount equal to $25,000,000, and (e) Incremental Tranche C Loans to be drawn on the Incremental Tranche C Borrowing Date in an aggregate principal amount equal to $25,000,000, in each case, for the purposes set forth herein, and the Lenders are willing to do so on the terms and conditions set forth herein.
In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:
ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS
1.01.    Defined Terms.
As used in this Agreement, the following terms shall have the meanings set forth below:
“Access Loan Receivable” means any Consumer Loan that is (i) originated by an Originator pursuant to its “Access Loan” program intended to make credit available to select borrowers who do not qualify for credit under the Borrower’s or any of its Subsidiaries’ principal loan origination program and
(ii) identified on the books of the Borrower or any of its Subsidiaries as an “Access Loan Receivable” as of the date of origination.
“Account Control Agreements” means, collectively, each deposit account control agreement, blocked account agreement, and securities account control agreement by and among the applicable Loan Party, the Collateral Agent and the applicable depositary bank, in each case in form and substance reasonably satisfactory to the Required Lenders.

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“Acquisition”, by any Person, means the acquisition by such Person, in a single transaction or in a series of related transactions, of all or substantially all of the property of another Person or more than a majority of the Voting Stock of another Person, in each case whether or not involving a merger or consolidation with such other Person and whether for cash, property, services, assumption of Indebtedness, securities or otherwise.
“Additional Margin” has the meaning set forth in Section 2.05(f).
“Additional Margin Amount” means, as of any date of determination, the aggregate amount of additional interest accrued pursuant to Section 2.05(f).
“Administrative Agent” has the meaning set forth in the introductory paragraph hereto. “Administrative Agent’s Account” means such account as the Administrative Agent may from time to time designate by written notice to the Borrower and the Lenders.
“Administrative Questionnaire” means an administrative questionnaire in the form provided to a Lender by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.
“Agent” means the Administrative Agent and/or the Collateral Agent.
“Agent Fee Letter” means the letter agreement, dated as of the date hereof, among the Borrower and Wilmington Trust, as may be amended from time to time.
“Agreement” has the meaning set forth in the introductory paragraph hereto.
“Anti-Corruption Laws” means the Foreign Corrupt Practices Act of 1977, 15 U.S.C. §§ 78dd-1, et seq., the U.K. Bribery Act 2010 and any other Laws of any jurisdiction applicable to the Borrower, any other Loan Party or any of their Subsidiaries from time to time concerning or relating to bribery or corruption.
“Anti-Money Laundering Laws” means the Money Laundering Control Act of 1986 (18 U.S.C. §§ 1956-1957), the Patriot Act, the Bank Secrecy Act (31 U.S.C. §§5311-5332)), Anti-Money Laundering Act of 2020, the UK Proceeds of Crime Act 2002, the UK Terrorism Act 2000, and any other Laws of any jurisdiction applicable to the Borrower, any other Loan Party or any of their Subsidiaries from time to time concerning or relating to money laundering or terrorist financing, including know-your-customer (KYC) and financial recordkeeping and reporting requirements.
“Applicable Cash Rate” means a percentage per annum equal to 9.00%.
“Applicable Consumer Loans” means Consumer Loans (which, for the avoidance of doubt, do not include Revolving Credit Card Accounts), other than (a) Secured Personal Loans, (b) Access Loan Receivables, (c) [reserved], and (d) Consumer Loans which are retained by a Receivables Account Bank following origination pursuant to then existing assignment, retention or sale arrangements.
“Applicable Percentage” means, with respect to such Lender’s portion of the outstanding Loans and Commitments at any time, the percentage of the outstanding principal amount of the Loans and Commitments held by such Lender at any time. The initial Applicable Percentage of each Lender is set forth opposite the name of such Lender on Schedule 1.01(a) or in the Assignment and Assumption pursuant to which such Lender becomes a party hereto, as applicable.

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“Applicable PIK Rate” means a percentage per annum equal to 3.00%.
“Applicable Premium” means an amount, calculated by Required Lenders, equal to (a) the present value of the sum of (i) all required payments of interest and all interest that would have accrued (calculated in each case at the rate of interest (at the Applicable Rate) in effect on the Settlement Date) on the Loans being repaid, prepaid or that have become or are declared accelerated pursuant to ARTICLE VIII or otherwise or that have otherwise become due and payable, as the case may be, from the Settlement Date until the first anniversary of the Closing Date (excluding accrued and unpaid interest to the Settlement Date), which present value shall be calculated using a discount rate equal to the Treasury Rate plus 50 basis points as of the day of determination plus (ii) two percent (2.00%) of the principal amount of the Loans being repaid, prepaid or that has become or is declared accelerated pursuant to ARTICLE VIII or otherwise, or that have otherwise become due and payable; provided, that in no case shall the Applicable Premium be less than zero (0). For the avoidance of doubt, such amount shall be payable whether the Loans are being repaid or prepaid before or after an Event of Default or acceleration of the Loans pursuant to ARTICLE VIII or otherwise.
“Applicable Rate” means (i) prior to the Second Amendment Effective Date, the Applicable Cash Rate, ~~and~~ (ii) from and after the Second Amendment Effective Date until the earlier of (x) March 31, 2025 and (y) the date the Borrower elects to permanently test the maximum Asset Coverage Ratio at 1.50 to 1.00 pursuant to the last sentence of Section 7.01(b)(ii), the Applicable Cash Rate plus the Applicable PIK Rate., and (iii) beginning with the earlier of (x) April 1, 2025 and (y) the date the Borrower elects to permanently test the maximum Asset Coverage Ratio at 1.50 to 1.00 pursuant to the last sentence of Section 7.01(b)(ii), the Applicable Cash Rate.
“Approved Fund” means any Fund that is administered, managed, advised or sub-advised by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, manages, advises or sub-advises a Lender.
“Asset Coverage Ratio” means, as of any date of determination, with respect to the Borrower and its Subsidiaries, the ratio of (x) the sum of:
(x)    Cash and Cash Equivalents of the Borrower and its Subsidiaries that are either not Restricted or considered Restricted solely due to the lien of the Collateral Agent securing the Obligations,
(y)    (a) [***] of the outstanding principal balance of all Unencumbered Receivables [***] and (b) [***] of the outstanding principal balance of all Unencumbered Receivables [***],
(z)    without duplication of any amounts in the foregoing clause (ii), so long as no “event of default,” “rapid amortization event” or substantially similar event under the applicable SPV Financing has occurred and is continuing and if any such “event of default,” “rapid amortization event” or substantially similar event is no longer continuing, no SPV Financing Adverse Modification has occurred with respect to the applicable SPV Financing (a) [***] of the outstanding principal balance of all SPV Transaction Receivables [***] and (b) [***] of the outstanding principal balance of all SPV Transaction Receivables [***], in each case, net of the secured borrowings or amounts issued under such SPV Financing (other than borrowings or amounts issued under any SPV Financing for which assets are excluded as a result of an “event of default,” “rapid amortization event” or substantially similar event thereunder),
(aa)    so long as no “event of default,” “rapid amortization event” or substantially similar event under the applicable SPV Financing has occurred and is continuing and if any such “event of default,” “rapid amortization event” or substantially similar event is no longer continuing, no SPV Financing
Adverse Modification has occurred with respect to the applicable SPV Financing, the Cash and Cash Equivalents of any Subsidiary of the Borrower, including any SPV Entity, that are held in a collection account or reserve account in connection with an SPV Financing, and
(bb)    [***] of all accrued interest and fees for all (a) Unencumbered Receivables and (b) so long as no “event of default,” “rapid amortization event” or substantially similar event under the applicable SPV Financing has occurred and is continuing and if any such “event of default,” “rapid amortization event” or substantially similar event is no longer continuing, no SPV Financing Adverse Modification has occurred with respect to the applicable SPV Financing, SPV Transaction Receivables, in each case [***]; to

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(cc)    outstanding aggregate principal amount of the Loans under this Agreement.
“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.
“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an Eligible Assignee (with the consent of any party whose consent is required by Section 10.06(b)), and accepted by the Administrative Agent, substantially in the form of Exhibit A, or such other form as shall be approved by the Administrative Agent (including electronic documentation generated by ClearPar or other electronic platform).
“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date.
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Bank Product Partner Account” means any Deposit Account, collateral account or other account held by the Borrower or any of its Subsidiaries for the benefit of a Receivables Account Bank in the ordinary course of business, to the extent that such account is required by such Receivables Account Bank.
“Banking Services” means (a) commercial credit cards, (b) stored value cards, (c) merchant processing services, and (d) treasury management services (including controlled disbursement, automated clearinghouse transactions, return items, overdrafts and interstate depository network services and cash pooling services).
“Benchmark” means, initially, Term SOFR; provided that if a Benchmark Transition Event has occurred with respect to Term SOFR or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.14.
“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:
(a)    Daily Simple SOFR; or
(b)    the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent (acting at the direction of the Required Lenders) and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities and (ii) the related Benchmark Replacement Adjustment.
“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating

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or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent (acting at the direction of the Required Lenders) and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.
“Benchmark Replacement Conforming Changes” means, with respect to either the use or administration of any Benchmark or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Term SOFR”, definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the applicability of breakage provisions, and other technical, administrative or operational matters) that the Administrative Agent (with the consent of the Required Lenders and the Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent (with the consent of the Required Lenders and the Borrower) decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:
(a)    in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof)
permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or
(b)    in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative or non-compliant with or non-aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks; provided, that such non-representativeness, non-compliance or non-alignment will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.
For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:
(a)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

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(b)    a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or
(c)    a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks.
For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).
“Benchmark Unavailability Period” means, the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.14.
“Beneficial Ownership Regulation” means 31 C.F.R. §1010.230.
“Board of Directors” means, with respect to any Person, the board of directors of such Person (or the equivalent board of advisors, managers or members or body performing similar functions for such Person) or any committee of the Board of Directors of such Person authorized, with respect to any particular matter, to exercise the power of the board of directors (or board of advisors, managers or members or body performing similar functions) of such Person.
“Borrower” has the meaning set forth in the introductory paragraph hereto. “Borrowing” means the borrowing of Loans.
“Borrowing Request” means a written notice of a borrowing of Loans, which shall be substantially in the form of Exhibit B.
“Budget” means a consolidated budget for the Borrower and its Subsidiaries on a consolidated basis for the applicable Fiscal Year delivered to the Administrative Agent and Lenders in accordance with Section 6.02(g).
“Business” means the business of the Borrower and its Subsidiaries conducted as of the Closing Date or reasonably related thereto, and any reasonably related extensions and expansions thereof, including new products and services reasonably related, complementary or ancillary to providing financial services to consumers.
“Business Day” means (i) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the State of New York or the State of California, and (ii) with respect to all notices, determinations, fundings and payments in connection with any Loans, any day which is a Business Day described in clause (i) above and which is also a U.S. Government Securities Business Day.

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“Capital Lease” means, as applied to any Person, any lease of any property by that Person as lessee which, in accordance with GAAP, is required to be accounted for as a capital lease on the balance sheet of that Person; provided that all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the effectiveness of ASC 842 shall be accounted for as operating leases for all purposes hereunder or under any other Loan Document notwithstanding the fact that such obligations are required in accordance with ASC 842 (on a prospective or retroactive basis or otherwise) to be treated as capital leases.
“Cash” means money, currency or a credit balance in any demand or deposit account.
“Cash Equivalents” means (a) securities with maturities of one hundred twenty (120) days or less from the date of acquisition issued or fully guaranteed or insured by the United States government or any agency thereof, (b) certificates of deposit and eurodollar time deposits with maturities of one hundred twenty (120) days or less from the date of acquisition and overnight bank deposits of any commercial bank having capital and surplus in excess of $500,000,000, (c) repurchase obligations of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than seven (7) days with respect to securities issued or fully guaranteed or insured by the United States government, (d) commercial paper of a domestic issuer rated at least A-1 or the equivalent thereof by S&P or P-1 or the equivalent thereof by Moody’s and in either case maturing within ninety (90) days after the day of acquisition, (e) securities with maturities of ninety (90) days or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody’s, (f) securities with maturities of ninety (90) days or less from the date of acquisition backed by standby letters of credit issued by any commercial bank satisfying the requirements of clause (b) of this definition, or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses (a) through (f) of this definition.
“CFC” means a “controlled foreign corporation” as described in Section 957 of the Code. “Change in Law” means the occurrence, after the date of this Agreement, of any of the following:
(a)    the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation, administration or application thereof, after the date of this Agreement or (c) the making or issuance of any request, guideline or directive (whether or not having the force of law) by any Governmental Authority, central bank or comparable agency made or issued after the date of this Agreement; provided, however, that notwithstanding anything to the contrary contained herein, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, guidelines, directives, rules or regulations thereunder or issued in connection therewith and (ii) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued and shall be deemed to have gone into effect and adopted after the Closing Date.
“Change of Control” means the occurrence of any of the following events:
(a)    any “person” or “group” of related persons (as such terms are given meaning in the Exchange Act and the rules of the SEC thereunder) is or becomes the owner, beneficially or of record, directly or indirectly, of more than 50% (on a fully diluted basis) of the voting interests (including the right to elect directors or similar representatives) in the Equity Interests of Borrower;
(b)    at any time during any consecutive two-year period after the Closing Date, individuals who at the beginning of such period constituted the board of directors of Borrower (together with any new directors whose election or appointment by the board of directors of Borrower or whose nomination for election by the shareholders of Borrower was approved by a vote of a majority of the directors of Borrower then still in office who were either directors at the beginning of such period or whose election, appointment

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or nomination for election was previously so approved) cease for any reason to constitute a majority of the board of directors of Borrower then in office;
(c)    the Borrower, shall cease to directly or indirectly own 100% of the issued and outstanding Equity Interests in any Restricted Subsidiary;
(d)    any Disposition of, in one or a series of transactions, all or substantially all of the property or assets of the Borrower and its Subsidiaries (taken as a whole) to any “person” (as such term is given meaning in the Exchange Act and the rules of the SEC thereunder); or
(e)    a “Change of Control” or similar term shall have occurred under any Material Indebtedness (other than under any SPV Transaction).
“Charged-Off Receivable” means, with respect to any date of determination, a Receivable which, in each case, consistent with the credit and collection policies and procedures of the Borrower or a Subsidiary, as applicable, has or should have been written off the Borrower’s (or a Subsidiary, as applicable) books as uncollectable.
“Class” means (a) with respect to Lenders, each of the Initial Lenders, the Incremental Tranche A-1 Lenders, the Incremental Tranche A-2 Lenders, the Incremental Tranche B Lenders and the Incremental Tranche C Lenders, (b) with respect to Commitments, each of the Initial Commitments, the Incremental Tranche A-1 Commitments, the Incremental Tranche A-2 Commitments, the Incremental Tranche B Commitments and the Incremental Tranche C Commitments, and (c) with respect to Loans, each of the Initial Loans, the Incremental Tranche A-1 Loans, the Incremental Tranche A-2 Loans, the Incremental Tranche B Loans and the Incremental Tranche C Loans.
“Closing Date” means the date upon which the conditions precedent set forth in Section 4.01 are satisfied (or waived by the Required Lenders), which date is September 14, 2022.
“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute. “Collateral” means a collective reference to all real and personal property with respect to which
Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, are granted or purported to be granted pursuant to and in accordance with the terms of the Collateral Documents. “Collateral Agent” has the meaning set forth in the introductory paragraph hereto.
“Collateral Documents” means a collective reference to the Guaranty and Collateral Agreement, IP Security Agreement, the Account Control Agreements, any intercreditor agreement, any subordination agreements, any collateral access agreement, and all other security documents as may be executed and delivered by the Loan Parties pursuant to the terms of Section 6.15 or otherwise to secure or perfect the Liens securing any or all of the Obligations.
“Commitments” means the Initial Commitments, the Incremental Tranche A-1 Commitments, the Incremental Tranche A-2 Commitments, the Incremental Tranche B Commitments and the Incremental Tranche C Commitments.
“Compliance Certificate” means a certificate substantially in the form of Exhibit F.
“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Business Day,” the definition of “U.S. Government Securities Business Day” or any similar or analogous definition, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment or conversion notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent (with the consent of the Required Lenders and the Borrower) decides may be appropriate to reflect the adoption and implementation of any such rate or to

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permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (with the consent of the Required Lenders and the Borrower) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consumer Loan” means any promissory note or other loan documentation originally entered into between an Originator and a Receivables Obligor in connection with consumer loans made by such Originator to such Receivables Obligor in the ordinary course of such Originator’s business.
“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, lease, contract, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto. Without limiting the generality of the foregoing, a Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 20% or more of the securities having ordinary voting power for the election of directors, managing general partners or the equivalent; provided that none of the Agents or the Lenders shall be deemed to “control” the Loan Parties.
“Controlled Account” means each Deposit Account or Securities Account that is subject to an Account Control Agreement in favor of the Collateral Agent.
“Cure Amount” has the meaning specified in Section 8.04. “Cure Deadline” has the meaning specified in Section 8.04(a). “Cure Right” has the meaning specified in Section 8.04.
“Daily Simple SOFR” means, for any day (a “SOFR Rate Day”), a rate per annum equal to the greater of SOFR for the day (such day, a “SOFR Determination Day”) that is five (5) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the
U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 p.m. (New York City time) on the second (2nd) U.S. Government Securities Business Day immediately following any SOFR Determination Day, SOFR in respect of such SOFR Determination Day has not been published on the SOFR Administrator’s Website and a Benchmark Replacement Date with respect to Daily Simple SOFR has not occurred, then SOFR for such SOFR Determination Day will be SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower.
“Debt Issuance” means the issuance by any Loan Party of any Indebtedness.
“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

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“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.
“Default Rate” means an interest rate equal to the sum of Term SOFR, the Applicable Rate, and 2.00% per annum, to the fullest extent permitted by applicable Laws.
“Defaulting Lender” means, subject to Section 2.11(e), any Lender that has (i) failed to perform any of its funding obligations hereunder, including in respect of its Loans, within two Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable Default or Event of Default, shall be specifically identified in such writing) has not been satisfied, or (ii) failed, within two Business Days after request by the Administrative Agent (acting at the direction of the Required Lenders), to pay any amounts owing to the Administrative Agent or the other Lenders. Any determination by the Administrative Agent that a Lender is a Defaulting Lender shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.11(e)) upon delivery of written notice of such determination to the Borrower and each Lender. Notwithstanding the foregoing, (x) at any time when there are fewer than two Lenders, no Lender shall be or be deemed to be a Defaulting Lender and (y) at no time shall all Lenders be or be deemed to be Defaulting Lenders.
“Disposition” or “Dispose” means any sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any property by any Loan Party or any Restricted Subsidiary (including the Equity Interests of any Subsidiary), including by merger, allocation of assets, division, consolidation or amalgamation.
“Disqualified Equity Interest” means any Equity Interest that, by its terms (or the terms of any security or other Equity Interests into which it is convertible or for which it is exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Equity Interests that are not Disqualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Obligations that are accrued and payable and the termination of the Commitments), (b) is redeemable at the option of the holder thereof, in whole or in part, (c) provides for scheduled payments of dividends in cash, or (d) is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Equity Interests, in each case, prior to the date that is ninety-one days after the Maturity Date; provided that if such Equity Interests are issued pursuant to a plan for the benefit of employees of the Borrower or any Subsidiary or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Equity Interests solely because they may be required to be repurchased by the Borrower or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability.
“Disqualified Institution” means solely those persons specifically identified by the Borrower to the Administrative Agent in writing prior to the Closing Date, which list shall have been made available to all Lenders, and which list may be updated from time to time by the Borrower, but not more than once in any
Fiscal Quarter, to include competitors of the Borrower and its Subsidiaries by delivering a new list of Disqualified Institutions to the Administrative Agent; provided, for the avoidance of doubt, that in no case shall the Administrative Agent or any Lender or their Affiliates be a Disqualified Institution.
“Dollar” and “$” mean lawful money of the United States.
“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.06(b)(iii), (iv), (v) and (vi).
“Employment Laws” means any and all applicable laws, rules, orders, regulations, statutes, ordinances, codes, decrees or other legally enforceable requirements (including common law) of any Governmental Authority relating to labor and employment, including laws relating to terms and conditions of employment, employment discrimination, civil rights, unlawful harassment, retaliation, disability, immigration, plant closures and mass layoffs, employee leave, safety and health, background checks, employee classification, wages and hours, collective bargaining, unfair labor practices, and workers’ compensation.
“Environmental Laws” means any and all applicable Laws or other legally enforceable requirements (including common law) of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning pollution, protection of the environment, natural resources or public health and safety, or employee/occupational health and safety, as has been, is now, or may at any time hereafter be, in effect, including the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. § 9601 et seq., the Hazardous Materials Transportation Act, 49 U.S.C. §5101 et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the Clean Water Act, 33
U.S.C. § 1251 et seq., the Safe Drinking Water Act, 42 U.S.C. §300f et seq., the Clean Air Act, 42 U.S.C.
§7401 et seq., the Toxic Substances Control Act, 15 U.S.C. §2601 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. §136 et seq., the Emergency Planning and Community Right-to-Know Act, 42 U.S.C. §11001, the Oil Pollution Act of 1990, 33 U.S.C. §2701 et seq., the Occupational Safety and Health Act, 29 U.S.C. §651 et seq., and the regulations promulgated pursuant thereto, and all analogous state or local statutes and regulations.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for personal injury or damages, costs of environmental investigation, feasibility studies, and remediation and other response actions, costs of administrative oversight, fines, penalties, natural resource damages or indemnities), relating to (a) an actual or alleged violation of, or liability arising under, any Environmental Law, (b) the use, manufacture, production, generation, handling, transportation, treatment, reclamation, recycling, transfer, storage, disposal, distribution, importing, labeling or testing of any Hazardous Materials,
(c) exposure to any Hazardous Materials, (d) the presence, disposal, Release, cleanup or control of any Hazardous Materials, or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means, with respect to any Person, all of the shares of capital stock of (or other ownership, partnership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership, partnership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership, partnership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership, partnership or profit interests in such Person (including partnership, units, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) under common control with any Loan Party or any of its Restricted Subsidiaries within the meaning of Section 414(b) or
(c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code or Section 302 of ERISA) or the meaning of Section 4001(a)(14) of ERISA; provided, however, that in no event shall any Agent, any Lender or any of their respective Affiliates constitute an ERISA Affiliate for the purposes of this Agreement. Any former ERISA Affiliate of a Person shall continue to be

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considered an ERISA Affiliate of such Person within the meaning of this definition with respect to the period such entity was an ERISA Affiliate of such Person and with respect to liabilities arising during such period (but, for the avoidance of doubt, not after such period) for which such Person could reasonably be expected to be liable under the Code or ERISA.
“ERISA Event” means (a) a Reportable Event; (b) a withdrawal by a Loan Party or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from any Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan or notification that a Multiemployer Plan is in “critical,” “endangered” or “critical and declining” status (each, within the meaning of Section 432 of the Internal Revenue Code or ERISA Section 305); (d) a mass withdrawal from a Multiemployer Plan under ERISA Section 4219(c)(1)(D); (e) the withdrawal from a Multiemployer Plan by any employer required to be listed in Schedule R of the Multiemployer Plan’s Form 5500; (f) a Multiemployer Plan’s adoption, amendment or update of a rehabilitation plan under ERISA Section 305(e); (g) the adoption by a Multiemployer Plan of any plan rule creating employer liability that is in addition to collectively bargained contributions or withdrawal liability; (h) the filing of a notice of intent to terminate, the treatment of a Pension Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (i) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; (j) notice received by any Loan Party or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates from a Multiemployer Plan that such Multiemployer Plan is insolvent within the meaning of Section 4245 of ERISA and subject thereto; (k) the failure of any Loan Party or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates to make by its due date a required installment under Section 430(j) of the Internal Revenue Code with respect to any Pension Plan or the failure by any Pension Plan to satisfy the minimum funding standards (within the meaning of Section 412 of the Internal Revenue Code or Section 302 of ERISA)
applicable to such Pension Plan, whether or not waived in accordance with Section 412(c) of the Internal Revenue Code or Section 302(c) of ERISA; (l) a determination that any Pension Plan is, or is expected to be, in “at-risk” status (within the meaning of Section 430 of the Internal Revenue Code or Section 303 of ERISA); (m) the filing pursuant to Section 412 of the Internal Revenue Code or Section 302 of ERISA of an application for a waiver of the minimum funding standard with respect to any Pension Plan; (n) the failure by any Loan Party or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates to make any required contribution to a Multiemployer Plan pursuant to Section 431 or 432 of the Internal Revenue Code; (o) the failure by any Loan Party or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates to pay when due (after expiration of any applicable grace period) any installment payment with respect to withdrawal liability under Section 4201 of ERISA; (p) the imposition of a Lien pursuant to Section 430(k) of the Internal Revenue Code or Section 303(k) or 4068 of ERISA with respect to any Pension Plan; or (q) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates.
“Erroneous Payment” has the meaning specified in Section 9.11(a).
“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.
“Event of Default” has the meaning specified in Section 8.01.
“Excluded Account” means (i) each Deposit Account or other account of a Loan Party which is used exclusively for the payment of payroll, payroll taxes, employee benefits, withholding or escrow or fiduciary deposits, (ii) each Deposit Account or other account of a Loan Party which is used exclusively for Cash or other assets held by a Loan Party or its banking partners or broker-dealer partners solely for the benefit of customers in the ordinary course of business, (iii) each Bank Product Partner Account and each Other Product Partner Account, (iv) accounts used to satisfy the requirements of an applicable Governmental Authority (including but not limited to state licensing obligations), with the amounts therein not to exceed $500,000 in any individual account or $2,500,000 for all such accounts in the aggregate (or, with respect to any such accounts of the Residual Financing Facility Limited Guarantor, $100,000 in any individual account

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or $500,000 for all such accounts in the aggregate) (or in each case, such higher amount as may be agreed by the Administrative Agent at the direction of the Required Lenders), (v) zero balance accounts, (vi) any account the purpose of which is solely to hold Cash or Cash Equivalents as collateral for letters of credit permitted to be issued under Section 7.05 or for Banking Services, and each Letter of Credit Proceeds Account, (vii) money market accounts and accounts holding funds in respect of prepaid corporate cards held by a Loan Party, with the amounts held in such accounts not to exceed $150,000 in the aggregate, and (viii) any such other account with a balance of less than $500,000 in any individual account or
$2,500,000 for all such accounts in the aggregate.
“Excluded Subsidiary” means each Subsidiary of the Borrower that is an SPV Entity. The Excluded Subsidiaries as of the Closing Date are listed on Schedule 1.01(c).
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrower under Section 10.13) or (ii) such Lender changes its Lending Office, except in each case to the extent that, pursuant to Section 3.01, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(e), and (d) any withholding Taxes imposed under FATCA.
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreements entered into pursuant to Section 1471(b)(1) of the Code and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Financial Statements Certificate” means a certificate substantially in the form of Exhibit C. “Fiscal Quarter” means a calendar quarter of a Fiscal Year.
“Fiscal Year” means the Fiscal Year of the Borrower and its Subsidiaries, which period shall be the 12-month period ending on December 31 of each year or such other date which the Borrower notifies the Administrative Agent pursuant to Section 7.14(b).
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Plan” means any employee pension benefit plan, program, policy, arrangement or agreement maintained or contributed to by any Loan Party or any Subsidiary of any Loan Party with respect to employees employed outside the United States (other than any governmental arrangement).
“FRB” means the Board of Governors of the Federal Reserve System of the United States (or any successor).
“FSHCO” means any direct or indirect Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia, in each case, which Subsidiary owns no material assets other than capital stock (or, if applicable, capital stock or indebtedness) of one or more Subsidiaries that are CFCs or one or more other FSHCOs.

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“Fund” means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its activities.
“GAAP” means generally accepted accounting principles in the United States set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and the statements and pronouncements of the Financial Accounting Standards Board, consistently applied and as in effect from time to time.
“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Guarantee” means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that, to the extent that any recourse with respect to such Indebtedness or other obligation is limited solely to such assets, the amount of such Guarantee for purposes of this clause
(b) shall be equal to the lesser of (i) the amount determined by the penultimate sentence of this definition and (ii) the net book value of such assets encumbered thereby; provided, however, that the term “Guarantee” shall not include (x) any product or service warranties or indemnities extended in the ordinary course of business, (y) endorsements for collection or deposit in the ordinary course of business, or (z) limited recourse guarantees related only to bad acts and not to asset performance. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.
“Guarantor” means each Subsidiary of the Borrower identified as a “Guarantor” on the signature pages to the Guaranty and Collateral Agreement or on a joinder to the Guaranty and Collateral Agreement in accordance with Section 6.12, in each case together with their successors and permitted assigns.
“Guaranty and Collateral Agreement” means that certain Guaranty and Collateral Agreement, dated as of the date hereof, executed in favor of the Collateral Agent, for the benefit of the Secured Parties, by the Borrower and each of the other Loan Parties party thereto, as amended or modified from time to time in accordance with the terms thereof and hereof.
“Hazardous Materials” means any and all materials, substances, and wastes that are regulated by, or for which liability or standards of conduct may be imposed under, Environmental Law, including any and all materials, substances, and wastes defined as “hazardous materials,” “hazardous substances,” “hazardous wastes,” “solid wastes,” “special wastes,” “pollutants,” “contaminants,” “toxic substances,” or “toxic wastes” under any provision of Environmental Law, and including asbestos and asbestos-containing materials, urea formaldehyde, polychlorinated biphenyls, petroleum or any fraction thereof, petroleum products, natural gas, natural gas liquids, lead based paint, mold, radon gas, regulated medical waste, radioactive materials, and per- and polyfluoroalkyl substances.

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“Incremental Tranche A-1 Commitment” means, for any Incremental Tranche A-1 Lender, the obligation of such Incremental Tranche A-1 Lender to make an Incremental Tranche A-1 Loan hereunder, up to the principal amount shown on Schedule I to the Second Amendment. The aggregate amount of the
Incremental Tranche A-1 Lenders’ Incremental Tranche A-1 Commitments as of the Second Amendment Effective Date is $20,833,333.33.
“Incremental Tranche A-1 Lenders” means each of the Persons identified as an “Incremental Tranche A-1 Lender” on the signature pages to the Second Amendment and their successors and permitted assigns.
“Incremental Tranche A-1 Loan” means, for any Incremental Tranche A-1 Lender, each Loan made by such Incremental Tranche A-1 Lender under Section 2.01(b)(i) in an original aggregate principal amount not to exceed such Incremental Tranche A-1 Lender’s Incremental Tranche A-1 Commitment. “Incremental Tranche A-1 Loans” means the aggregate amount of all such Incremental Tranche A-1 Loans made by all Incremental Tranche A-1 Lenders.
“Incremental Tranche A-2 Borrowing Date” means March 27, 2023, or such other date mutually agreed between the Borrower and the Incremental Tranche A-2 Lenders.
“Incremental Tranche A-2 Commitment” means, for any Incremental Tranche A-2 Lender, the obligation of such Incremental Tranche A-2 Lender to make an Incremental Tranche A-2 Loan hereunder, up to the principal amount shown on Schedule I to the Second Amendment. The aggregate amount of the Incremental Tranche A-2 Lenders’ Incremental Tranche A-2 Commitments as of the Second Amendment Effective Date is $4,166,666.67.
“Incremental Tranche A-2 Lenders” means each of the Persons identified as an “Incremental Tranche A-2 Lender” on the signature pages to the Second Amendment and their successors and permitted assigns.
“Incremental Tranche A-2 Loan” means, for any Incremental Tranche A-2 Lender, each Loan made by such Incremental Tranche A-2 Lender under Section 2.01(b)(ii) in an original aggregate principal amount not to exceed such Incremental Tranche A-2 Lender’s Incremental Tranche A-2 Commitment. “Incremental Tranche A-2 Loans” means the aggregate amount of all such Incremental Tranche A-2 Loans made by all Incremental Tranche A-2 Lenders.
“Incremental Tranche B Borrowing Date” means April 21, 2023, or such other date mutually agreed between the Borrower and the Incremental Tranche B Lenders.
“Incremental Tranche B Commitment” means, for any Incremental Tranche B Lender, the obligation of such Incremental Tranche B Lender to make an Incremental Tranche B Loan hereunder, up to the principal amount shown on Schedule I to the Second Amendment. The aggregate amount of the Incremental Tranche B Lenders’ Incremental Tranche B Commitments as of the Second Amendment Effective Date is $25,000,000.
“Incremental Tranche B Lenders” means each of the Persons identified as an “Incremental Tranche B Lender” on the signature pages to the Second Amendment and their successors and permitted assigns.
“Incremental Tranche B Loan” means, for any Incremental Tranche B Lender, each Loan made by such Incremental Tranche B Lender under Section 2.01(b)(iii) in an original aggregate principal amount not to exceed such Incremental Tranche B Lender’s Incremental Tranche B Commitment. “Incremental Tranche B Loans” means the aggregate amount of all such Incremental Tranche B Loans made by all Incremental Tranche B Lenders.
“Incremental Tranche C Borrowing Date” means June 23, 2023, or such other date mutually agreed between the Borrower and the Incremental Tranche C Lenders.
“Incremental Tranche C Commitment” means, for any Incremental Tranche C Lender, the obligation of such Incremental Tranche C Lender to make an Incremental Tranche C Loan hereunder, up to the principal amount shown on Schedule I to the Second Amendment. The aggregate amount of the

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Incremental Tranche C Lenders’ Incremental Tranche C Commitments as of the Second Amendment Effective Date is $25,000,000.
“Incremental Tranche C Lenders” means each of the Persons identified as an “Incremental Tranche C Lender” on the signature pages to the Second Amendment and their successors and permitted assigns.
“Incremental Tranche C Loan” means, for any Incremental Tranche C Lender, each Loan made by such Incremental Tranche C Lender under Section 2.01(b)(iv) in an original aggregate principal amount not to exceed such Incremental Tranche C Lender’s Incremental Tranche C Commitment. “Incremental Tranche C Loans” means the aggregate amount of all such Incremental Tranche C Loans made by all Incremental Tranche C Lenders.
“Indebtedness” means, of any Person at any date, without duplication (a) all indebtedness of such Person for borrowed money, (b) all obligations of such Person for the deferred purchase price of property or services including earnout obligations to the extent such obligations are required to be accounted for as a liability or debt on the consolidated balance sheet of the Borrower in accordance with GAAP, (c) all obligations of such Person evidenced by notes, bonds, debentures, loan agreements or other similar instruments, (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all obligations under Capital Leases of such Person, (f) the maximum amount of all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds, performance bonds and similar instruments, (g) all obligations of such Person, contingent or otherwise, to purchase, redeem, retire or otherwise acquire for value any Equity Interests of such Person and all Disqualified Equity Interests, (h) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements and mortgage, industrial revenue bond, industrial development bond and similar financings), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (i) all obligations (netted, to the extent provided for therein) of such Person in respect of Swap Contracts (including obligations and liabilities arising in connection with or as a result of early or premature termination of a Swap Contract, whether or not occurring as a result of a default thereunder), (j) all obligations of such Person under or in respect of a synthetic lease, Tax retention operating lease, off-balance sheet loan or other off-balance sheet financing product, (k) Indebtedness of any partnership or unincorporated joint venture in which such Person is the general partner or a joint venturer, as applicable (except to the extent such Person’s liability for such Indebtedness is otherwise limited) and (l) all Guarantees of such Person in respect of the foregoing. The Indebtedness of a Person shall include the Indebtedness of any other Person (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness expressly provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document, and (b) to the extent not otherwise included in clause (a), Other Taxes.
“Indemnitee” has the meaning specified in Section 10.04(b). “Information” has the meaning specified in Section 10.07.
“Initial Commitment” means, for any Initial Lender, the obligation of such Initial Lender to make an Initial Loan hereunder, up to the principal amount shown on Schedule 1.01(a). The aggregate amount of the Initial Lenders’ Initial Commitments as of the Closing Date is $150,000,000.
“Initial Financial Statements” means, collectively, (i) the audited consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of income or operations, stockholders’ equity and cash flows for the Fiscal Year ended December 31, 2021 and (ii) the unaudited consolidated balance sheet of the Borrower and its Subsidiaries and the related consolidated statements of income or operations, stockholders’ equity and cash flows for the Fiscal Quarter ended June 30, 2022, in each case, prepared in conformity with GAAP.

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“Initial Lenders” means each of the Persons identified as a “Lender” on the signature pages hereto and their successors and permitted assigns.
“Initial Loan” for any Initial Lender, means each Initial Loan made by such Initial Lender under Section 2.01(a) in an original aggregate principal amount not to exceed such Initial Lender’s Initial Commitment. “Initial Loans” means the aggregate amount of all such Initial Loans made by all Initial Lenders.
“Intellectual Property” means all rights, title, and interest in any of the following throughout the world: (a) issued patents, patent applications (including originals, divisions, continuations, continuations-in-part, extensions, reexaminations and reissues thereof), patent disclosures, inventions and invention disclosures (whether or not patentable), (b) trademarks, service marks, trade dress, trade names, corporate names, business names, logos, slogans, and other indicia of origin (and all translations, transliterations, adaptations, derivations and combinations of the foregoing) and Internet domain names, social media handles, and franchises, together with all goodwill associated with each of the foregoing, (c) copyrights and copyrightable works and original works of authorship, (d) technical information, marketing and business plans, databases, specifications, prototypes, customer/vendor lists, engineering information, samples, market forecasts, techniques, know-how, business methods, software development methodologies and trade secrets (“Trade Secrets”), (e) Software, (f) all rights of publicity, including the right to use the name, voice, likeness, signature and biographies of real persons, together with all goodwill related thereto, and (g) all registrations and applications for any of the foregoing items.
“Intercompany Subordination Agreement” means an Intercompany Subordination Agreement, made by the Borrower and its Restricted Subsidiaries party thereto, in favor of the Collateral Agent for the benefit of the Secured Parties, substantially in the form of Exhibit E or otherwise in form and substance reasonably satisfactory to the Collateral Agent.
“Interest Payment Date” means (i) the last day of each Interest Period, commencing on October 31, 2022 and (ii) the Maturity Date.
“Interest Period” means, (i) initially, the period commencing on and including the Closing Date and ending on and including October 31, 2022; and (ii) thereafter, commencing on and including the first day of each calendar month and ending on but excluding the first day of the immediately succeeding calendar month; provided that (x) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding
Business Day and (y) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.
“Investment” means, as to any Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Equity Interests or debt or other securities of another Person, (b) a loan, advance or capital contribution to, Guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person and any arrangement pursuant to which the investor incurs Indebtedness of the type referred to in clause (h) of the definition of “Indebtedness” in respect of such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of all or substantially all of the property and assets or business of another Person or assets constituting a business unit, line of business or division of such Person. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment but giving effect to any returns or distributions of capital or repayment of principal actually received in case by such Person with respect thereto.
“Investors’ Rights Agreement” means that certain Amended and Restated Investors’ Rights Agreement, dated as of February 6, 2015 (as amended, supplemented, amended and restated or otherwise modified from time to time), by and among the Borrower, the common stockholders and investors listed on the schedules thereto and the holders of certain warrants party thereto.

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“Involuntary Disposition” means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, or any event that causes to be rendered unfit for normal use for any reason whatsoever, other than ordinary use or wear and tear, any property of any Loan Party or any Restricted Subsidiary, in one event or a series of events, including any taking of all or any part of any Real Property of any Person in or by condemnation or other eminent domain proceedings pursuant to any applicable Laws, or by reason of the temporary requisition of the use or occupancy of all or any part of any Real Property of any Person by any Governmental Authority, civil or military, or any settlement in lieu thereof.
“IP Security Agreement” means an Intellectual Property Security Agreement, executed in favor of the Collateral Agent, for the benefit of the Secured Parties, by the applicable Loan Parties party thereto, as amended or modified from time to time in accordance with the terms thereof and hereof.
“IRS” means the United States Internal Revenue Service or any successor agency.
“Junior Indebtedness” means Indebtedness that is (i) contractually subordinated in right of payment to the Obligations, (ii) unsecured, or (iii) secured by Liens that are junior to the Liens securing the Obligations.
“Laws” means, collectively, all international, foreign, federal, state and local laws, constitutions, statutes, treaties, conventions, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable orders, rulings, decrees, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.
“Lenders” means each of the Initial Lenders, the Incremental Tranche A-1 Lenders, the Incremental Tranche A-2 Lenders, the Incremental Tranche B Lenders and the Incremental Tranche C Lenders.
“Lending Office” means, as to any Lender, the office or offices of such Lender as a Lender may from time to time notify the Borrower and the Administrative Agent.
“Letter of Credit Proceeds Account” means a Deposit Account established pursuant to the requirements of an issuing bank for the purpose of receiving the proceeds of any drawings under letters of credit for the benefit of the beneficiary thereunder.
“Lien” means (a) any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to real property, and any financing lease having substantially the same economic effect as any of the foregoing) and (b) in the case of securities or Equity Interests, any purchase option, call or similar right of a third party with respect to such securities or Equity Interests.
“Loan Documents” means this Agreement, the Notes, the Collateral Documents, the Agent Fee Letter, the Intercompany Subordination Agreement, the SPV Letter Agreement, and each other agreement, instrument, or document executed at any time in connection with this Agreement or otherwise evidencing or securing any Loan or any other Obligation; provided that, for the avoidance of doubt, the Warrants are not Loan Documents.
“Loan Modification Accepting Lender” has the meaning specified in Section 10.01. “Loan Modification Agreement” has the meaning specified in Section 10.01. “Loan Modification Offer” has the meaning specified in Section 10.01.
“Loan Parties” means, collectively, the Borrower and each Guarantor.
“Loans” means the Initial Loans, the Incremental Tranche A-1 Loans, the Incremental Tranche A-2 Loans, the Incremental Tranche B Loans and the Incremental Tranche C Loans, as applicable.

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“Material Adverse Effect” means any material adverse condition or material adverse change in or materially adversely affecting (i) the business, assets, or financial condition of the Loan Parties, taken as a whole, (ii) the ability of the Loan Parties (taken as a whole) to perform their obligations, (iii) the rights and remedies of the Administrative Agent, the Lenders, or any other Secured Party under the Loan Documents, including the legality, validity, binding effect or enforceability of any of the Loan Documents, or (iv) the validity, enforceability or priority of the liens purported to be created by the Loan Documents.
“Material Contract” means, with respect to any Person, each contract or other agreement, the termination or breach of which could reasonably be expected to result in a Material Adverse Effect.
“Material Indebtedness” means any Indebtedness or Guarantee (other than Indebtedness hereunder and Indebtedness under Swap Contracts) of the Borrower or any Restricted Subsidiary having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount. For the avoidance of doubt and notwithstanding the Threshold Amount, the definition of “Material Indebtedness” shall include the Residual Financing Facility.
“Material Owned Real Property” has the meaning specified in Section 5.18.
“Material Real Property Leases” has the meaning specified in Section 5.18.
“Maturity Date” means the date that is four years from the Closing Date, which is September 14,
2026.
“Maximum Non-Performing Loan Rate” means, with respect to any Non-Performing Loan Measurement Date, a percentage equal to (x) the sum of:
[***]
“Moody’s” means Moody’s Investors Service, Inc. and any successor thereto.
“Multiemployer Plan” means any employee benefit plan of the type described in Section 3(37) or 4001(a)(3) of ERISA and to which any Loan Party or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates makes or is obligated to make contributions, during the preceding five plan years, has made or been obligated to make contributions, or has any liability.
“Narrative Report” means, with respect to the financial statements with respect to which it is delivered, a management discussion and narrative report in a form customarily prepared by the Borrower describing the operations of the Borrower and its Subsidiaries for the applicable Fiscal Quarter or Fiscal Year and for the period from the beginning of the then-current Fiscal Year to the end of the period to which the relevant financial statements relate.
“Net Cash Proceeds” means the aggregate Cash or Cash Equivalents proceeds received (directly or indirectly) by the Borrower or any Restricted Subsidiary from time to time in respect of any Disposition or Involuntary Disposition (whether as initial consideration or through the payment or Disposition of deferred consideration but only as and when received) by or on behalf of the Borrower or such Restricted Subsidiary, including, by way of insurance proceeds or condemnation awards, net of (a) direct costs incurred in connection therewith (including reasonable and documented legal, accounting and investment banking fees, and sales commissions), (b) Taxes actually paid as a result thereof (after taking into account any tax credits or deductions and any tax sharing arrangements), and (c) in the case of any Disposition, the amount necessary to retire any Indebtedness secured by a Permitted Lien on the related property; it being understood that “Net Cash Proceeds” shall include any Cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received by the Borrower or any Restricted Subsidiary in any Disposition or Involuntary Disposition; provided that no proceeds shall constitute Net Cash Proceeds in any Fiscal Year until the aggregate amount of all such proceeds in any Fiscal Year shall exceed $500,000. In the case of any mandatory prepayment required under Section 2.03(b)(i), “Net Cash Proceeds” shall not include the Net Cash Proceeds that such Loan Party or Restricted Subsidiary has reinvested in assets useful to the business of such Loan Party or Restricted Subsidiary (or intends to reinvest within the Reinvestment Period or has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest);

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provided that any portion of such proceeds that has not been so reinvested within such Reinvestment Period shall, unless such Loan Party or Restricted Subsidiary has entered into a binding commitment prior to the last day of such Reinvestment Period to reinvest such proceeds no later than 180 days following the last day of such Reinvestment Period, (1) be deemed to be Net Cash Proceeds, occurring on the last day of such Reinvestment Period or, if later, 180 days after the date such Loan Party or Restricted Subsidiary has entered into such binding commitment, as applicable, and (2) be applied in accordance with Section 2.03(b)(vi); provided, further, that any such proceeds shall be pledged as Collateral and held in a Controlled Account that is subject to a “blocked” Account Control Agreement until so reinvested.
“Net Liquidity” means, as of any date of determination, the sum of Cash and Cash Equivalents of the Borrower and its Subsidiaries that are either not Restricted or considered Restricted solely due to the lien of the Collateral Agent securing the Obligations on a consolidated basis as reported on the most recent balance sheet of the Borrower delivered pursuant to Section 6.01.
“Non-Guarantor Restricted Subsidiary” means (i) each of the Subsidiaries listed on Schedule 1.01(b), in each case only for so long as such entity continues to operate substantially consistent with the manner in which it operates on the Closing Date and operations similar in nature thereto and reasonably related extensions and expansions thereof and (ii) each direct or indirect Subsidiary of the Borrower that is not an Excluded Subsidiary that is not organized under the laws of the United States, any state or commonwealth thereof or the District of Columbia (A) so long as (x) the assets of such Subsidiaries in the aggregate constitute not more than 1.5% of the total assets of the Borrower and its Subsidiaries on a consolidated basis, (y) the third party revenues of such Subsidiaries in the aggregate do not exceed
$3,000,000, and (z) the aggregate amount of Investments in, or the consideration for the Acquisition of, any such Subsidiary under Section 7.04(i) and the second proviso under clause (iv) of the definition of “Permitted Acquisitions” do not exceed $5,000,000 (or, with respect to any Subsidiary organized under the laws of India, $7,500,000), or (B) to the extent (x) a Guarantee or pledge of Collateral by such Subsidiary would be prohibited or restricted under applicable Laws at the time such Subsidiary becomes a Subsidiary (including any requirement to obtain the consent of any Governmental Authority or third party to the extent such consent has not been received) solely to the extent that such prohibition or restriction was not entered into in contemplation of its financing arrangements or for the purpose of circumventing the requirements of the Loan Documents or (y) the Required Lenders and the Borrower agree that the cost (including any adverse tax consequences) of obtaining a Guarantee or pledge of Collateral by such Subsidiary would be excessive in light of the practical benefit to the Secured Parties afforded thereby.
“Non-Performing Loan” means an Applicable Consumer Loan (a) [***] or (b) which is a Charged-Off Receivable.
“Non-Performing Loan Measurement Date” has the meaning specified in Section 7.01(c).
“Non-Performing Loan Rate” means, with respect to any Non-Performing Loan Measurement Date, a percentage equal to [***].
[***]
“Note” or “Notes” has the meaning specified in Section 2.07.
“Obligations” means all present and future advances to, and debts, principal, interest, premiums (including any Prepayment Premium), fees, liabilities, obligations, covenants and duties of, any Loan Party arising under or in connection with this Agreement or any other Loan Document, or otherwise with respect to any Loan, in each case, payable in accordance with the Loan Documents, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in ARTICLE VIII, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest, premiums (including any Prepayment Premium) and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

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“Organization Documents” means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Originator” means any of Oportun, Inc., Oportun, LLC, such other Subsidiary of the Borrower from time to time or a Receivables Account Bank, as applicable.
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).
“Other Product Partner Account” means any Deposit Account or other account required to be maintained by the applicable product partner in the ordinary course of business in connection with Receivables of the Borrower and its Subsidiaries, or such other additional products of the Borrower and its Subsidiaries as may be developed in accordance with the Business from time to time.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing, or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 10.13).
“Participation Register” has the meaning ascribed to such term in Section 10.06(d). “Patriot Act” has the meaning ascribed to such term in Section 10.16.
“PBGC” means the Pension Benefit Guaranty Corporation or any successor thereto.
“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that (i) is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Internal Revenue Code and (ii) is sponsored or maintained by any Loan Party or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates or to which any Loan Party or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the preceding five plan years.
“Periodic Term SOFR Determination Day” has the meaning set forth in the definition of “Term
SOFR.”
“Permit” means any permit, license, certificate, approval, consent, clearance, notification, waiver, certification, registration, franchises, accreditations, qualification or authorization issued or granted by any Governmental Authority or pursuant to any applicable Law.
“Permitted Acquisitions” means any Acquisition by a Loan Party or a Restricted Subsidiary thereof to the extent that each of the following conditions shall have been satisfied:
(i)    no Event of Default shall have occurred and be continuing or would result from the consummation of such Acquisition;

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(ii)    such Acquisition (A) shall be consensual and, to the extent required under applicable law, shall have been approved by the Board of Directors and equityholders of the Person that is the subject of such Acquisition and such Person shall not have announced that it will oppose such Acquisition or shall not have commenced any action which alleges that such Acquisition shall violate any applicable Law and is ongoing (it being understood that such condition shall be deemed satisfied in connection with a court-approved sale) and (B) shall not have been preceded by an unsolicited tender offer for any Equity Interests by, or proxy contest initiated by, the Borrower or any of its Restricted Subsidiaries;
(iii)    the Borrower has provided the Administrative Agent with (A) with respect to any such Acquisition of a Person whose Equity Interests are being acquired, any quality of earnings report with respect to the Person or assets to be acquired that is obtained by the Borrower, and (B) a certificate of a senior financial officer of the Borrower supported by financial statements and reasonably detailed calculations and certifying that on a pro forma basis created by adding the historical consolidated financial statements of the Borrower (including the financial statements of any other Person or assets that were the subject of a prior Permitted Acquisition during the relevant period) to the historical consolidated financial statements of the Person to be acquired (or the historical financial statements related to the assets to be acquired) pursuant to such Acquisition, the Loan Parties will be in pro forma compliance with the financial covenants in Section 7.01 for the relevant period ended immediately prior to the proposed date of consummation of such Acquisition after giving effect to such Acquisition;
(iv)    the aggregate amount of Acquisitions (including any consideration paid in connection with earnouts or similar payments) shall not exceed $25,000,000 in the aggregate; provided that the Asset Coverage Ratio shall be greater than 2.00 to 1.00 on a pro forma basis for the relevant period ended immediately prior to the date of such Acquisition after giving effect to such Acquisition; provided, further, that the aggregate amount of consideration for Acquisitions in or for Persons that do not become Loan Parties shall not exceed $10,000,000 (less the amount of any Investments under Section 7.04(i));
(v)    the Acquisition is consummated substantially in accordance with the terms of the applicable acquisition agreement and all applicable material Laws;
(vi)    [reserved];
(vii)    the assets being acquired (other than a de minimis amount of assets in relation to the Loan Parties’ and the Subsidiaries’ total assets), or the Person whose Equity Interests are being acquired, are useful in or engaged in, as applicable, the Business, in the Borrower’s reasonable discretion;
(viii)    [reserved];
(ix)    such Acquisition shall be effected in such a manner so that if the acquiror is a Loan Party, the acquired assets or Equity Interests are owned by a Loan Party or a Person that becomes a Loan Party and, if effected by merger or consolidation involving one or more Loan Parties, a Loan Party shall be the continuing or surviving Person; and
(x)    the agreements, instruments and other documents required by Section 6.12 shall be delivered within the time periods set forth therein.
“Permitted Amendments” means (a) an extension of the final maturity date of the Loans of the Loan Modification Accepting Lenders and the payment of fees by the Borrower to such Loan Modification Accepting Lenders as may be required in connection therewith, (b) a change in rate of interest, premium or other amount with respect to the Loans of the Loan Modification Accepting Lenders, and (c) any other amendments to this Agreement and any other Loan Document required to give effect to the amendments described in clauses (a) and (b) above.
“Permitted Dispositions” means the following:
(a)    (i) Dispositions from one Loan Party to another Loan Party, (ii) Dispositions from any Restricted Subsidiary that is not a Loan Party to a Loan Party or any Subsidiary that is not a Loan Party;

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(b)    the Disposition of surplus, obsolete, or worn-out property that is, in the reasonable judgment of the Borrower or any of its Restricted Subsidiaries, no longer economically practicable to maintain or useful in the ordinary course of business;
(c)    the sale of inventory which is sold in the ordinary course of business on ordinary trade terms;
(d)    the discount, write off or Disposition of accounts receivable or the sale of any such accounts receivable for the purpose of collection to any collection agency, in each case in the ordinary course of business and consistent with past practices;
(e)    the making of a Restricted Payment permitted by Section 7.08 or Investments permitted by Section 7.04, the creation or incurrence of a Permitted Lien, or the consummation of transactions permitted by Section 7.06;
(f)    Dispositions of Cash and Cash Equivalents pursuant to transactions not prohibited hereunder for the payment of ordinary-course business expenses or in arm’s-length transactions;
(g)    non-exclusive licenses, sublicenses and similar arrangements for the use of Intellectual Property and licenses or sublicenses of Intellectual Property that would not result in a legal transfer of title of the licensed property, but which (i) may be exclusive in respects other than territory or (ii) may be exclusive as to territory only as to discrete geographical areas outside of the United States in the ordinary course of business;
(h)    the Disposition of Charged-Off Receivables in the ordinary course of business on arm’s length terms;
(i)    Dispositions of Receivables and related assets in connection with whole loan sales in the ordinary course of business on arm’s length terms;
(j)    Dispositions in connection with SPV Transactions or Receivables Program Agreements in the ordinary course operation of the Business and (other than with respect to such Dispositions among Loan Parties) which are on arm’s length terms;
(k)    other Dispositions; provided that:
(i)    at the time of any such Disposition, no Event of Default shall exist or shall result therefrom;
(ii)    any such Disposition is for fair market value;
(iii)    at least 75% of the consideration received shall be in the form of Cash or Cash Equivalents;
(iv)    any Net Cash Proceeds from such Disposition shall be applied to the prepayment of the Loans to the extent required under Section 2.03(b)(i);
(v)    the fair market value of the assets subject to any such Dispositions shall not exceed
$2,500,000 in the aggregate; and
(vi)    the Loan Parties shall be in pro forma compliance with the financial covenants in Section 7.01 for the relevant period ended immediately prior to the proposed date of such Disposition after giving effect to such Disposition;
(l)    Dispositions of the “Underlying Certificates” or “Underlying Securities” (as such terms are defined in the definitive documentation for the Residual Financing Facility) pursuant to the terms and conditions of the Residual Financing Facility for so long as the securities issued under such facility remain outstanding;

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(m)    Dispositions of accounts receivable in connection with the compromise, settlement or collection thereof;
(n)    Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such disposition are reasonably promptly applied to the purchase price of such replacement property; provided that to the extent the property being Disposed of constitutes Collateral, such replacement property shall constitute Collateral;
(o)    the abandonment or other Disposition of Intellectual Property that is not material to the Business of the Borrower and its Restricted Subsidiaries;
(p)    Dispositions resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset;
(q)    the leasing or subleasing of any assets (other than Intellectual Property) in the ordinary course of business;
(r)    subject to the terms and conditions set for in Section 7.17, the surrender or waiver of contract rights or settlement, release or surrender of a contract, tort or other litigation claims so long as such surrender, waiver or release will not have a Material Adverse Effect;
(s)    Dispositions of Real Property pursuant to any Sale and Leaseback Transaction; provided any Net Cash Proceeds from such Disposition shall be applied to the prepayment of the Loans to the extent required under Section 2.03(b)(i); and
(t)    Dispositions of Investments in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements.
“Permitted Indebtedness” means, at any time, Indebtedness of any Loan Party or any Restricted Subsidiary permitted to exist at such time pursuant to the terms of Section 7.05.
“Permitted Liens” means, at any time, Liens in respect of property of any Loan Party or any Restricted Subsidiary permitted to exist at such time pursuant to the terms of Section 7.03.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.
“PIK Interest” means interest accrued under the Applicable PIK Rate, less any amounts the Borrower has elected to pay in cash pursuant to Section 2.05(d).
“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) in respect of which any Loan Party or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates is (or, if such Plan were terminated, would under Section 4062 or Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA or has any liability.
“Platform” shall have the meaning assigned to such term in Section 10.02(b).
“Prepayment Premium” means, in the event of a mandatory prepayment pursuant to Section 2.03(b)(iii), voluntary repayment or prepayment or redemption, or an acceleration, of Loans or the Loans becoming due and payable pursuant to this Agreement: (a) on or after the Closing Date but prior to the first anniversary of the Closing Date, the Applicable Premium, (b) on or after the first anniversary of the Closing Date but prior to the second anniversary of the Closing Date, two percent (2.00%) of the principal amount of the Loans so repaid, prepaid or that has become or is declared accelerated pursuant to ARTICLE VIII or otherwise, (c) on or after the second anniversary of the Closing Date but prior to the third anniversary of the Closing Date, one percent (1.00%) of the principal amount of the Loans so repaid, prepaid or that has become or is declared accelerated pursuant to ARTICLE VIII or otherwise and (d) on or after the third anniversary of the Closing Date, zero.

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“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent).
“Properly Contested” means, in the case of any Indebtedness, Lien or Taxes, as applicable, of any Person that are not paid as and when due or payable by reason of such Person’s bona fide dispute concerning its liability to pay the same or concerning the amount thereof: (a) such Indebtedness, Lien or Taxes, as applicable, are being properly contested in good faith by appropriate proceedings promptly instituted and diligently conducted; (b) such Person has established appropriate reserves as shall be required in conformity with GAAP; and (c) the non-payment of such Indebtedness or Taxes will not have a Material Adverse Effect.
“Qualified Equity Interests” means any Equity Interests that are not Disqualified Equity Interests. “Qualified Junior Indebtedness” means Indebtedness of the Borrower which (a) is unsecured or secured by the Collateral on a junior basis to the Liens securing the Obligations, (b) has a maturity date that is at least one year after the Maturity Date, (c) has no amortization, and (d) is subject to terms that are otherwise reasonably satisfactory to the Required Lenders.
“Real Property” means, at any time, any and all of the real property owned, leased or operated by any Loan Party or any Restricted Subsidiary, together with, in each case, all improvements and appurtenant fixtures, equipment, personal property, easements and other property and rights incidental to the ownership, lease or operation thereof.
“Receivables” means the owned principal balance of loans receivable of the Borrower and its Subsidiaries on a consolidated basis as reported under the Narrative Report or other periodic financial reporting of the Borrower, which with respect to loans receivable originated by a bank partner, shall be originated by a Receivables Account Bank, including (i) indebtedness of any Receivables Obligor under a Consumer Loan, whether constituting an account, chattel paper, an instrument, a general intangible, payment intangible, promissory note or otherwise, and shall include (a) the right to payment of such indebtedness and any interest or finance charges and other obligations of such Receivables Obligor with respect thereto (including, without limitation, the principal amount of such indebtedness, periodic finance charges, late fees and returned check fees), and (b) all proceeds of, and payments or collections on, under or in respect of any of the foregoing and (ii) any amount owing by a Receivables Obligor with respect to a Revolving Credit Card Account from time to time.
“Receivables Account Bank” means, with respect to any Receivable, (i) WebBank, (ii) Pathward, N.A., or (iii) upon consent of the Required Lenders (not to be unreasonably withheld or delayed), any other institution organized under the laws of the United States of America or any state thereof and subject to supervision and examination by federal or state banking authorities that originates Receivables subsequently purchased by the Borrower or any of its Subsidiaries pursuant to Receivables Program Agreements.
“Receivables Obligor” means with respect to any Receivable, the Person or Persons obligated to make payments with respect to such Receivable, including any guarantor thereof.
“Receivables Program Agreement” means one or more agreements between the Borrower or any of its Subsidiaries and a Receivables Account Bank pursuant to which such Receivables Account Bank originates loan, credit card or other financial product receivables, in accordance with the credit policies and procedures approved by such Receivables Account Bank in effect from time to time.
“Recipient” means (a) the Administrative Agent or (b) any Lender, as applicable. “Register” has the meaning specified in Section 10.06(c).
“Registered IP” has the meaning specified in Section 5.15.

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“Registration Rights Agreement” has the meaning specified in Section 4.02(e)(ii).
[***]
“Reinvestment Period” means the 365 days following the date of receipt of Net Cash Proceeds of a Disposition or Involuntary Disposition.
“Rejection Notice” has the meaning specified in Section 2.03(b)(vii).
“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, advisors and sub-advisors of such Person and of such Person’s Affiliates.
“Related Security” means with respect to any Receivable: (a) all goods, merchandise (including returned merchandise) or equipment, if any, the sale of which gave rise to such Receivable; (b) all guarantees, insurance or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable; and (c) all account agreements, loan agreement, promissory notes and other documents, books, records and other information in physical or electronic format (including, without limitation, computer programs, tapes, disks, punch cards, data processing software and related property and rights) prepared and maintained by and with respect to the Receivables and the Receivables Obligors thereunder relating to such Receivable.
“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, migrating, dumping, disposing or other release into or through the environment, and any abandonment or discarding of barrels, containers, or other closed receptacles containing any Hazardous Material.
“Relevant Governmental Body” means with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Federal Reserve Board and/or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York or any successor thereto.
“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived pursuant to PBGC regulations.
“Required Lenders” means, at any time, Lenders holding Loans and Commitments outstanding representing in the aggregate more than 50% of the aggregate outstanding principal amount of the Loans and outstanding Commitments; provided that with respect to matters solely affecting the Lenders in a single Class, “Required Lenders” means Lenders of such Class holding Loans and Commitments of such Class outstanding representing in the aggregate more than 50% of the aggregate outstanding principal amount of the Loans and outstanding Commitments of such Class. The Loans of any Defaulting Lender shall be disregarded in determining Required Lenders at any such time.
“Requirements of Law” means, as to any Person, any Law applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.
“Residual Financing Facility” means the financing facility involving the issuance of asset-backed notes and asset-backed residual certificates pursuant to an Indenture dated as of December 20, 2021, by and between Oportun RF, LLC, as issuer and Wilmington Trust, as indenture trustee, securities intermediary and depository bank, as amended by the First Amendment to Indenture dated as of May 24, 2022, the Second Amendment to Indenture dated as of July 28, 2022, the Third Amendment to Indenture dated as of November 2, 2022, the Fourth Amendment to Indenture dated as of December 22, 2022, the Fifth Amendment to Indenture dated as of February 10, 2023, the Sixth Amendment to Indenture dated as of December 20, 2023, the Seventh Amendment to Indenture dated as of February 29, 2024, the Eighth Amendment to Indenture dated as of March 8, 2024, and as further amended, supplemented or otherwise modified in compliance with this Agreement and all guarantees, purchase agreements, promissory notes and other agreements and documents related thereto.

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“Residual Financing Facility Limited Guarantor” means Oportun, Inc., a Delaware corporation. “Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial
Institution, a UK Resolution Authority
“Responsible Officer” means the chief executive officer, president, chief financial officer, treasurer, chief compliance officer, general counsel, secretary or assistant treasurer of a Loan Party or any other officer of a Loan Party designated as a “Responsible Officer” of the applicable Loan Party for purposes of the Loan Documents by a Loan Party in writing to the Administrative Agent. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.
“Restricted” means, with respect to Cash and Cash Equivalents, such that are (i) listed as “restricted” (or any like caption) on the balance sheet of the Borrower and its Subsidiaries, and (ii) subject to any control agreement or preferential arrangement in favor of any Person; provided that (x) Cash and Cash Equivalents held by SPV Entities that are Restricted as of the last day of any month but are to be released to the Loan Parties during the succeeding month (subject to any payment priorities of the SPV Entities) in the ordinary course operation of the Business will be deemed not to be Restricted as of the applicable month-end date of determination and (y) any amounts in accounts referred to in clauses (ii) and
(vi) of the definition of “Excluded Account,” to the extent included as Cash or Cash Equivalents on the consolidated balance sheet of the Borrower, will be Restricted hereunder.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests of any Loan Party or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests or on account of any return of capital to the stockholders, partners or members (or the equivalent Person thereof), any payment of management fees (or other fee of a similar nature) or out-of-pocket expenses to the holders of such Equity Interests or any setting apart of funds or property for any of the foregoing or any option, warrant or other right to acquire any such Equity Interests, dividends, or other distributions.
“Restricted Subsidiaries” means the Subsidiaries of the Borrower that are not Excluded Subsidiaries.
“Revolving Credit Card Account” means each open-end revolving credit card account, including any such account that has been issued in accordance with the credit and collection policies and procedures of the Borrower or a Subsidiary, as applicable.
“RRA” means that certain Registration Rights Agreement dated as of December 23, 2021 (as amended, supplemented, amended and restated or otherwise modified from time to time), by and between the Borrower and the holders and respective assignees from time to time party thereto.
“S&P” means Standard & Poor’s Financial Services LLC, a subsidiary of S&P Global Inc., and any successor thereto.
“Sale and Leaseback Transaction” means, with respect to any Loan Party or any Restricted Subsidiary, any arrangement, directly or indirectly, with any Person whereby the Loan Party or such Restricted Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
“Sanctioned Country” means any country or territory that is itself the subject of comprehensive Sanctions (currently, Crimea, Cuba, Iran, North Korea, Syria, and the so-called Donetsk People’s Republic and Luhansk People’s Republic).

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“Sanctioned Person” means, at any time, any Person that is (a) the target of Sanctions, including any Person listed or otherwise designated on the U.S. Department of the Treasury’s Office of Foreign Assets Control’s (“OFAC”) Specially Designated Nationals and Blocked Persons List, Sectoral Sanctions Identifications List, or any other Sanctions-related list maintained by a Sanctions authority, (b) any Person that is organized, located or resident in a Sanctioned Country, and/or (c) any Person that is owned 50% or more or controlled (as defined by the relevant Sanctions program) by one or more of the Persons described in clauses (a) and/or (b).
“Sanctions” means any economic, financial or trade sanctions administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State, and the U.S. Department of Commerce, (b) the United Nations Security Council, (c) the European Union, and (d) the United Kingdom, including with respect to clause (a), with the Trading With the Enemy Act, the International Emergency Economic Powers Act, the Iran Sanctions Act, the Sudan Accountability and Divestment Act and any other OFAC Sanctions program.
“SEC” means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.
“Second Amendment” means that certain Amendment No. 2 to Credit Agreement, dated as of the Second Amendment Effective Date, among the Borrower, the Guarantors, the Lenders party thereto, the Administrative Agent and the Collateral Agent.
“Second Amendment Effective Date” means March 10, 2023. “Secured Parties” means, collectively, the Lenders and the Agents.
“Secured Personal Loan” means a Consumer Loan that is, as of the date of the origination thereof, at least partially secured by a lien on one or more Titled Assets.
“Securitizable Assets” means any Receivables and any Related Security, and the proceeds, rights and benefits thereunder.
“Settlement Date” means, with respect to any Loans, the date on which such Loans are repaid, prepaid or have become or are declared accelerated pursuant to Section 8.02 or otherwise or due and payable pursuant to this Agreement.
“SOFR” means a rate equal to the secured overnight financing rate as administered by the SOFR Administrator.
“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).
“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.
“SOFR Determination Day” has the meaning specified in the definition of “Daily Simple SOFR”. “SOFR Rate Day” has the meaning specified in the definition of “Daily Simple SOFR”. “Software” means any and all (a) computer programs, architectures, libraries, firmware and middleware, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and (d) all programmer and user documentation, including user manuals and training materials, relating to any of the foregoing.
“Solvent” or “Solvency” means, with respect to any Person as of a particular date, that on such date

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(a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the ordinary course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and (e) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.
“Specified Representations” means the representations and warranties set forth in Sections 5.01, 5.02, 5.03, 5.04, 5.10, 5.12, 5.14, 5.16 (with respect to the Borrowing of the Incremental Tranche A-2 Loans on the Incremental Tranche A-2 Borrowing Date), 5.17 and 5.24 (with respect to use of the proceeds of the Incremental Tranche A-2 Loans).
“SPV Entity” means any entity that meets (and only for so long that it meets) the following requirements: (i) it is a direct or indirect Subsidiary of the Borrower and (ii) it is a special purpose, bankruptcy remote vehicle that does not engage in any business except that it borrows or incurs other Indebtedness or issues securities in, or exists solely to facilitate, one or more SPV Transactions (other than the Residual Financing Facility or similar financing of residuals); provided that the definition of “SPV Entity” shall not include any Subsidiary which, after the Closing Date, pledges or finances the residual interests of an SPV Transaction or any transaction related thereto.
“SPV Financing” means any SPV Transaction consummated by an SPV Entity from time to time, other than (i) the Residual Financing Facility and (ii) any SPV Transaction consummated by an SPV Entity prior to the Closing Date where the residual certificates or other interests have been pledged in connection with or financed by the Residual Financing Facility so long as the Residual Financing Facility is outstanding.
“SPV Financing Adverse Modification” means an amendment, consent, waiver or other modification under an SPV Financing that results in a modification of the material economic terms (or component definitions thereof) of such SPV Financing in a manner adverse to the applicable SPV Entity or in a manner that could reasonably be expected to materially and adversely affect the Loan Parties’ performance or the Lenders rights hereunder.
“SPV Letter Agreement” means the Letter Agreement re Pledge of SPV Interests dated as of the Closing Date, among the Administrative Agent, the Collateral Agent, the Lenders, and certain other parties thereto.
“SPV Transaction” means any purchase, sale, pledge or financing of Securitizable Assets, including warehouse and other term or revolving financings, securitizations and financing arrangements in the form of repurchase agreements, and any agreements, indentures, credit agreements, note purchase agreements, pledges, certificates and other documents relating thereto, in each case, which are non-credit recourse with respect to any Subsidiaries or the Borrower; provided that such SPV Transaction shall not include any pledge or financing of the residual interests of an SPV Transaction (other than the Residual Financing Facility).
“SPV Transaction Receivables” means Receivables (other than any Charged-Off Receivables) that are owned or held from time to time by an SPV Entity that are the subject of an SPV Financing and that, in each case other than to the extent the failure or non-compliance of which has no adverse effect on the obligations of the Receivables Obligor and creates no financial liability or other loss, cost or expense for the Lenders or the Borrower and does not otherwise have any Material Adverse Effect, satisfy the following criteria: (i) there is no “event of default” that has occurred and is continuing under the terms of the definitive documentation related to such SPV Financing; (ii) such SPV Financing is not in a state of early or rapid amortization or acceleration; (iii) the Receivables (x) were originated in compliance with all applicable Requirements of Law (including without limitation all Laws relating to truth in lending, fair credit billing,

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fair credit reporting, fair debt collection practices and privacy) and (y) comply with all applicable Requirements of Law; (iv) the Receivables are the legal, valid and binding payment obligation of the Receivables Obligor thereof enforceable against such Receivables Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other Laws now or hereafter in effect, affecting the rights of creditors generally and except as such enforcement may be limited by general principles of equity (whether considered in a proceeding at law or in equity), and is not subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) or to any repurchase obligation or return right; and (v) the Receivables were established in accordance with the credit and collection policies and procedures of the applicable Originator in the ordinary course operation of the Business.
“Subsidiary” of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which at least a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.
“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.
“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s) and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).
“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term SOFR” means for any calculation with respect to a Term SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 11:00 a.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then the Administrative Agent shall so notify the Borrower and, at the option of the Borrower, Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Business Day is not more than three (3) Business Days prior to such Periodic Term SOFR Determination Day.
“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent (acting at the direction of the Required Lenders) in its reasonable discretion).

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“Term SOFR Loan” means any Loan bearing interest at a rate based on Term SOFR. “Term SOFR Reference Rate” means the forward looking term rate based on SOFR. “Test Date” has the meaning specified in Section 8.04.
“Threshold Amount” means [***].
“Titled Asset” means an automobile, light-duty truck, SUV or van for which, under applicable state law, a certificate of title is issued and any security interest therein is required to be perfected by notation on such certificate of title or recorded with the relevant Governmental Authority that issued such certificate of title.
“Trade Secret” has the meaning assigned to such term in the definition of “Intellectual Property.” “Treasury Rate” means, as of the date of any repayment, prepayment, repricing, replacement, redemption or acceleration of Loans or the Loans becoming due and payable, the yield to maturity as of such date of U.S. Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two (2) Business Days prior to such day of repayment, prepayment, redemption or acceleration or such date such Loan became due and payable (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such date of repayment, prepayment, redemption or acceleration or such date such Loan became due and payable to the date that is twenty-four
(24) months following the Closing Date.
“UCC” means the Uniform Commercial Code as in effect in the State of New York or, when the laws of any other jurisdiction govern the perfection or enforcement of any Lien, the Uniform Commercial Code of such jurisdiction.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.
“Unencumbered Receivables” means the Receivables (other than Charged-Off Receivables) held by the Borrower or its Subsidiaries that are free and clear of Liens (other than the Liens created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Collateral Documents) and that, in each case other than to the extent the failure or non-compliance of which has no adverse effect on the obligations of the Receivables Obligor and creates no financial liability or other loss, cost or expense for the Lenders or the Borrower and does not otherwise have any Material Adverse Effect, (i) (x) were originated in compliance with all applicable Requirements of Law (including without limitation all Laws relating to truth in lending, fair credit billing, fair credit reporting, fair debt collection practices and privacy) and (y) comply with all applicable Requirements of Law; (ii) are the legal, valid and binding payment obligations of the Receivables Obligor thereof enforceable against such Receivables Obligor in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, receivership, conservatorship or other Laws now or hereafter in effect, affecting the rights of creditors generally and except as such enforcement may be limited by general principles of equity (whether considered in a proceeding at law or in equity), and is not subject to any right of rescission, setoff, counterclaim or defense (including the defense of usury) or to any repurchase obligation or return right; and (iii) were established in accordance with the credit and collection policies and procedures of the applicable Originator in the ordinary course operation of the Business.

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“Unfunded Pension Liability” means the excess of a Pension Plan’s benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan’s assets, determined in accordance with the assumptions used for funding that Pension Plan pursuant to Section 412 of the Code for the applicable plan year.
“United States” and “U.S.” means the United States of America.
“U.S. Government Securities Business Day” means any day except for (i) a Saturday, (ii) a Sunday or (iii) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning specified in Section 3.01(e)(ii)(B)(c). “Voting Stock” means, with respect to any Person, Equity Interests issued by such Person the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors
(or persons performing similar functions) of such Person, even though the right so to vote has been suspended by the happening of such a contingency.
“Warrants” means warrants to purchase shares of common stock of the Borrower to be issued to the applicable Lenders or their Affiliates pursuant to Section 4.02(d).
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.
1.02.    Other Interpretive Provisions.
With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)    The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. Unless the context requires otherwise, (i) any definition of or reference to any agreement, instrument or other document (including any Organization Document) shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented, restated or otherwise modified (subject to any restrictions on such amendments, supplements, restatements or modifications set forth herein or in any other Loan Document), (ii) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignments set forth herein or in any other Loan Document), (iii) the words “herein,” “hereof” and “hereunder,” and words of similar import when used in any Loan Document, shall be construed to refer to such Loan Document in its entirety and not to any particular provision thereof, (iv) all references in a Loan Document to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, the Loan Document in which such references appear, (v) any reference to

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any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law, and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time, and (vi) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all real and personal property and tangible and intangible assets and properties, including cash, securities, accounts and contract rights. Terms used herein (including “Accounts”, “Chattel Paper”, “Deposit Accounts”, “Documents”, “Instruments”, “Inventory”, “Proceeds” and “Securities Accounts”) that are defined in the UCC, unless otherwise defined herein, shall have the meanings specified in the UCC.
(b)    In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”; and the word “through” means “to and including”.
(c)    Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03.    Accounting Terms.
(a)    Generally. Except as otherwise specifically prescribed herein, all accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP applied on a consistent basis, as in effect from time to time.
(b)    Changes in GAAP. If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP. For the avoidance of doubt, this Section 1.03(b) shall not require the Borrower to modify its financial statements or financial reporting (or to negotiate with the Administrative Agent or the Lenders regarding any such modifications).
1.04.    Rounding.
Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).
1.05.    Times of Day.
Unless otherwise specified, all references herein to times of day shall be references to New York time (Eastern daylight or standard, as applicable).
1.06.    Divisions.
For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II THE LOANS

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2.01.    The Loans.
(a)    Initial Loan. Subject to the terms and conditions set forth herein, each Initial Lender severally but not jointly agrees to make its portion of the Initial Loans to the Borrower in a single advance in Dollars on the Closing Date in an amount equal to such Lender’s Initial Commitment. The Initial Commitment of each Initial Lender to fund the Initial Loans shall expire upon the funding by the Initial Lenders of the Initial Loans on the Closing Date. The Initial Loans will be funded on the Closing Date with original issue discount in the amount of [***] (for an issue price in an amount equal to [***] of the par principal amount thereof) (it being agreed that the Borrower shall be obligated to repay 100% of the principal amount of the Initial Loans and interest shall accrue on 100% of the principal amount of the Initial Loans, in each case as provided herein).
(b)    Incremental Loans.
(i)    Subject to the terms and conditions set forth herein, each Incremental Tranche A-1 Lender severally but not jointly agrees to make its portion of the Incremental Tranche A-1 Loans to the Borrower in a single advance in Dollars on the Second Amendment Effective Date in an amount equal to such Incremental Tranche A-1 Lender’s Incremental Tranche A-1 Commitment. The full amount of the Incremental Tranche A-1 Commitment of each Incremental Tranche A-1 Lender to fund the Incremental Tranche A-1 Loans shall expire upon the funding by the Incremental Tranche A-1 Lenders of the Incremental Tranche A-1 Loans on the Second Amendment Effective Date. The Incremental Tranche A-1 Loans will be funded on the Second Amendment Effective Date with original issue discount in the amount of [***] (for an issue price in an amount equal to [***] of the par principal amount thereof) (it being agreed that the Borrower shall be obligated to repay 100% of the principal amount of the Incremental Tranche A-1 Loans and interest shall accrue on 100% of the principal amount of the Incremental Tranche A-1 Loans, in each case as provided herein).
(ii)    Subject to the terms and conditions set forth herein, each Incremental Tranche A-2 Lender severally but not jointly agrees to make its portion of the Incremental Tranche A-2 Loans to the Borrower in a single advance in Dollars on the Incremental Tranche A-2 Borrowing Date in an amount equal to such Incremental Tranche A-2 Lender’s Incremental Tranche A-2 Commitment. The full amount of the Incremental Tranche A-2 Commitment of each Incremental Tranche A-2 Lender to fund the Incremental Tranche A-2 Loans shall expire upon the funding by the Incremental Tranche A-2 Lenders of the Incremental Tranche A-2 Loans on the Incremental Tranche A-2 Borrowing Date. The Incremental Tranche A-2 Loans will be funded on the Incremental Tranche A-2 Borrowing Date with original issue discount in the amount of [***] (for an issue price in an amount equal to [***] of the par principal amount thereof) (it being agreed that the Borrower shall be obligated to repay 100% of the principal amount of the Incremental Tranche A-2 Loans and interest shall accrue on 100% of the principal amount of the Incremental Tranche A-2 Loans, in each case as provided herein).
(iii)    Subject to the terms and conditions set forth herein, the Borrower may request, and each Incremental Tranche B Lender, in its sole discretion, may severally but not jointly agree to make its portion of the Incremental Tranche B Loans to the Borrower in a single advance in Dollars on the Incremental Tranche B Borrowing Date in an amount equal to such Incremental Tranche B Lender’s Incremental Tranche B Commitment. The full amount of the Incremental Tranche B Commitment of each Incremental Tranche B Lender to fund the Incremental Tranche B Loans shall expire upon the funding by the Incremental Tranche B Lenders of the Incremental Tranche B Loans on the Incremental Tranche B Borrowing Date. With the consent of each Incremental Tranche B Lender and subject to the terms and conditions set forth herein, the Incremental Tranche B Loans will be funded with original issue discount in the amount of [***] (for an issue price in an amount equal to [***] of the par principal amount thereof) (it being agreed that the Borrower shall be obligated to repay 100% of the principal amount of the Incremental Tranche B Loans and interest shall accrue on 100% of the principal amount of the Incremental Tranche B Loans, in each case as provided herein).
(iv)    Subject to the terms and conditions set forth herein, the Borrower may request, and each Incremental Tranche C Lender, in its sole discretion, may severally but not jointly agree to make its portion of the Incremental Tranche C Loans to the Borrower in a single advance in Dollars

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on the Incremental Tranche C Borrowing Date in an amount equal to such Incremental Tranche C Lender’s Incremental Tranche C Commitment. The full amount of the Incremental Tranche C Commitment of each Incremental Tranche C Lender to fund the Incremental Tranche C Loans shall expire upon the funding by the Incremental Tranche C Lenders of the Incremental Tranche C Loans on the Incremental Tranche C Borrowing Date. With the consent of each Incremental Tranche C Lender and subject to the terms and conditions set forth herein, the Incremental Tranche C Loans will be funded with original issue discount in the amount of [***] (for an issue price in an amount equal to [***] of the par principal amount thereof) (it being agreed that the Borrower shall be obligated to repay 100% of the principal amount of the Incremental Tranche C Loans and interest shall accrue on 100% of the principal amount of the Incremental Tranche C Loans, in each case as provided herein).
(c)    Once repaid, whether such repayment is voluntary or required, the Loans may not be reborrowed.
2.02.    Borrowing of the Loans.
(a)    The Borrowing of the Loans shall be made upon the Borrower’s irrevocable Borrowing Request to the Administrative Agent and the Lenders in substantially the form of Exhibit B. Such Borrowing Request must be received by the Administrative Agent not later than 12:00 p.m. at least three (3) Business Days (or such later time as the Required Lenders and the Administrative Agent agree in their sole discretion) prior to the requested date of the Borrowing. The Borrowing Request shall specify (i) the requested date of the borrowing (which shall be a Business Day), (ii) the Class of Loans to be borrowed,
(iii) the principal amount of Loans to be borrowed (which shall be the entire amount of the Commitments in the applicable Class) and (iv) wire instructions of the accounts to which funds are to be disbursed (or have a flow of funds or direction letter attached thereto directing the delivery of the funds).
(b)    Following receipt of a Borrowing Request, the Administrative Agent shall promptly notify each Lender of the amount of its Applicable Percentage or other applicable share provided for under this Agreement of the Loans. In the case of each borrowing of Loans, each applicable Lender shall make the amount of its Loan available to the Borrower in immediately available funds by wire transfer to the Borrower’s Account not later than 12:00 p.m. on the Business Day specified in the applicable Borrowing Request.
2.03.    Prepayments.
(a)    Voluntary Prepayments.
(i)    Subject to the Prepayment Premium, the Borrower may, upon written notice to the Administrative Agent, voluntarily prepay any Loans in whole or in part without premium or penalty (except as expressly set forth in this Section 2.03); provided that (1) such written notice must be received by the Administrative Agent not later than 2:00 p.m. three (3) Business Days prior to any date of prepayment of Loans and (2) any prepayment of Loans shall be in a minimum principal amount of $1,000,000, or a whole multiple of $500,000 in excess thereof or, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s Applicable Percentage or other applicable share provided for under this Agreement of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to clause (ii) below.
(ii)    Notwithstanding anything to the contrary contained in this Agreement, (x) in the event of each prepayment of any Loans pursuant to Section 2.03(a)(i) or Section 2.03(b)(iii), such prepayment shall be accompanied by, and there shall become due and payable automatically upon such event, an early prepayment premium payable in cash on the principal amount so prepaid, repaid or redeemed, in an amount equal to the Prepayment Premium, calculated on the aggregate principal amount of the Loans so prepaid or repaid, together with all accrued and unpaid interest on

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the amount being prepaid or repaid and (y) each repayment of, or redemption or distribution in respect of, the principal amount of the Loans after acceleration thereof pursuant to Section 8.02 (including automatically as a result of any bankruptcy or insolvency proceeding), shall be accompanied by, and there shall become due and payable automatically upon acceleration, a payment premium payable in cash on the principal amount so repaid, redeemed or distributed or on the principal amount that has become or is declared accelerated pursuant to Section 8.02 (including automatically as a result of any bankruptcy or insolvency proceeding), in an amount equal to the Prepayment Premium, calculated on the aggregate principal amount of the Loans so repaid, redeemed, distributed or accelerated, together with all accrued and unpaid interest on such Loans.
(b)    Mandatory Prepayments of Loans.
(i)    Dispositions and Involuntary Dispositions. Upon the receipt by any Loan Party or any Restricted Subsidiary of the Net Cash Proceeds of any Disposition or Involuntary Disposition consummated on or after the Closing Date pursuant to clauses (k) and (s) of the definition of “Permitted Dispositions”), the Borrower shall, on or prior to the date which is five (5) Business Days after the date of the realization or receipt by the Borrower or any other Restricted Subsidiary of such Net Cash Proceeds, prepay the Loans as hereafter provided in an aggregate amount equal to 100% of the Net Cash Proceeds of such Disposition or Involuntary Disposition.
(ii)    ~~[Reserved].~~Qualified Junior Indebtedness. Upon the receipt by the Borrower of the Net Cash Proceeds of any Qualified Junior Indebtedness, the Borrower shall promptly (and in any event, on or prior to the date which is three (3) Business Days after the date of the realization or receipt by the Borrower of such Net Cash Proceeds), prepay the Loans as hereafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds.
(iii)    Debt Issuances. Subject to the Prepayment Premium, upon the receipt after the Closing Date by the Borrower or any other Loan Party of the Net Cash Proceeds of any Debt Issuance not permitted under Section 7.05 the Borrower shall promptly (and in any event, on or prior to the date which is three (3) Business Days after the date of the realization or receipt by the Borrower or any Subsidiary of such Net Cash Proceeds), prepay the Loans as hereafter provided in an aggregate amount equal to 100% of such Net Cash Proceeds.
(iv)    [Reserved].
(v)    Notice of Prepayment. The Borrower shall notify the Administrative Agent and each Lender in writing of any mandatory prepayment of Loans required to be made by the Borrower pursuant to clauses (i) and (iii) of this Section 2.03(b) not later than 12:00 p.m. at least two (2) Business Days prior to the date of such prepayment. Each such written notice shall specify the date of such prepayment, the sub-clause of this Section 2.03(b) such prepayment is being made under and provide a reasonably detailed calculation of the aggregate amount of such prepayment to be made by the Borrower.
(vi)    Application of Mandatory Prepayments. All amounts required to be paid pursuant to this Section 2.03(b) shall be applied to payment of that portion of the Obligations constituting unpaid principal payments ratably among the Lenders in portion to the respective amounts payable to them. Notwithstanding anything to the contrary in any Loan Document, all prepayments under Section 2.03(b) shall be accompanied by (i) interest on the principal amount prepaid through the date of prepayment and (ii) the Prepayment Premium payable in connection with such prepayment of the Loans.
(vii)    Rejection Right. Upon notification of any prepayment pursuant to clause (v) of this Section 2.03(b), the Administrative Agent will promptly notify each Lender holding Loans of the contents of such prepayment notice and of such Lender’s Applicable Percentage of such prepayment. Each Lender may reject all (but not less than all) of its pro rata share of any mandatory prepayment of Loans required to be made pursuant to Section 2.03(b) by providing written notice (each, a “Rejection Notice”) to the Administrative Agent no later than 3:00 p.m. (New York City time) one Business Day prior to the requested prepayment date for such prepayment. If a Lender fails to deliver a Rejection Notice to the Administrative Agent within the

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time frame specified above, any such failure will be deemed an acceptance of the total amount of such mandatory prepayment of Loans.
2.04.    Repayment of Loans.
(a)    The Borrower shall repay to the Administrative Agent for the account of the Lenders on a pro rata basis an aggregate principal amount of Loans per month equal to $5,700,000 on the last Business Day of each of the months ending March 31, 2024, April 30, 2024 and May 31, 2024.
(b)    The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of all Loans outstanding on such date together with all accrued and unpaid interest thereon and any outstanding fees, if any, in each case, payable in accordance with the Loan Documents.
2.05.    Interest.
(a)    Subject to the provisions of Sections 2.05(b) ~~and~~, (c) and (f) and Section 2.14, the Loans shall bear interest on the outstanding principal amount thereof at a rate per annum equal to the sum of (x) Term SOFR plus (y) the Applicable Rate.
(b)
(i)    If all or a portion of the principal amount of any Loan shall not be paid when due (whether at the stated maturity, by acceleration or otherwise) or there shall occur and be continuing any other Event of Default, the Borrower shall pay interest in cash upon demand of the Required Lenders on the outstanding Obligations hereunder at the Default Rate (which, for the avoidance of doubt, will be instead of the interest rate otherwise applicable pursuant to Section 2.05(a)) to the fullest extent permitted by applicable Laws.
(ii)    Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable in cash upon demand of the Required Lenders.
(c)    ~~Accrued~~Subject to Section 2.05(f), accrued and unpaid interest on each Loan shall be due and payable in arrears on each Interest Payment Date; provided that (i) accrued and unpaid interest shall be payable upon demand in accordance with clause (b) of this Section 2.05, (ii) in the event of any repayment or prepayment (whether voluntary or mandatory) of any Loan, accrued and unpaid interest on the principal amount repaid or prepaid shall be payable in cash on the date of such repayment or pre-payment, (iii) any portion of any accrued and unpaid interest that is not PIK Interest shall be payable in cash, and (iv) except to the extent paid in cash pursuant to clause (d) below, PIK Interest shall accrue and be capitalized and added to the outstanding principal balance of the Loans on each Interest Payment Date and, from and after each applicable Interest Payment Date, the outstanding principal amount of the Loans shall without further action by any party hereto be deemed to be increased by the aggregate amount of interest so capitalized and added to the Loans, whereupon such amount of interest so capitalized and added shall also accrue interest in accordance with the terms of this Section 2.05. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.
(d)    If the Borrower, by written notice to the Administrative Agent no later than 12:00 p.m. seven (7) Business Days prior to any Interest Payment Date, elects to pay all or a portion of any interest accrued under the Applicable PIK Rate in cash, (i) such interest (or the portion thereof) will be paid in cash and (ii) the remainder of such interest (if any) will be paid in kind, and capitalized and added to outstanding principal balance of the Loans in the amount of such PIK Interest on the applicable Interest Payment Date in accordance with clause (c) above.
(e)    In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any

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other Loan Document. The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.
(f)    For any month in which the Asset Coverage Ratio is less than 1.00 to 1.00 as of the last day of such month, beginning July 31, 2024, during the immediately following month the Loans shall bear additional interest on the outstanding principal amount thereof at a rate per annum equal to 3.00% (the “Additional Margin”). The accrued and unpaid Additional Margin Amount shall be due and payable in arrears on the Interest Payment Date immediately following the delivery of the Compliance Certificate pursuant to Section 6.02(b); provided that (i) accrued and unpaid Additional Margin Amount shall be payable upon demand in accordance with clause (b) of this Section 2.05 and (ii) in the event of any repayment or prepayment (whether voluntary or mandatory) of the Loans, accrued and unpaid Additional Margin Amount on the principal amount repaid or prepaid shall be payable in cash on the date of such repayment or prepayment. The Additional Margin Amount hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law. For the avoidance of doubt, the Additional Margin Amount shall not be capitalized and added to the principal amount of the Loans.
2.06.    Computation of Interest and Fees.
All computations of interest and fees for the Loans shall be made on the basis of a 365-day year (or 366 days in a leap year) and actual days elapsed. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.08(a), bear interest for one day. Each determination by the Administrative Agent or the Required Lenders of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error.
2.07.    Evidence of Debt.
The Loans made by each Lender shall be evidenced by one or more accounts or records (including the Register maintained pursuant to Section 10.06(c)) maintained by such Lender and by the Administrative Agent in the ordinary course of business. Such accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Loans made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in the accounts or records shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount actually owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the Register, the Register shall control in the absence of manifest error. For the avoidance of doubt, this Agreement is being executed as a “noteless” credit agreement. However, at the request of any Lender at any time, the Borrower agrees that it will prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender and its registered assigns and in a form reasonably acceptable to the Borrower and the Required Lenders (a “Note”). Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment permitted hereunder) be represented by one or more Notes in such form payable to the order of the payee named therein and its registered assigns.
2.08.    Payments Generally; Administrative Agent’s Clawback.
(a)    General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, by wire transfer to the Administrative Agent’s Account in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein. The Administrative Agent will promptly distribute to each Lender its Applicable Percentage (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. may, at the sole discretion of the Administrative Agent, be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

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(b)    Payments by Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received written notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may (but shall have no obligation to), in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.08(b) shall be conclusive, absent manifest error.
(c)    Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.
(d)    Obligations of Lenders Several. The obligations of the Lenders hereunder to make Loans and to make payments pursuant to Section 10.04(c) are several and not joint. The failure of any Lender to make any Loan, to fund any such participation or to make any payment under Section 10.04(c) on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan, to purchase its participation or to make its payment under Section 10.04(c).
(e)    Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.
(f)    Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied as provided in Section 8.03.
2.09.    Sharing of Payments by Lenders.
If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, resulting in such Lender’s receiving payment of a proportion of the aggregate amount of such Loans and accrued interest thereon greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact and (b) purchase (for cash at face value) participations in the Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them; provided that:
(i)    if any such participations or subparticipations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations or subparticipations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and
(ii)    the provisions of this Section 2.09 shall not be construed to apply to (x) any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or (y) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary thereof (as to which the provisions of this Section 2.09 shall apply).

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Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.
2.10.    Fees.
The Borrower agrees to pay to the Agents the fees in the amounts and on the dates from time to time as set forth in the Agent Fee Letter.
2.11.    Defaulting Lenders.
(a)    Notwithstanding anything to the contrary contained herein, in the event any Lender is a Defaulting Lender, all rights and obligations hereunder of such Defaulting Lender and of the other parties hereto shall be modified to the extent of the express provisions of this Section 2.11 so long as such Lender is a Defaulting Lender.
(b)    Amounts received in respect of principal of Loans shall be applied to reduce such Loans of each Lender (other than any Defaulting Lender) in accordance with the Applicable Percentages of such Lender; provided, that the Administrative Agent shall not be obligated to transfer to a Defaulting Lender any payments received by the Administrative Agent for the Defaulting Lender’s benefit, nor shall a Defaulting Lender be entitled to the sharing of any payments hereunder (including any principal, interest or fees). Amounts payable to a Defaulting Lender shall instead be paid to or retained by the Administrative Agent. The Administrative Agent may hold the amount of such payments received or retained by it for the account of such Defaulting Lender.
(c)    A Defaulting Lender shall not be entitled to give instructions to the Administrative Agent or to approve, disapprove, consent to or vote on any matters relating to this Agreement and the other Loan Documents, and all amendments, waivers and other modifications of this Agreement and the other Loan Documents may be made without regard to a Defaulting Lender and, for purposes of the definition of “Required Lenders,” a Defaulting Lender shall not be deemed to be a Lender or to have any outstanding Loans; provided, that this clause (c) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification described in clause (i) or clause (ii) of Section 10.01(a).
(d)    Other than as expressly set forth in this Section 2.11, the rights and obligations of a Defaulting Lender (including the obligation to indemnify the Administrative Agent) and the other parties hereto shall remain unchanged. Nothing in this Section 2.11 shall be deemed to (i) release a Defaulting Lender from its obligations under this Agreement and the other Loan Documents, (ii) alter the obligations of a Defaulting Lender under this Agreement and the other Loan Documents, (iii) operate as a waiver of any default by a Defaulting Lender hereunder, or (iv) prejudice any rights which the Borrower, the Administrative Agent or any Lender may have against a Defaulting Lender as a result of any default by such Defaulting Lender hereunder.
(e)    If the Administrative Agent (acting at the direction of the Required Lenders) determines that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Administrative Agent will so notify the parties hereto.
2.12.    Tax Considerations.
For U.S. federal income tax purpose, the Borrower and the Lenders agree that the applicable Loans and the Warrants issued concurrently therewith (including the rights granted thereunder) shall be treated as an investment unit, and the purchase price of the investment unit shall equal the total purchase price paid by the applicable Class of Lenders for the applicable Class of Loans, of which a portion of the purchase price equal to the fair market value of the common shares of the Borrower on the date such Warrants are issued shall be allocated to the Warrants. The Borrower and the Lenders agree to file tax returns consistent with the allocation set forth in this paragraph, unless otherwise required by any applicable Laws.
2.13.    Additional Incremental Indebtedness.

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Within 30 days of the written request of the Required Lenders, (i) the Borrower agrees to borrow additional Loans, subject to the terms and conditions of this Agreement, in an amount sufficient to refinance or prepay in full the outstanding Indebtedness under the Residual Financing Facility solely for the purpose of causing the issuer thereunder to refinance or prepay in full the outstanding Indebtedness under the Residual Financing Facility and (ii) the Borrower agrees to use the proceeds of such Borrowing to pay the outstanding Indebtedness under the Residual Financing Facility in full; provided that (A) the Borrower shall be required to borrow under this Section 2.13 only if the Asset Coverage Ratio will be greater than or equal to 2.00 to 1.00 (or such other ratio as mutually agreed in writing between the Lenders and the Borrower) on a pro forma basis for the relevant period ended immediately prior to the date of such Borrowing after giving effect to such Borrowing, (B) the additional Loans under this Section 2.13 shall be on the same terms as the Initial Loans borrowed on the Closing Date, with original issue discount equal to [***] per annum on the remaining life to maturity of such Loans (based on the number of years and days until the Maturity Date), and (C) the Borrower shall not be required to borrow under this Section 2.13 to the extent that any conditions to such Borrowing imposed by the Lenders would not be satisfied at the time such conditions are required by the Lenders to be satisfied.
2.14.    Benchmark Replacement Setting.
(a)    Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any other Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders; provided that if the Administrative Agent and Borrower each determine in good faith that the Benchmark Replacement is the prevailing market standard for USD-denominated syndicated of loans of a similar type, no Required Lender consent shall be required.
(b)    Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.
(c)    Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will promptly notify the Borrower of the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.14(d). Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.14, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.14.
(d)    Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark

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is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks, then the Administrative Agent (acting at the direction of the Required Lenders) may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable, non-representative, non-compliant or non-aligned tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative or in compliance with or aligned with the International Organization of Securities Commissions (IOSCO) Principles for Financial Benchmarks for a Benchmark (including a Benchmark Replacement), then the Administrative Agent (acting at the direction of the Required Lenders) may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.
(e)    Benchmark Unavailability Period. If any Term SOFR Loan is outstanding on the date of the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period with respect to Term SOFR, then until such time as a Benchmark Replacement is implemented pursuant to this Section 2.14, any Term SOFR Loan shall on the last day of the Interest Period applicable to such Loan convert to, and shall constitute, a Loan bearing interest at the Prime Rate.
Notwithstanding anything to the contrary contained in this Agreement or the other Loan Documents, from time to time if the Borrower and the Administrative Agent reasonably determine in good faith that a comparable successor rate to Term SOFR (or a successor to such successor rate) becomes available for USD-denominated syndicated similar types of loans, then the Borrower and the Administrative Agent (acting at the direction of the Required Lenders) may amend this Agreement and the other Loan Documents without the consent of any Lender to replace Term SOFR or any successor rate with the applicable successor rate to it pursuant to generally accepted then prevailing market convention as determined by the Borrower in good faith and to make such other conforming changes to this Agreement and the other Loan Documents in connection therewith, including any necessary spread adjustment that is generally accepted as the then prevailing market convention determined by the Borrower in good faith. In addition, from time to time, if the Borrower and the Required Lenders determine that the circumstances described above arise, then, the Borrower and the Required Lenders may enter into an amendment to this
Agreement to implement the changes described above and to make such other conforming changes to this Agreement and the other Loan Documents in connection therewith, in each case, so long as such rate is reasonably practicable for the Administrative Agent to administer.
ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY
3.01.    Taxes.
(a)    Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

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(b)    Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.
(c)    Tax Indemnification.
(i)    The Loan Parties shall jointly and severally indemnify each Recipient, within ten
(10) days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
(ii)    Each Lender shall, and does hereby, severally indemnify the Administrative Agent, and shall make payment in respect thereof within ten (10) days after demand therefor, against (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.06(d) relating to the maintenance of a Participation Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender, as the case may be, under this
Agreement or any other Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this clause (ii).
(d)    Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.
(e)    Status of Lenders.
(i)    Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Sections 3.01(e)(ii)(A), 3.01(e)(ii)(B) and 3.01(e)(ii)(D)) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.
(ii)    Without limiting the generality of the foregoing, in the event that the Borrower is a

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U.S. Borrower,
(A)    any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or about the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;
(B)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(a)    in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, executed copies of IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;
(b)    executed copies of IRS Form W-8ECI;
(c)    in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code,
(x) a certificate substantially in the form of Exhibit D-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E; or
(d)    (4) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax
Compliance Certificate substantially in the form of Exhibit D-2 or Exhibit D-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit D-4 on behalf of each such direct and indirect partner;
(C)    any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or about the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed

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copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(D)    if a payment made to a Lender under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the
Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
(f)    Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 3.01(f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.01(f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
(g)    Survival. Each party’s obligations under this Section 3.01 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
(h)    Tax Status of Borrower. The Borrower is currently treated as a corporation for U.S. federal income tax purposes.
(i)    Tax Reporting Assistance. The Borrower shall use commercially reasonable efforts to assist any Lender with information reasonably necessary in the computation of accruals with respect to any “original issue discount” with respect to the Loan for U.S. federal income tax purposes.
3.02.    Increased Costs.

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(a)    If any Change in Law shall subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of “Excluded Taxes” and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto then, and in any such event, such Lender shall promptly give written notice to the Borrower and to the Administrative Agent of such determination (which notice the Administrative Agent shall promptly transmit to each of the other Lenders). Thereafter the Borrower agrees to pay to such Lender, upon such Lender’s written request therefor, such additional amounts (in the form of an increased rate of, or a different method of calculating, interest or otherwise as such Lender shall determine after consultation with the Borrower) as shall be required to compensate such Lender for such increased costs or reductions in amounts received or receivable hereunder (a written notice as to the additional amounts owed to such Lender, showing in reasonable detail the basis for the calculation thereof, submitted to the Borrower by such Lender (with a copy to the Administrative Agent) shall, absent manifest error, be final and conclusive and binding on all the parties hereto).
(b)    If any Lender determines that after the date of this Agreement the introduction of or any change in any applicable Law or governmental rule, regulation, order, guideline, directive or request (whether or not having the force of law) concerning capital adequacy, or any change in interpretation or administration thereof by the NAIC or any Governmental Authority, central bank or comparable agency, will have the effect of increasing the amount of capital required or expected to be maintained by such Lender or any corporation controlling such Lender based on the existence of such Lender’s Commitments hereunder or its obligations hereunder, then the Borrower agrees to pay to such Lender, upon its written demand therefor, such additional amounts as shall be required to compensate such Lender or such other corporation for the increased cost to such Lender or such other corporation or the reduction in the rate of return to such Lender or such other corporation as a result of such increase of capital. In determining such additional amounts, each Lender will act reasonably and in good faith and will use averaging and attribution methods which are reasonable; provided that such Lender’s determination of compensation owing under this Section 3.02(b) shall, absent manifest error, be final and conclusive and binding on all the parties hereto. Each Lender, upon determining that any additional amounts will be payable pursuant to this Section 3.02(b), will give prompt written notice thereof to the Borrower (with a copy to the Administrative Agent), which notice shall show in reasonable detail the basis for calculation of such additional amounts, although the failure to give any such notice shall not release or diminish the Borrower’s obligations to pay additional amounts pursuant to this Section 3.02(b) upon the subsequent receipt of such notice.
(c)    Notwithstanding anything in this Agreement to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof and (y) all requests rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States regulatory authorities, in each case pursuant to Basel III, shall be deemed to be a change after the date of this Agreement in a requirement of law or government rule, regulation or order, regardless of the date enacted, adopted, issued or implemented (including for purposes of this Section 3.02).
(d)    With respect to any Lender’s claim for compensation under this Section 3.02, the Borrower shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.
3.03.    Survival.
All of the Borrower’s obligations under this Article III shall survive repayment of all other Obligations hereunder, subject to the limitations contained in this Article III.
ARTICLE IV CONDITIONS PRECEDENT
4.01.    Conditions to Funding of the Initial Loans on the Closing Date.

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The obligations of each Lender to make the Initial Loans on the Closing Date shall be subject to the satisfaction (or waiver in accordance with Section 10.01) of the following conditions precedent:
(a)    Credit Agreement. Receipt by the Agents and the Initial Lenders of executed counterparts of this Agreement, properly executed by a Responsible Officer of the Borrower and by the Administrative Agent, Collateral Agent and each Initial Lender.
(b)    Borrowing Request. The Administrative Agent and the Initial Lenders shall have received a Borrowing Request in accordance with the requirements hereof.
(c)    Other Loan Documents. Receipt by the Agents and the Initial Lenders of executed counterparts of the other Loan Documents, each properly executed by a Responsible Officer of the signing Loan Party.
(d)    Organization Documents, Resolutions. Receipt by the Agents and the Initial Lenders of the following, in form and substance reasonably satisfactory to the Required Lenders and their legal counsel:
(i)    copies of the Organization Documents of each Loan Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its incorporation or organization and certified by an officer of such Loan Party to be true and correct as of the Closing Date;
(ii)    such copies of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers of each Loan Party as the Initial Lenders may require evidencing the identity, authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents to which such Loan Party is a party; and
(iii)    such documents and certifications as the Initial Lenders may reasonably require to evidence that each Loan Party (A) is duly organized or formed, and (B) is validly existing, in good standing and qualified to engage in business in its state of organization or formation and each other jurisdiction where its ownership, lease or operation of properties or the conduct of its business otherwise requires such qualification or license, except, in each such case referred to in this clause (B), to the extent failure to be so qualified in any such jurisdiction could not reasonably be expected to have a Material Adverse Effect.
(e)    Financial Statements. The Initial Lenders shall have received the Initial Financial Statements in form and substance satisfactory to the Required Lenders.
(f)    Evidence of Insurance. Receipt by the Agents and the Initial Lenders of certificates of insurance of the Loan Parties evidencing liability and casualty insurance naming the Collateral Agent as additional insured (in the case of liability insurance) and loss payee (in the case of casualty insurance) on behalf of the Secured Parties.
(g)    Perfection and Priority of Liens. Receipt by the Agents and the Initial Lenders of the following, in each case in form and substance reasonably satisfactory to the Required Lenders:
(i)    searches of Uniform Commercial Code filings in the jurisdiction of formation of each Loan Party or where a filing would need to be made in order to perfect the Collateral Agent’s security interest in the Collateral, on behalf of the Secured Parties, copies of the financing statements on file in such jurisdictions and evidence that no Liens exist other than Permitted Liens;
(ii)    UCC financing statements, to perfect the Collateral Agent’s security interest in the Collateral, on behalf of the Secured Parties;
(iii)    an IP Security Agreement to perfect the Collateral Agent’s security interest on behalf of the Secured Parties, in the registered Intellectual Property of the Loan Parties; and
(iv)    a completed perfection certificate signed by a Responsible Officer of each Loan

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Party.
(h)    Additional Lien Searches. Receipt by the Initial Lenders of Tax and judgment lien searches, each of a recent date, listing all effective lien notices or comparable documents that name any Loan Party as debtor and that are filed in the state, county or other jurisdictions reasonably requested by the Collateral Agent or the Required Lenders in each case in form and substance reasonably satisfactory to the Required Lenders.
(i)    Opinions of Counsel. Receipt by the Agents and the Initial Lenders of favorable opinions of Orrick, Herrington & Sutcliffe LLP in form and substance reasonably satisfactory to the Required Lenders and their legal counsel and covering such matters incident to the transactions contemplated by this Agreement and the other Loan Documents as the Administrative Agent and the Required Lenders may reasonably require, addressed to the Administrative Agent, the Collateral Agent and each Initial Lender.
(j)    Solvency Certificate. Receipt by the Agents and the Initial Lenders of a certificate, in form and substance reasonably satisfactory to the Required Lenders and their legal counsel, signed by the Chief Financial Officer of the Borrower, certifying in his or her capacity as Chief Financial Officer and not in his or her individual capacity, that after giving effect to the Borrowing of the Initial Loans on the Closing date and the other transactions contemplated by this Agreement and the other Loan Documents, the Borrower and its respective Subsidiaries on a consolidated basis will be Solvent.
(k)    Fees. Receipt by the Administrative Agent, the Collateral Agent and the Initial Lenders of any fees and expenses required by the Loan Documents to be paid on or before the Closing Date, including as set forth in the Agent Fee Letter.
(l)    Attorney Costs. The Borrower shall have paid all reasonable fees, charges and disbursements of Akin Gump Strauss Hauer & Feld LLP, as counsel to the Lenders and Ballard Spahr LLP, as counsel to the Agents.
(m)    Sources and Uses. The Administrative Agent and the Initial Lenders shall have received a sources and uses of the Initial Loans reasonably satisfactory to the Required Lenders, which shall include, among other things, itemized fees and expenses incurred with respect to the Loan Documents, inclusive of those payable by the Loan Parties.
(n)    KYC/Patriot Act. The Initial Lenders and the Agents shall have received, not less than two
(2) Business Days prior to the Closing Date, all documentation, to include a duly executed IRS Form W-9 or such other applicable IRS Form, and other information that may be reasonably requested by such Initial Lenders and the Agents, and is requested at least five (5) Business Days prior to the Closing Date, in connection with Sanctions or Anti-Money Laundering Laws including, applicable “know your customer” requirements, the Patriot Act and Beneficial Ownership Regulation.
(o)    Material Adverse Effect. There shall not have occurred since December 31, 2021, any Material Adverse Effect.
(p)    Responsible Officer Certificate. Receipt by the Administrative Agent and the Initial Lenders of a certificate of a Responsible Officer of the Borrower, in form and substance reasonably satisfactory to the Required Lenders, certifying compliance with the conditions precedent set forth in Sections 4.01(o), (s), (t) and (u).
(q)    No Litigation. There shall be no (i) material litigation pending, or to any Loan Party’s knowledge threatened in writing, against or affecting the Borrower or any Subsidiary, or (ii) injunction or other form of restraining order, which in either case restrains or restricts or seeks to restrain or restrict the closing of this Agreement or the making of the Initial Loans.
(r)    Consents. The Administrative Agent and the Required Lenders shall have received copies of any and all consents necessary, if any, to permit the effectuation by the Loan Parties of the transactions contemplated by this Agreement and the other Loan Documents; and the Administrative Agent and the

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Required Lenders shall have received such consents and waivers of such third parties, if any, as might assert claims with respect to the Collateral, as the Required Lenders and their counsel shall deem necessary.
(s)    Net Liquidity. After giving effect to the Borrowing of the Initial Loans on the Closing Date and the other transactions contemplated by this Agreement and the other Loan Documents, Net Liquidity shall not be less than $50,000,000.
(t)    Accuracy of Representations and Warranties. The representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the Closing Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.
(u)    No Default. No Default or Event of Default shall exist, or would result from the making of such Initial Loans or from the application of the proceeds thereof.
For purposes of determining compliance with the conditions specified in Section 4.01 on the Closing Date, each Initial Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to an Initial Lender unless the Administrative Agent shall have received written notice from such Initial Lender prior to the proposed Closing Date specifying its objection thereto.
4.02.    Conditions to Funding of the Incremental Tranche A-1 Loans, the Incremental Tranche A-2 Loans, the Incremental Tranche B Loans and the Incremental Tranche C Loans.
The obligations of each Incremental Tranche A-1 Lender, Incremental Tranche A-2 Lender, Incremental Tranche B Lender and Incremental Tranche C Lender to make any Incremental Tranche A-1 Loan, Incremental Tranche A-2 Loan, Incremental Tranche B Loan or Incremental Tranche C Loan, as
applicable, shall be subject to the satisfaction (or waiver in accordance with Section 10.01) of the following conditions precedent:
(a)    Financial Calculations Certificate. With respect to the Incremental Tranche A-1 Loans, the Incremental Tranche B Loans and the Incremental Tranche C Loans, receipt by the Administrative Agent and the Lenders of a certificate of a Responsible Officer of the Borrower certifying, together with supporting calculations, (i) the Asset Coverage Ratio, (ii) Net Liquidity, (iii) Net Liquidity held in Controlled Accounts, and (iv) the Non-Performing Loan Rate, in each case as of the last day of the month most recently ended on a pro forma basis following the funding of the applicable Loans (which, with respect to the Incremental Tranche A-1 Loans, shall be on a pro forma basis for the Incremental Tranche A-1 Loans and the Incremental Tranche A-2 Loans); it being understood that if the Compliance Certificate for such month has not been delivered as of the date of the applicable Borrowing, the calculations included in the certificate delivered pursuant to this clause (a) shall be based on preliminary financial information for such month.
(b)    Representations and Warranties.
(i)    With respect to the Incremental Tranche A-1 Loans, the Incremental Tranche B Loans and the Incremental Tranche C Loans, the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of the Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.

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(ii)    With respect to the Incremental Tranche A-2 Loans, the Specified Representations shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) on and as of the date of the Borrowing, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (without duplication of any materiality qualifier contained therein) as of such earlier date.
(c)    No Default.
(i)    With respect to the Incremental Tranche A-1 Loans, the Incremental Tranche B Loans and the Incremental Tranche C Loans, no Default or Event of Default shall exist, or would result from the making of such Loans or from the application of the proceeds thereof.
(ii)    With respect to the Incremental Tranche A-2 Loans, no Event of Default shall exist, or would result from the making of such Loans or from the application of the proceeds thereof.
(d)    Borrowing Request. The Administrative Agent and the applicable Lenders shall have received a Borrowing Request in accordance with the requirements hereof.
(e)    Warrants; Registration Rights Agreement.
(i)    On or before the funding date of the Incremental Tranche A-1 Loans, the Incremental Tranche A-2 Loans, the Incremental Tranche B Loans and the Incremental Tranche C
Loans, as applicable, the Borrower shall issue Warrants, substantially in the form of Exhibit G, to the applicable Lenders or their Affiliates in the amounts set forth on Schedule 4.02(e).
(ii)    On or before the funding date of the Incremental Tranche A-1 Loans, the Borrower and the Incremental Tranche A-1 Lenders or their Affiliates shall execute a Registration Rights Agreement, substantially in the form of Exhibit H (the “Registration Rights Agreement”).
(iii)    On or prior to the funding date of each of the Incremental Tranche A-2 Loans, the Incremental Tranche B Loans and the Incremental Tranche C Loans, the Incremental Tranche A-2 Lenders, the Incremental Tranche B Lenders or the Incremental Tranche C Lenders, as applicable, or their respective Affiliates, shall sign a joinder to the Registration Rights Agreement in order to become bound by, and for the Warrants issued in connection with the Incremental Tranche A-2 Loans, the Incremental Tranche B Loans and the Incremental Tranche C Loans, as applicable, to be subject to, the Registration Rights Agreement.
ARTICLE V REPRESENTATIONS AND WARRANTIES
Each of the Loan Parties represents and warrants to the Administrative Agent and the Lenders, on the Closing Date and at such other times (if any) that the representations and warranties in this ARTICLE V are expressly made, that the following are true and correct:
5.01.    Existence, Qualification and Power.
The Borrower and each Restricted Subsidiary: (a) is duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite organizational power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own, pledge, mortgage and operate its assets, to lease or sublease its assets and to carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and in good standing under the Laws of each material jurisdiction, where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, except with respect to clauses (b)(i) and (c), to the extent the failure thereof could not reasonably be expected to result in a Material Adverse Effect. There is no existing default or event of default under the Borrower’s or any Restricted Subsidiary’s Organization Documents.

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5.02.    Authorization; No Contravention.
The execution, delivery and performance by each Loan Party of each Loan Document to which such Loan Party is party (x) have been duly authorized by all necessary company or other organizational action and (y) do not (a) contravene the terms of any of such Loan Party’s Organization Documents;
(b) result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Material Contract to which the Borrower or any Restricted Subsidiary is a party or affecting the Borrower or any Restricted Subsidiary or the properties of the Borrower or any Restricted Subsidiary, the Investors’ Rights Agreement or the RRA, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which the Borrower or any Restricted Subsidiary or its property is subject; (c) or violate any Law (including Regulation U or Regulation X issued by the FRB), except, in each case referred to in clauses (b) or (c), to the extent that such violation could not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
5.03.    Governmental Authorization; Other Consents.
No Permit, approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by any Loan Party of this Agreement or any other Loan Document other than: (a) those that have already been obtained and are in full force and effect, (b) filings to perfect the Liens created by the Collateral Documents, or (c) actions necessary to comply with the Loan Documents on or after the Closing Date.
5.04.    Binding Effect.
Each Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Each Loan Document constitutes a legal, valid and binding obligation of each Loan Party that is party thereto, enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar Laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).
5.05.    Financial Statements; No Material Adverse Effect.
(a)    The Initial Financial Statements (i) were prepared in conformity with GAAP in all material respects for the periods covered thereby; and (ii) fairly present, in all material respects, the financial position of the Borrower and its Subsidiaries on a consolidated basis as of the dates thereof and their results of operations for the periods covered thereby, in each case, in conformity with GAAP, subject to normal year-end adjustments and the absence of all related notes.
(b)    Since the date of the last day of the period covered in the Initial Financial Statements to and including the Closing Date, there has been no Disposition by the Borrower or any Restricted Subsidiary outside the ordinary course of business, or any Involuntary Disposition, of any material part of the business or property of the Borrower or any Subsidiary, and no material purchase or other acquisition by any of them of any business or property (including any Equity Interests of any other Person) outside the ordinary course of business, in each case, which is not reflected in the foregoing financial statements or in the notes thereto or otherwise disclosed in writing to the Initial Lenders on or prior to the Closing Date.
(c)    The financial statements delivered pursuant to Sections 6.01(a) and (b) have been prepared in conformity with GAAP throughout the periods covered thereby and, except as may otherwise be permitted under Sections 6.01(a) and (b), fairly present, in all material respects (on the basis disclosed in the footnotes to such financial statements for the audited financials), the consolidated financial position of the Borrower and its Subsidiaries on a consolidated basis and the results of their operations and cash flows as of the dates thereof and for the periods covered thereby.
(d)    Since December 31, 2021, there has been no event or circumstance, either individually or in the aggregate, that has had or could reasonably be expected to have a Material Adverse Effect.
5.06.    Litigation.

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There are no actions, suits, proceedings, claims, disputes, charges or investigations pending or, to the knowledge of the Loan Parties, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Restricted Subsidiary or against any of their properties or revenues that: (a) purport to affect or pertain to this Agreement, any other Loan Document, or any of the other transactions contemplated hereby or thereby, or (b) could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
5.07.    No Default.
(a)    No Default or Event of Default has occurred and is continuing.
(b)    No “event of default,” “rapid amortization event” or substantially similar event has occurred and is continuing under or with respect to any SPV Transaction, other than those disclosed in writing to the Lenders.
5.08.    Environmental Matters.
Except in each case to the extent the failure or existence thereof could not reasonably be expected to result in a Material Adverse Effect:
(a)    The Borrower and each Restricted Subsidiary is, and within the period of all applicable statutes of limitation has been, in compliance with all applicable Environmental Laws.
(b)    The Borrower and each Restricted Subsidiary has obtained, has complied with, and is in compliance with all Permits that are required pursuant to Environmental Laws for the occupation of its facilities and the operation of its business, and all such Permits are in full force and effect, free from breach and the transactions contemplated by this Agreement will not adversely affect them.
(c)    There is no judicial, administrative, or arbitral action, claim, charge, complaint, demand, litigation, hearing, inquiry, investigation, or proceeding (including any notice of violation or alleged violation) under or relating to any Environmental Law with respect to the operation of its business or the Real Properties or to which the Borrower or any Restricted Subsidiary is or would reasonably be expected to be named as a party that is pending or, to any Loan Party’s knowledge, threatened.
(d)    Neither the Borrower nor any Restricted Subsidiary has received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental Law or any liability arising under Environmental Law, which has not been fully resolved.
(e)    Neither the Borrower nor any Restricted Subsidiary has entered into or agreed to any consent decree, order, or settlement or other agreement, or is subject to any judgment, ruling, verdict, writ, award, mandate, subpoena, injunction, decree, or order or other agreement, in any judicial, administrative, arbitral, or other forum for dispute resolution, relating to compliance with or liability under any Environmental Law.
(f)    Neither the Borrower nor any Restricted Subsidiary has handled, stored, transported, disposed of, arranged for or permitted the disposal of, or Released any Hazardous Materials, or owned or operated any property or facility (and no such property or facility is contaminated by Hazardous Materials), in each case, in a manner that has given or would reasonably be expected to give rise to liabilities, including liabilities for response costs, corrective action costs, personal injury, property damage or natural resources damages, pursuant to any Environmental Law.
(g)    [Reserved].
(h)    Neither the Borrower nor any Restricted Subsidiary has assumed or retained, by contract or operation of law, any liabilities of any kind, fixed or contingent, known or unknown, under any Environmental Law.
(i)    No facts, events or conditions relating to the past or present facilities, properties or operations of the Borrower or any Restricted Subsidiary, nor any of their respective predecessors, will

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prevent, hinder or limit continued compliance with Environmental Laws or give rise to Environmental Liabilities.
5.09.    Taxes.
The Borrower and its Restricted Subsidiaries have timely filed or caused to be timely filed (taking into account any available extensions), with the appropriate Governmental Authorities and in the appropriate jurisdictions, all material U.S. federal, state, local and non-U.S. Tax returns and reports required to be filed, and have timely paid, prior to the date on which any liability may be added thereto for non-payment thereof, all material U.S. federal, state, local and other Taxes levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being Properly Contested. All such returns and reports are true, correct, and complete in all material respects. No such material Tax return or report is under audit or examination by any Governmental Authority and no notice of such a Tax audit or examination or any assertion of any claim for Taxes has been given or made by any Governmental Authority in writing.
5.10.    ERISA Compliance.
(a)    Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other federal or state Laws and (ii) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS (or the prototype plan sponsor has received such a letter from the IRS) or an application for such a letter is currently being processed by the IRS with respect thereto and, to the knowledge of the Loan Parties, after due inquiry, nothing has occurred which could prevent, or cause the loss of, such qualification.
(b)    Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) there are no pending or, to the knowledge of the Loan Parties, after due inquiry, threatened or contemplated claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan, (ii) there has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan, and (iii) except to the extent required under Section 4980B of the Internal Revenue Code or similar state Laws, no Plan provides health or welfare benefits (through the purchase of insurance or otherwise) for any retired or former employee of the Borrower or any Restricted Subsidiary or any of their respective ERISA Affiliates.
(c)    Except as could not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect, (i) no ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any Restricted Subsidiary nor any of their respective ERISA Affiliates has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (iv) neither the Borrower nor any Restricted Subsidiary nor any of their respective ERISA Affiliates has engaged in a transaction subject to Section 4069 or 4212(c) of ERISA.
(d)    Neither the Borrower nor any Restricted Subsidiary nor any of their respective ERISA Affiliates sponsors, maintains or contributes to, or has any unsatisfied obligation to contribute to, or any liability or obligation under, any active or terminated Pension Plan other than (i) on the Closing Date, those listed on Schedule 5.10(d) hereto and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement.
(e)    To the extent applicable, each Foreign Plan has been maintained in compliance with its terms and with the requirements of any and all applicable requirements of Law and has been maintained, where required, in good standing with applicable regulatory authorities, except to the extent that the failure so to comply could not reasonably be expected either individually or in the aggregate, to have a Material Adverse Effect. Neither the Borrower nor any Restricted Subsidiary has incurred any material obligation in connection with the termination of or withdrawal from any Foreign Plan. The present value of the accrued benefit liabilities (whether or not vested) under each Foreign Plan that is funded, determined as of the end of the most recently ended Fiscal Year of the Borrower or any Restricted Subsidiary, as applicable, on the basis of actuarial assumptions, each of which is reasonable, did not exceed the current value of the property

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of such Foreign Plan by a material amount, and for each Foreign Plan that is not funded, the obligations of such Foreign Plan are properly accrued.
5.11.    Equity Interests; Subsidiaries.
All of the Equity Interests of each Loan Party and each Subsidiary, to the extent constituting Collateral, have been duly and validly authorized and issued and are fully paid and non-assessable. Schedule 5.11 sets forth a true, correct, complete and accurate list as of the Closing Date of each Subsidiary of any Loan Party, together with (i) the jurisdiction of formation, (ii) the number of shares or units of each class of Equity Interests authorized and outstanding, (iii) if not wholly-owned by such Loan Party, the number and percentage of outstanding shares of each class owned by such Loan Party or any Subsidiary,
(iv)    whether such Subsidiary is a Guarantor, and (v) whether such Subsidiary is an Excluded Subsidiary. The Loan Parties are the record and beneficial owners of, and have good and marketable title to, the Equity Interests pledged by them under the Collateral Documents, free of any and all Liens (other than Permitted Liens), and there are no outstanding warrants, options or other rights to purchase, or shareholder, voting trust or similar agreements outstanding with respect to, or property that is convertible into, or that requires the issuance or sale of, any such pledged Equity Interests.
5.12.    Margin Regulations; Investment Company Act; Other Regulations.
(a)    Neither the Borrower nor any Restricted Subsidiary is engaged, or will engage, in the business of extending credit for the purpose of, and no proceeds of any Loan or other extensions of credit hereunder will be used for the purpose of, buying or carrying margin stock (within the meaning of Regulation U of the FRB) or extending credit to others for the purpose of purchasing or carrying any such margin stock, in each case in contravention of Regulation T, U or X or any other regulations of the FRB.
(b)    Neither the Borrower nor any Restricted Subsidiary is an “investment company” within the meaning of the Investment Company Act of 1940, as amended; (ii) a “holding company” or a “subsidiary company” of a “holding company” or an “affiliate” of either a “holding company” or a “subsidiary company” within the meaning of the Public Utility Holding Company Act of 2005, as amended; or (iii) subject to any other federal or state law or regulation which purports to restrict or regulate its ability to borrow money.
5.13.    Disclosure.
The reports, financial statements, certificates or other information furnished in writing by or on behalf of any Loan Party to the Administrative Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document including the representations and warranties made by any Loan Party in this Agreement or another Loan Document (in each case, as modified or supplemented by other information so furnished) do not contain any material misstatement of fact or omit to state any material fact necessary to make the statements therein, taken as a whole, in light of the circumstances when made, not materially misleading; provided that, with respect to projected financial information, the Loan Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time and is no guarantee of future performance, it being acknowledged and agreed by the Administrative Agent and the Lenders that projections as to future events are not to be viewed as facts and that the actual results during the period or periods covered by such projections may materially differ from the projected results.
5.14.    Compliance with Laws.
The Borrower and each Restricted Subsidiary is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees binding upon it and its properties, except in such instances (x) in which such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (y) the failure thereof could not reasonably be expected to have a Material Adverse Effect.
5.15.    Intellectual Property.

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(a)    Attached hereto as Schedule 5.15(a) is a true, correct and complete listing as of the Closing Date of all issued and registered Intellectual Property and pending applications therefor owned by the Loan Parties, individually or jointly with others (collectively, “Registered IP”). All Registered IP is subsisting (other than trademarks no longer used by the Loan Parties) and, to the knowledge of the Loan Parties, valid, in full force and enforceable in the jurisdictions where such Registered IP has been registered or filed. The Loan Parties exclusively own all Registered IP and have rights to use, all other Intellectual Property necessary for the conduct of the Businesses.
(b)    The Loan Parties have taken and continue to take commercially reasonable measures to protect their Intellectual Property, including Trade Secrets, and to the knowledge of the Loan Parties, there has not been any material unauthorized access or breach concerning any such Trade Secrets owned by the Loan Parties. Loan Parties have implemented procedures that are reasonably designed to detect misuse and illegal or unlawful use of personal information. Except as previously disclosed to the Initial Lenders prior to the Closing Date, to the knowledge of the Loan Parties, there are no facts that indicate any current or recent misuse or illegal or unlawful use in any material respect or any recent incident in which personal information or other data was or may have been stolen or improperly accessed in any material respect. The Loan Parties are in compliance in all material respects with applicable laws pertaining to personal information in their possession and/or control, including personal information of customers.
(c)    The conduct of the Businesses and the use of the Intellectual Property owned by the Loan Parties in connection with the conduct of the Businesses, have not and do not, to the knowledge of the Loan Parties, infringe, misappropriate, or violate the Intellectual Property of any Person in any material respect. No proceedings are pending before any Governmental Authority, and none of the Loan Parties has received any non-frivolous written claim or demand alleging, that the use by the Loan Parties of any Intellectual Property infringes, misappropriates or dilutes the Intellectual Property of any Person in any material respect. To the knowledge of the Loan Parties, there is currently no material infringement or material unauthorized use by any third party of any Intellectual Property owned by the Loan Parties.
5.16.    Solvency.
Immediately after giving effect to the Borrowing of the Initial Loans on the Closing Date and the other transactions contemplated by this Agreement and the other Loan Documents, the Borrower and its Subsidiaries on a consolidated basis are Solvent.
5.17.    Creation and Perfection of Security Interests in the Collateral.
(a)    The provisions of the Collateral Documents are effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable, first priority security interest in all right, title and interest of the Loan Parties in each item of Collateral, except (i) in the case of any Permitted Liens, to the extent that any such Permitted Liens would have priority over the security interest in favor of the Collateral Agent pursuant to any applicable Law and (ii) Liens perfected only by possession to the extent Collateral Agent has not obtained or does not maintain possession of the Collateral.
(b)    Financing statements with respect to each Loan Party in appropriate form, when filed in the central filing office in the jurisdiction of such Grantor (as defined in the Guaranty and Collateral Agreement) specified in Schedule 6(j) to the Guaranty and Collateral Agreement, shall constitute a perfected Lien on, and security interest of the Collateral Agent, for the benefit of the Secured Parties, in all right, title, and interest of the Loan Parties in such Collateral and the proceeds thereof, to the extent contemplated by the Guaranty and Collateral Agreement as security for the Obligations, in each case prior and superior in right to any other Person, except in the case of any Permitted Liens, to the extent that any such Permitted Liens would have priority over the security interest in favor of the Collateral Agent pursuant to any applicable Law.
5.18.    Real Properties.
(a)    The Borrower and each Restricted Subsidiary has good, insurable, exclusive, legal and marketable fee simple title to the owned Real Property and the valid and enforceable power and unqualified

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right to use and sell, transfer, convey or assign such Real Property, and valid leasehold interests in the Material Real Property Leases, in each case free and clear of all Liens, except for Permitted Liens.
(b)    Each Material Real Property Lease is in full force and effect. Neither the Borrower nor any Restricted Subsidiary, nor, to the knowledge of the Loan Parties, any other Person, is in breach or violation of, or default under, any Material Real Property Lease, and no event has occurred and no circumstance exists which, if not remedied, would result in such a breach, violation or default (with or without notice or lapse of time, or both), in each case except to the extent such breach, violation or default could not reasonably be expected to result in a Material Adverse Effect. The Borrower and each Restricted Subsidiary will comply with, and will cause its Real Property and all improvements thereon to be operated, maintained and repaired in compliance with, the requirements of each applicable Real Property lease, except to the extent the failure to do so could not reasonably be expected to result in a Material Adverse Effect.
(c)    The Material Owned Real Property (if any) is in compliance in all material respects with all applicable legal requirements and fire, health, building, use, occupancy, subdivision and zoning laws. There do not exist any actual or, to the knowledge of the Loan Parties, threatened condemnation or eminent domain proceedings that affect any Material Owned Real Property or any part thereof, and neither the
Borrower nor any Subsidiary has received any notice of the intention of any Governmental Authority or other Person to take or use any Material Owned Real Property or any part thereof of interest therein.
(d)    Schedule 5.18 sets forth a complete and accurate list as of the Closing Date (i) of all Real Property owned in fee simple by the Loan Parties with a fair market value in excess of $2,500,000 (collectively, the “Material Owned Real Property”), or in which the Borrower or any Restricted Subsidiary owns or holds a leasehold or similar interest where assets with a fair market value in excess of $1,000,000 are located, whether by lease, sublease, license or any other similar contractual arrangement under which the Borrower or any Restricted Subsidiary occupies or uses any Real Property (together with each amendment, modification, restatement or supplement thereto collectively, the “Material Real Property Leases”), with the current location of each such Real Property by street address, including the county, state and other relevant jurisdictions, and the landlord with respect thereto, and (ii) any lease, sublease, license or sublicense of such Real Property by the Borrower or any Restricted Subsidiary as lessor, licensor or similar capacity.
(e)    All Material Owned Real Property is insured pursuant to policies and other bonds which are valid and in full force and effect and which provide adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of each such Loan Party in accordance with prudent business practice in the industry of the Borrower and its Restricted Subsidiaries.
5.19.    Labor Matters.
(a)    The Borrower and each Restricted Subsidiary is in material compliance with all requirements of all Employment Laws and there are no actions, suits, proceedings, claims, disputes, charges, or investigations pending or, to the knowledge of the Loan Parties, threatened, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any Restricted Subsidiary relating to Employment Laws that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(b)    Except as set forth in Schedule 5.19(b), (i) there are no collective bargaining agreements covering the employees of the Borrower or any Restricted Subsidiary; (ii) there are no strikes, walkouts, stoppages or slowdowns or other organized labor disputes against the Borrower or any Restricted Subsidiary pending or, to the Borrower’s knowledge, threatened that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect; (iii) there are no unfair labor practice charges pending or threatened against the Borrower or any Restricted Subsidiary before any Governmental Authority and no material grievance or arbitration proceeding pending or threatened against the Borrower or any Restricted Subsidiary which arises out of or under any collective bargaining agreement that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect; and (iv) no labor organization or group of employees has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or threatened to be brought or filed with the National Labor Relations Board or any other labor relations tribunal or authority.

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(c)    The employees of the Borrower and each Restricted Subsidiary have been paid all wages and other compensation due as required under any Contractual Obligation, the Fair Labor Standards Act of 1938, as amended, or any other applicable Law dealing with such matters that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid. All payments due from the Borrower and each Restricted Subsidiary on account of any workers’ compensation program, unemployment insurance program, or employee health and welfare insurance that (individually or in the aggregate) could reasonably be expected to have a Material Adverse Effect if not paid have been paid or accrued as a liability on the books of the Borrower and its Restricted Subsidiaries. Neither the Borrower nor
any Restricted Subsidiary has incurred any material liability or obligations under the Worker Adjustment and Retraining Notification Act or any similar Law, which remains unpaid or unsatisfied.
5.20.    [Reserved].
5.21.    [Reserved].
5.22.    [Reserved].
5.23.    Legal Name, Jurisdiction of Formation and Type of Entity.
Schedule 5.23 sets forth, as of the Closing Date, the exact legal name, the jurisdiction of formation, the type of entity, the tax payer identification number and the organizational identification number of each Loan Party. Except as set forth on Schedule 5.23, no Loan Party has during the preceding five years (i) changed its legal name, (ii) changed its state of formation or (iii) been party to a merger, consolidation or other change in structure.
5.24.    Anti-Corruption Laws; Anti-Money-Laundering Laws; and Sanctions.
(a)    None of the Borrower, any Subsidiary, or any of their respective directors, officers, employees, or, to the knowledge of the Borrower, any of their respective agents or representatives (i) is a Sanctioned Person or (ii) directly or indirectly holds an ownership interest in or controls a Sanctioned Person. Neither the Borrower nor any Subsidiary: (i) has assets located in, or otherwise directly or indirectly derives revenues from or engages in, investments, dealings, activities, or transactions in or with, any Sanctioned Country; or (ii) directly or knowingly, indirectly, derives revenues from or engages in investments, dealings, activities, or transactions with, any Sanctioned Person in violation of Sanctions.
(b)    Each of the Borrower and each Subsidiary, their respective directors, officers, employees, and to the knowledge of the Borrower, and agents and representatives acting on behalf of the Borrower or any of its Subsidiaries, has been during the past five years in material compliance with, and currently is in compliance (other than any non-compliance the impact of which would be immaterial to the business of the Borrower and its Subsidiaries) with, Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
(c)    There has not been during the past five years, and there is no, pending or, to the knowledge of the Borrower, threatened action, suit, dispute, litigation, proceeding or suspension before any court or other Governmental Authority against the Borrower or any Subsidiary or any Affiliate thereof, or any investigation by the Borrower or any Subsidiary, or their respective legal representatives at the direction of the Borrower or any Subsidiary or, to the knowledge of the Borrower, a Governmental Authority, involving the foregoing, that relates to a potential or actual violation of Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.
(d)    The Borrower has instituted and maintains policies and procedures designed to ensure compliance by the Borrower and each Subsidiary (and their respective directors, officers, employees, agents and representatives acting on behalf of the Borrower or each Subsidiary, as applicable) with Anti-Money Laundering Laws and Sanctions.
5.25.    [Reserved].
5.26.    Insurance.

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The Borrower and each Subsidiary maintains all insurance required by Section 6.06.
ARTICLE VI AFFIRMATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no underlying claim has been asserted), after giving effect to the Borrowing of the Initial Loans on the Closing Date and the other transactions contemplated by this Agreement and the other Loan Documents, the Loan Parties shall, and to the extent applicable shall cause each of the Restricted Subsidiaries to:
6.01.    Financial Statements.
Deliver to the Administrative Agent, for delivery by the Administrative Agent to the Lenders:
(a)    as soon as available, and in any event within ninety (90) days after the end of each Fiscal Year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such Fiscal Year and the related consolidated statements of income or operations, stockholders’ equity and cash flows for such Fiscal Year, setting forth in each case in comparative form the figures for the previous Fiscal Year, audited and accompanied by a report and opinion of independent public accountants of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards (and shall not be subject to any “going concern” or like qualification or exception (unless solely resulting from (i) an upcoming maturity date of any Indebtedness or (ii) resulting from an anticipated breach of any financial covenant in any future period or an actual breach of any financial covenant for which the applicable cure deadline has not passed), or any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries on a consolidated basis as at the dates indicated and the results of their operations and cash flows in conformity with GAAP;
(b)    as soon as available, but in any event not later than sixty (60) days after the end of each of the first three Fiscal Quarters of each Fiscal Year of the Borrower, the unaudited consolidated balance sheet of the Borrower and its Subsidiaries as of the end of such quarter and the related unaudited consolidated statements of income and of cash flows for such Fiscal Quarter and the portion of the Fiscal Year through the end of such Fiscal Quarter, certified by a Responsible Officer as being fairly stated in all material respects (subject to normal year-end audit adjustments and the absence of footnotes), and setting forth in comparative form the figures as of the end of and for the corresponding period in the previous year; and
(c)    as soon as available, but in any event not later than thirty (30) days after the end of each of the first two months of each Fiscal Quarter of the Borrower, the unaudited consolidated profit and loss statement and balance sheet of the Borrower and its Subsidiaries as of the end of such month, in each case substantially in the form customarily prepared by the Borrower and delivered to the Initial Lenders prior to the Closing Date.
Notwithstanding the foregoing, the obligations in clauses (a) and (b) of this Section 6.01, and clause (a) and (e) of Section 6.02, may instead be satisfied with respect to any financial statements of the Borrower and its Subsidiaries by furnishing the Borrower’s Form 10-K or 10-Q, as applicable, filed with the SEC or any securities exchange, or posted on the Borrower’s website, in each case, within the time periods specified in such clauses and without any requirement to provide notice of such filing to the Administrative Agent or to any Lender; provided that, to the extent such statements are in lieu of statements required to be provided under Section 6.01(a), such statements shall be audited and accompanied by a report and opinion of independent public accountants of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards (and shall not be subject to any “going concern” or like qualification or exception (unless solely resulting from (i) an upcoming maturity date of any Indebtedness or (ii) an anticipated breach of any financial covenant in any future period or an actual breach of any financial covenant for which the applicable cure deadline has not passed) or any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly, in all material respects, the financial position of the Borrower and its Subsidiaries on a consolidated basis as at the dates indicated and the results of their operations and cash flows in conformity with GAAP.

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6.02.    Certificates; Other Information.
Deliver to the Administrative Agent, for delivery by the Administrative Agent to the Lenders:
(a)    concurrently with the delivery of any financial statements pursuant to Sections 6.01(a) and (b), a Narrative Report and a Financial Statements Certificate;
(b)    within ten (10) Business Days after the end of each month, a Compliance Certificate in the form attached hereto as Exhibit F certifying (i) compliance by the Borrower and its Subsidiaries (on a consolidated basis) with the financial covenants in Section 7.01 and attaching exhibits showing the calculation thereof (calculated as of the close of business of the previous month), (ii) that to the best of its knowledge, the Borrower has during such period observed or performed all of its respective covenants and other agreements, and satisfied every condition, contained in this Agreement and the other Loan Documents to which it is a party to be observed, performed or satisfied by the Borrower and the other Loan Parties, and that a Responsible Officer of the Borrower has obtained no knowledge of any Default or Event of Default, except as specified in such certificate, (iii) copies of any amendment, supplement or other modification with respect to the Organization Documents of any Loan Party, (iv) that no “event of default,” “rapid amortization event” or substantially similar event under an SPV Financing occurred and is continuing, or if such an “event of default,” “rapid amortization event” or substantially similar event has occurred, the nature of such default or event, and what action the Borrower or Subsidiary, as applicable, has taken, is taking and proposes to take with respect thereto, (v) for so long as the obligations under Residual Financing Facility remains outstanding, whether the Residual Financing Facility Limited Guarantor has acquired any material assets (other than accounts or Receivables) outside the ordinary course of the Business since the most recently delivered Compliance Certificate and a description of such assets to the extent applicable, (vi) each Deposit Account, Securities Account or other account of the Loan Parties that has opened or closed, or ceased to be an Excluded Account, since the most recently delivered Compliance Certificate, (vii) whether the Borrower or any Subsidiary thereof has instituted any informal or formal investigation, or their respective legal representatives involving the foregoing, with respect to any material potential or actual violation under Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions, (viii) copies of each final management letter, exception report or similar letter or report received by the Borrower from its independent accountant, and (ix) the occurrence since the most recently delivered Compliance Certificate of
(A) any dispute, litigation, investigation, proceeding, suspension or judgment involving the Borrower or any
Restricted Subsidiary and any Governmental Authority in which the amount involved that is not expected to be covered by insurance is in excess of $2,500,000, (B) any action, suit, proceeding or claim alleging any Environmental Liability against the Borrower or any Restricted Subsidiary in which the amount involved that is not expected to be covered by insurance is in excess of $2,500,000, (C) any action, suit, dispute, litigation, investigation, proceeding or suspension before any court or other Governmental Authority against or affecting the Borrower or any Subsidiary or any Affiliate thereof with respect to any Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions, or (D) any litigation, proceeding, or judgment affecting the Borrower or any Restricted Subsidiary in which the amount involved that is not expected to be covered by insurance is in excess of the Threshold Amount or in which injunctive or similar relief is sought in respect of the performance of the Loan Parties under the Loan Documents;
(c)    [reserved];
(d)    within ten (10) Business Days after the written request of any Lender, copies of all Tax returns filed by the Loan Parties in respect of Taxes measured by income or gross receipts (excluding sales, use and similar taxes);
(e)    within five (5) days after the same are sent, copies of (i) all regulatory scheduled reports that any Loan Party sends under any SPV Financing or the Residual Financing Facility, (ii) any SPV Financing Adverse Modification, and (iii) any amendment, consent, waiver or other modification under the Residual Financing Facility that results in a modification of the material economic terms (or component definitions thereof) of the Residual Financing Facility in a manner adverse to the issuer under the Residual Financing Facility or in a manner that could reasonably be expected to materially and adversely affect the Loan Parties’ performance or the Lenders rights hereunder;
(f)    promptly, copies of any notices of liquidation of assets under any SPV Financing or the Residual Financing Facility;

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(g)    no later than ninety (90) days after the start of each Fiscal Year, the proposed Budget for such Fiscal Year, setting forth the Borrower’s full year business plan;
(h)    promptly, such additional financial and other information as any Lender may from time to time reasonably request, including such information as may be required for tax purposes; and
(i)    concurrently with the delivery of the financial statements pursuant to Section 6.01(a), a copy of the insurance binder, insurance certificates or other evidence of insurance for any insurance coverage of any Loan Party that was renewed, replaced or modified in any material respect during such Fiscal Year.
6.03.    Notices.
Promptly, and in any event within five (5) Business Days (other than with respect to Section 6.03(a), which shall be within one (1) Business Day, and with respect to Section 6.03(b), which shall be two
(2)    Business Days) after a Responsible Officer of the Borrower or any Restricted Subsidiary obtains knowledge thereof, the Borrower shall give notice to the Administrative Agent, which shall notify each Lender, of:
(a)    the occurrence of any Event of Default;
(b)    any development, circumstance, or event that has had or could reasonably be expected to have a Material Adverse Effect;
(c)    (i) the occurrence of any Default, (ii) any termination of any Material Contract of the Borrower or any Restricted Subsidiary, and (iii) any dispute, litigation, investigation, proceeding, suspension or judgment involving the Borrower or any Restricted Subsidiary that could reasonably be expected to have a Material Adverse Effect;
(d)    any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or any part thereof or interest therein under power of eminent domain or by condemnation or similar proceeding, in each case to the extent the effect thereof could reasonably be expected to have a Material Adverse Effect;
(e)    the occurrence of any ERISA Event that, either individually or together with any other ERISA Events, could reasonably be expected to result in liability of any Loan Party or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates in an aggregate amount in excess of the Threshold Amount;
(f)    any material change in accounting policies or financial reporting practices by the Borrower or any Subsidiary;
(g)    subject to the disclosure and confidentiality restrictions of applicable Law, copies of any other reports or notices received by the Borrower or such Restricted Subsidiary, respectively, from any Governmental Authority alleging a Tax or a violation of applicable Law that could reasonably be expected to have a Material Adverse Effect; and
(h)    a copy of any notice of default given or received by the Borrower or any Restricted Subsidiary under any Organization Document for which the effect thereof could reasonably be expected to have a Material Adverse Effect.
Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower or applicable Subsidiary has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.
6.04.    Payment of Taxes.

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(a)    Except to the extent expressly prohibited by any Loan Document, pay and discharge, in the ordinary course of business, all material Taxes upon it or its properties or assets, or with respect to which the Borrower or any Restricted Subsidiary has a withholding obligation, unless the same are being Properly Contested by the Borrower or such Restricted Subsidiary.
(b)    Filing of Returns. Timely and correctly file all material federal, state, local and other Tax returns required to be filed by or with respect to it or its properties or assets (taking into account any available extensions).
6.05.    Preservation of Existence.
(a)    Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization, except in connection with a transaction permitted by Section 7.06.
(b)    Preserve, renew and maintain in full force and effect its good standing under the Laws of the jurisdiction of its organization, except (x) in connection with a transaction permitted by Section 7.06 or
(y) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(c)    Take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(d)    Preserve or renew all of its registered patents, copyrights, trademarks, trade names, service marks, and domain names, except (x) in a transaction that constitutes a Permitted Disposition or (y) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.06.    Operation and Maintenance of Properties; Insurance.
The Borrower and each Loan Party shall and shall cause each Restricted Subsidiary to:
(a)    Keep, preserve and maintain in all respects all property and systems, all improvements, personal property and equipment, useful and necessary in its business in good working order and condition in accordance with the general practice of other businesses of similar character and size (ordinary wear and tear excepted) and make all necessary repairs, renewals and replacements so that its business may be properly conducted at all times, except (x) to the extent that any such property and systems are obsolete, are being replaced or, in the good faith judgment of the Borrower, are no longer useful or desirable in the conduct of the business of the Loan Parties and their Restricted Subsidiaries or (y) to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(b)    Maintain insurance with financially sound and reputable insurance companies or associations (including comprehensive general liability, property and business interruption insurance) with respect to its business, in such amounts and covering such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is carried generally by companies in businesses similarly situated and located. All certificates of insurance are to be delivered to the Collateral Agent, with appropriate lender loss payable, mortgagee and additional insured endorsements (as applicable) in favor of the Collateral Agent, and shall provide for not less than 30 days’ prior written notice (or 10 days in the case of non-payment of premiums) to the Collateral Agent of the exercise of any right of cancellation; provided that such endorsements may be delivered to the Collateral Agent within 60 days after the Closing Date or, for insurance obtained after the Closing Date, within 60 days after such insurance is obtained, or in each case such later date as reasonably agreed by the Required Lenders. If the Borrower or any Restricted Subsidiary fails to maintain such insurance, the Collateral Agent (acting at the direction of the Required Lenders) may, upon prior notice to the Borrower, arrange for such insurance, but at the Borrower’s expense and without any responsibility on the Collateral Agent’s part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent shall have the right, in the name of the Borrower or any other Loan Party, to file claims under any insurance policies covering Collateral, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be

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necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.
6.07.    [Reserved].
6.08.    [Reserved].
6.09.    Books and Records.
(a)    Maintain books of record and account, in which full, true and correct entries in all material respects in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or any Restricted Subsidiary, as the case may be.
(b)    Maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or any Restricted Subsidiary, as the case may be, except to the extent the failure to do so could not reasonably be expected to have a Material Adverse Effect.
6.10.    Inspection Rights.
Permit representatives and independent contractors on behalf of the Lenders to visit and inspect any of its properties, to examine any of its documents, contracts, books, records, offices and other facilities and properties, to conduct a field exam of such Loan Party’s assets, liabilities, books and records, including examining its corporate, financial and operating records, and to make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants (with officers of the Borrower permitted to be present for any such discussions with independent public accountants), all at the expense of the Borrower and at such reasonable times during the Borrower’s normal business hours, at reasonable intervals and upon reasonable advance written notice to the Borrower; provided that, unless an Event of Default has occurred and is continuing at the time such visit, inspection or examination commences, the Borrower shall not be required to pay expenses relating to more than one (1) such visit, inspection or examination by or on behalf of the Lenders in any twelve consecutive month period; provided, further, that when an Event of Default exists the Agents or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours of the Borrower, with advance written notice to the Borrower. The Borrower and each other Loan Party acknowledges that the Administrative Agent at the direction of the Required Lenders, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Borrower’s or such other Loan Party’s assets for internal use by the Administrative Agent and the Lenders.
6.11.    Use of Proceeds; Compliance with Laws.
(a)    Use the proceeds of the Loans (i) for working capital and general corporate purposes and
(ii) to pay fees and expenses in connection with the incurrence of the Loans.
(b)    Comply with the requirements of all applicable Laws and all Permits, orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (ii) the failure to comply therewith could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
6.12.    Additional Subsidiaries; Additional Security.
Within thirty (30) days (or with respect to any Subsidiary organized outside the United States, seventy-five (75) days) after the acquisition or formation of any Subsidiary or any Subsidiary ceases to be a Non-Guarantor Restricted Subsidiary or Excluded Subsidiary, or in each case such later date as reasonably agreed by the Required Lenders, (i) cause such Person (other than any Non-Guarantor Restricted Subsidiary or Excluded Subsidiary) to become a Guarantor by executing and delivering to the Administrative Agent a supplement and joinder to the Guaranty and Collateral Agreement (as set forth therein) and (ii) deliver or cause such Person to deliver to the Administrative Agent documents of the types referred to in Sections

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4.01(d) and (g), and if reasonably requested by the Required Lenders, favorable opinions of counsel to such Subsidiary.
6.13.    Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
Comply in all respects (other than any non-compliance the impact of which would be immaterial to the business of the Borrower and its Subsidiaries) with Anti-Corruption Laws, Anti-Money Laundering Laws and Sanctions.
6.14.    Environmental Compliance.
Except in each case to the extent the failure thereof could not reasonably be expected to result in a Material Adverse Effect:
(a)    Comply with, and ensure compliance at any property owned, leased or operated by each Loan Party, and by all tenants, subtenants, lessees, sub-lessees, operators and contractors of the Loan Parties, if any, with, all applicable Environmental Laws.
(b)    Promptly comply with all lawful orders and directives of all Governmental Authorities regarding Environmental Laws.
6.15.    Pledged Assets.
(a)    Equity Interests. Cause 100% of the issued and outstanding Equity Interests of each Subsidiary directly owned by the Borrower or any other Loan Party, to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the terms and conditions of the Guaranty and Collateral Agreement, together with any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders. Notwithstanding anything herein or in any other Loan Document to the contrary, no more than 65% of the voting stock of any Subsidiary that is a CFC or a FSHCO shall be subject to the requirements of this Section 6.15(a) solely to the extent (i) the pledge of such voting stock in excess of 65% could reasonably be expected to result in material adverse tax consequences to any Loan Party or any of their respective Subsidiaries as determined in good faith by the Loan Parties and the Required Lenders and (ii) such voting stock in excess of 65% is not otherwise subject to a Lien securing Indebtedness of the Loan Parties other than the Obligations.
(b)    Other Property. (i) Subject to the limits on pledges with respect to personal property, qualified by the definition of “Collateral” in the Guaranty and Collateral Agreement, cause all or substantially all of any Loan Party’s personal property to be subject at all times to perfected, first priority Liens in favor of the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations pursuant to the terms and conditions of the Collateral Documents or, with respect to any such property acquired subsequent to the Closing Date, such other additional security documents as the Collateral Agent or the Required Lenders shall reasonably request, in each case subject to no Liens (other than Permitted Liens) and (ii) deliver such other documentation as the Collateral Agent or the Required Lenders may reasonably request in connection with the foregoing, including appropriate UCC-1 financing statements, certified resolutions and other organizational and authorizing documents of such Person, and other items of the types required to be delivered pursuant to Section 4.01(g), all in form, content and scope reasonably satisfactory to the Required Lenders.
(c)    Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Subsidiary that is a CFC or a FSHCO, or a subsidiary of a CFC or a FSHCO constitute security for, nor shall the proceeds of such assets be available for, payment of the Obligations, in each case solely to the extent (i) the pledge of such assets as security for the payment of the Obligations could reasonably be expected to result in material adverse tax consequences to any Loan Party or any of their respective Subsidiaries as determined in good faith by the Loan Parties and the Required Lenders and
(ii) such assets are not otherwise subject to a Lien securing Indebtedness other than the Obligations.
6.16.    [Reserved].
6.17.    Further Assurances.

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At the reasonable request of the Administrative Agent or the Required Lenders at any time and from time to time, the Borrower and the other Loan Parties shall, at their expense, duly execute and deliver, or cause to be duly executed and delivered, such further agreements, documents and instruments as are reasonable or necessary to (i) subject to valid and perfected, first priority Liens any of the Collateral or any other property of any Loan Party intended to be Collateral hereunder or under any other Loan Document and (ii) establish and maintain the validity, perfection and priority of the Liens intended to be created thereby.
6.18.    Controlled Accounts.
The Loan Parties agree, within ninety (90) days after the Closing Date or, for accounts opened or acquired or which cease to be Excluded Accounts after the Closing Date, within forty-five (45) days after the date any such account is opened or acquired, or in each case such later date as reasonably agreed by the Required Lenders, to maintain as a Controlled Account, with an Account Control Agreement in favor of the Collateral Agent, each Deposit Account or Securities Account of the Loan Parties that is not an Excluded Account.
6.19.    Intellectual Property.
(a)    Whenever a Loan Party, either by itself or through an agent, employee, licensee or designee, shall file or own an application for any patent or trademark with the United States Patent and Trademark Office, any copyright with the United States Copyright Office or any patent, trademark or copyright in any similar office or agency in any other country, jurisdiction or political subdivision thereof, such Loan Party shall report such filing to the Agents within thirty (30) days after the last day of the Fiscal Quarter in which such filing occurs. Upon request of the Required Lenders, a Loan Party shall execute and deliver any and all agreements, instruments, documents and papers as the Required Lenders may reasonably request to evidence and confirm the security interest of the Collateral Agent and the Lenders in any Intellectual Property registered with the United States Patent and Trademark Office or the United States Copyright Office and the goodwill and general intangibles of a Loan Party relating thereto or represented thereby.
(b)    Promptly take such actions as the Borrower shall reasonably deem appropriate under the circumstances to protect material Intellectual Property included in the Collateral. Neither the Borrower nor any Restricted Subsidiary shall do any act or omit to do any act to infringe, misappropriate, dilute, violate or otherwise impair the Intellectual Property of any other Person in any manner that could reasonably be expected to result in a Material Adverse Effect.
6.20.    Commercial Tort Claims.
Each Loan Party shall notify the Administrative Agent in writing, within ten (10) Business Days after the last day of each Fiscal Quarter, of the initiation of any Commercial Tort Claim (as such term is defined in the UCC) in excess of $1,000,000 before any Governmental Authority by or in favor of such Loan Party. All outstanding Commercial Tort Claims of the Loan Parties, in each case, in excess of
$1,000,000 as of the Closing Date are set forth on Schedule 6.20. Each Loan Party agrees that, if it shall acquire any interest in any Commercial Tort Claim which interest has a value that is reasonably expected by such Loan Party to exceed $1,000,000 (whether from another Person or because such Commercial Tort Claim shall have come into existence), (i) such Loan Party shall, within ten (10) Business Days after the last day of each Fiscal Quarter, deliver to the Administrative Agent, in each case in form and substance reasonably satisfactory to the Required Lenders, a notice of the existence and nature of such Commercial Tort Claim and containing a specific description of such Commercial Tort Claim, (ii) the Guaranty and Collateral Agreement shall apply to such Commercial Tort Claim, and (iii) such Loan Party shall execute and deliver to the Administrative Agent, in each case in form and substance satisfactory to the Required Lenders, any document, and take all other action, deemed by the Required Lenders to be reasonably necessary or appropriate for the Collateral Agent to obtain, for the benefit of the Secured Parties, a perfected first priority security interest in all such Commercial Tort Claims.
6.21.    Landlord Waivers or Subordination Agreements.
The Borrower will use commercially reasonable efforts to obtain written subordinations or waivers, in form and substance reasonably satisfactory to the Collateral Agent and the Required Lenders, from the lessor of each leased property or bailee in possession of any Collateral (other than locations where

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Collateral with an aggregate fair market value of not more than $2,500,000 individually is stored or located), within forty-five (45) days after the Closing Date or such other time when Collateral is held at the relevant leased property or with the relevant bailee, as applicable.
ARTICLE VII NEGATIVE COVENANTS
So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation hereunder shall remain unpaid or unsatisfied (other than contingent indemnification obligations for which no underlying claim has been asserted), (x) with respect to Sections 7.03, 7.05, 7.14(a) and 7.14(c), no Loan Party shall, (y) with respect to all other Sections in this ARTICLE VII, no Loan Party shall, nor shall it permit any Restricted Subsidiary to (subject the waiver of any covenant hereof in accordance with Section 10.01) and (z) with respect to Section 7.15, the Residual Financing Facility Limited Guarantor shall not:
7.01.    Financial Covenants.
(a)    Minimum Net Liquidity.
(i)    Prior to the Second Amendment Effective Date, permit (i) Net Liquidity as at the close of business on the last day of any month, beginning September 30, 2022, to be less than
$50,000,000 and (ii) Net Liquidity as at the close of business on the last day of any month, beginning October 31, 2022 (or such later date corresponding with any extension of the time period for implementing Account Control Agreements on Controlled Accounts pursuant to Section 6.18), held in Controlled Accounts to be less than $40,000,000.
(ii)    From and after the Second Amendment Effective Date, permit (i) Net Liquidity as at the close of business (x) on the last day of any month through and including December 31, 2023, solely to the extent that neither the Incremental Tranche B Loans nor the Incremental Tranche C Loans have been funded, to be less than $42,500,000, and (y) on the last day of any month thereafter, including each month from and after the earlier of the funding of the Incremental Tranche B Loans or the Incremental Tranche C Loans, to be less than $50,000,000, and (ii) Net Liquidity held in Controlled Accounts as at the close of business (x) on the last day of any month through and including February 29, 2024, solely to the extent that neither the Incremental Tranche B Loans nor the Incremental Tranche C Loans have been funded, to be less than $22,500,000, (y) on the last day of any month through and including February 29, 2024, from and after the earlier of the funding of the Incremental Tranche B Loans or the Incremental Tranche C Loans, to be less than $30,000,000, and (z) on the last day of any month thereafter, to be less than $40,000,000.
(b)    Minimum Asset Coverage Ratio.
(i)    Prior to the Second Amendment Effective Date, beginning September 30, 2022, permit the Asset Coverage Ratio as at the close of business on the last day of any month to be less than 1.50 to 1.00.
(ii)    From and after the Second Amendment Effective Date, permit the Asset Coverage Ratio as at the close of business on the last day of any month to be less than the ratio set forth below for such month:

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Month Ending	Minimum Asset Coverage Ratio
March 31, 2023	0.86 to 1.00
April 30, 2023	0.79 to 1.00
May 31, 2023	0.79 to 1.00
June 30, 2023	0.81 to 1.00
July 31, 2023	0.84 to 1.00
August 31, 2023	0.83 to 1.00
September 30, 2023	0.85 to 1.00
October 31, 2023	0.90 to 1.00
November 30, 2023	0.94 to 1.00
December 31, 2023	0.91 to 1.00
January 31, ~~2024 through June 30,~~ 2024	1.00 to 1.00
February 29, 2024	1.00 to 1.00
March 31, 2024	0.71 to 1.00
April 30, 2024	0.73 to 1.00
May 31, 2024	0.83 to 1.00
June 30, 2024	0.86 to 1.00
July 31, 2024	0.84 to 1.00
August 31, 2024	0.87 to 1.00
September 30, 2024	0.89 to 1.00
October 31, 2024	0.90 to 1.00
November 30, 2024	0.94 to 1.00

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Month Ending	Minimum Asset Coverage Ratio
~~July 31, 2024 through December 31, 2024~~	~~1.250.98 to 1.00~~
January 31, 2025	1.00 to 1.00
February 29, 2025	1.08 to 1.00
March 31, 2025	1.15 to 1.00
~~January 31April 30, 2025 and thereafter~~	1.50 to 1.00

Notwithstanding the foregoing, the Borrower may elect to permanently test the maximum Asset Coverage Ratio at 1.50 to 1.00 at any time prior to ~~January 31~~April 30, 2025, upon written notice (which may be provided by email) to the Administrative Agent within five (5) Business Days before the elected change is to be effective.
(c)    Non-Performing Loan Rate. From and after the Second Amendment Effective Date through the earlier of (x) ~~December~~March 31, ~~2024~~2025 and (y) the date the Borrower elects to permanently test the maximum Asset Coverage Ratio at 1.50 to 1.00 pursuant to the last sentence of Section 7.01(b)(ii), permit the Non-Performing Loan Rate as at the close of business on the last day of any month (the “Non-Performing Loan Measurement Date”) to be greater than the Maximum Non-Performing Loan Rate for such Non-Performing Loan Measurement Date.
7.02.    [Reserved].
7.03.    Liens.
Create, incur, assume or suffer to exist any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following (collectively “Permitted Liens”):
(a)    Liens created in favor of the Collateral Agent, for the benefit of the Secured Parties, pursuant to the Collateral Documents;
(b)    Liens for Taxes, assessments or governmental charges (i) which are not yet delinquent for more than 30 days or remain payable without penalty or (ii) which are being Properly Contested;
(c)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s or other like Liens arising in the ordinary course of business that are not due and payable for more than 90 days or remain payable without penalty or that are being Properly Contested;
(d)    pledges or deposits in connection with workers’ compensation, unemployment insurance and other social security legislation;
(e)    Liens consisting of customary security deposits under operating leases entered into in the ordinary course of business;
(f)    Liens not securing Indebtedness arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies and burdening only deposit accounts or other funds maintained with a creditor depository institution, provided that no such deposit account is a dedicated cash collateral account or is subject to restrictions against access by the depositor (except to the extent of the Collateral Agent having “control” within the meaning of the UCC) in excess of those set forth by regulations promulgated by the FRB and no such deposit account is intended by the Borrower to provide collateral to the depository institution;

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(g)    pledges and deposits in the ordinary course of business securing liability for reimbursement or indemnification obligations to (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers;
(h)    Liens securing Indebtedness of the type described in Section 7.05(j); provided that (x) such Lien may not extend to any property or equipment (or assets affixed or appurtenant thereto) other than the property or equipment being financed or refinanced under Section 7.05(j), replacements of such property, equipment or assets, and additions and accessions and in the case of multiple financings of equipment provided by any lender, other equipment financed by such lender, (y) such Lien is incurred, and the Indebtedness secured thereby is created, within 270 days after such purchase, lease, construction, installation, maintenance, replacement or improvement and (z) such Indebtedness secured thereby does not exceed 100% of the cost of such equipment or other property or improvements at the time of such purchase, lease, construction, installation, maintenance, replacement or improvement plus any fees, costs, and expenses incurred in connection with such Indebtedness;
(i)    (i) Liens on assets (other than Real Property) securing judgments, awards, attachments and/or decrees and notices of lis pendens and associated rights relating to litigation not constituting an Event of Default under Section 8.01(i), and (ii) any pledge and/or deposit securing any settlement of litigation;
(j)    Liens (including deposits) to secure the performance of bids, tenders, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds, and other obligations of like nature, in each case in the ordinary course of business;
(k)    easements, zoning restrictions, rights-of-way, minor defects or irregularities in title, and similar encumbrances on real property imposed by law or arising in the ordinary course of business which, either individually or in the aggregate, (i) could not reasonably be expected to result in a Material Adverse Effect, (ii) do not detract from the ownership, maintenance, use, operation or value of the Real Property encumbered thereby, (iii) do not interfere with the ordinary conduct of business of the Borrower or any of its Subsidiaries, or the business conducted on the related Real Property, (iv) do not secure Indebtedness for borrowed money, and (v) are not violated by the current and ongoing use of the Real Property subject thereto;
(l)    Liens in existence as of the date hereof which are listed on Schedule 7.03, and any renewals, modifications, replacements, and extensions of such Liens; provided that (i) the aggregate principal amount of the Indebtedness secured by such Liens does not increase from that amount outstanding at the time of any such renewal, modification, replacement, or extension, (ii) any such renewal, modification, replacement, or extension does not encumber any additional assets or properties of the Borrower or any other Loan Party and (iii) such renewal, modification, replacement, or extension does not affect or change the Lien priority with respect to the Obligations;
(m)    any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any other Loan Party or any Lien existing on any property or asset of any Person that becomes a Subsidiary of the Borrower or any other Loan Party at the time such Person becomes a Subsidiary of the Borrower or other Loan Party; provided that (i) such Lien is not created in contemplation of, or in connection with, such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall apply only to the same assets to which it applied immediately prior to such acquisition, and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such
Person becomes a Subsidiary, as the case may be, and any refinancing, refunding, extension, renewal, or replacement thereof that does not increase the outstanding principal amount thereof plus any accrued interest, premium, fee, and reasonable and documented out-of-pocket expenses payable in connection with any such refinancing, refunding, extension, renewal, or replacement;
(n)    Liens arising from precautionary Uniform Commercial Code financing statement filings solely as a precautionary measure in connection with operating leases or consignment of goods;
(o)    Liens on (i) any Securitizable Assets and any proceeds thereof, (ii) any Equity Interests or any assets of, any SPV Entity and any proceeds thereof, and (iii) any Deposit Accounts or other accounts holding funds to purchase and/or collect on the foregoing assets, in each case of clauses (i), (ii) and (iii), incurred in connection with any SPV Financing (other than the Residual Financing Facility);

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(p)    other Liens securing obligations (other than obligations representing Indebtedness for borrowed money) in an aggregate amount not to exceed $1,000,000;
(q)    Liens on Bank Product Partner Accounts and Other Product Partner Accounts;
(r)    Liens of a collecting bank arising in the ordinary course of business under Section 4-210 of the UCC in effect in the relevant jurisdiction covering only the items being collected upon;
(s)    Liens arising by operation of law under Article 2 of the UCC in favor of a reclaiming seller of goods or buyer of goods;
(t)    Liens arising out of conditional sale, title retention, consignment or similar arrangements entered into in the ordinary course of business for the sale of goods in the ordinary course of business, in each case extending solely to the assets that are the subject of such sale;
(u)    Liens in favor of customs and revenue authorities arising as a matter of law which secure payment of customs duties in connection with the importation of goods in the ordinary course of business;
(v)    Liens on and in respect of cash earnest money deposits in connection with any letter of intent or purchase agreement permitted hereunder;
(w)    Liens on cash collateral securing Swap Contracts entered into in the ordinary course of business for bona fide hedging purposes and not for speculation;
(x)    Liens of the applicable issuing bank on Letter of Credit Proceeds Accounts;
(y)    Liens securing Indebtedness incurred under the Residual Financing Facility; ~~and~~
(z)    Liens on Cash and Cash Equivalents not to exceed $1,000,000 as collateral for Banking Services.; and
(aa)    Liens securing Qualified Junior Indebtedness, subject to a subordination and intercreditor agreement in form and substance reasonably satisfactory to the Agents and the Lenders.
Notwithstanding anything to the contrary herein or in any other Loan Document, (i) the Borrower and its Restricted Subsidiaries shall not create, incur, assume or suffer to exist any Lien upon any of its Cash or Cash Equivalents, other than Liens in favor of the Collateral Agent permitted under Section 7.03(a) and other Liens expressly contemplated to be incurred on cash collateral or deposits under this Section 7.03 and (ii) no Loan Party shall or shall create, incur, assume or suffer to exist any Lien on any Equity Interest of any Subsidiary of any Loan Party which constitute Collateral except as contemplated under Sections 7.03(i)(i) and (o)(ii).
7.04.    Investments.
Make any Investments, except:
(a)    Investments held in the form of Cash or Cash Equivalents;
(b)    extensions of trade credit and advances in the ordinary course of business;
(c)    Investments arising in connection with the incurrence of Permitted Indebtedness;
(d)    Investments received in connection with workouts with, or bankruptcy, insolvency or other similar proceedings with respect to, customers, working interest owners, other industry partners or any other Person;
(e)    Investments (i) constituting deposits, prepayments and/or other credits to suppliers, (ii) made in connection with obtaining, maintaining or renewing client and customer contracts and/or (iii) in the

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form of advances made to distributors, suppliers, licensors and licensees, in each case, in the ordinary course of business;
(f)    Investments constituting Guarantees otherwise permitted hereunder;
(g)    (i) Investments by any Loan Party in or to another Loan Party and (ii) Investments by any Subsidiary that is not a Loan Party in or to any Loan Party or any Subsidiary that is not a Loan Party;
(h)    Permitted Acquisitions;
(i)    Investments in Subsidiaries that are not Loan Parties or in joint ventures in an aggregate amount not to exceed $10,000,000 (less than the amount of Permitted Acquisitions in or for Persons that do not become Loan Parties under the second proviso under clause (iv) of the definition of “Permitted Acquisitions”);
(j)    any Investments (i) in any SPV Entity or in any Securitizable Assets or in connection with any SPV Transaction (other than in connection with the Residual Financing Facility) in the ordinary course operation of the Business and (ii) in connection with the Residual Financing Facility;
(k)    other Investments in an aggregate amount not to exceed $2,500,000; provided that (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Loan Parties shall be in pro forma compliance with the financial covenants in Section 7.01 for the relevant period ended immediately prior to the date of such Investment after giving effect to such Investment;
(l)    Investments existing on the date hereof and set forth on Schedule 7.04;
(m)    Investments in the form of (i) non-Cash loans and advances to officers, directors, management or employees of the Borrower or any of its Subsidiaries for the purpose of purchasing Equity Interests in the Borrower not to exceed $750,000 at any time outstanding and (ii) loans or advances made to officers, directors, management or employees of the Borrower or any of its Subsidiaries for travel and entertainment expenses and similar purposes in the ordinary course of business not to exceed $250,000 at any time outstanding;
(n)    Investments received as the non-cash portion of consideration received in connection with transactions permitted pursuant to Section 7.07;
(o)    Investments constituting deposits described in Sections 7.03(d) and (e);
(p)    Investments of any Person in existence at the time such Person becomes a Subsidiary pursuant to transaction permitted by this Agreement, so long as such Investment was not made in connection with or anticipation of such Person becoming a Subsidiary;
(q)    the establishment or creation of Subsidiaries, subject to, other than with respect to Non-Guarantor Restricted Subsidiaries and Excluded Subsidiaries, compliance with Section 6.12;
(r)    equity Investments required by law to maintain a minimum net capital requirement or as may otherwise be required by applicable Laws or for the purpose of obtaining or maintaining a license applicable to the Business;
(s)    Investments resulting from Banking Services in the ordinary course of business;
(t)    Investments in the form of deposits of cash made in the ordinary course of business to secure performance of operating leases;
(u)    Investments consisting of negotiable instruments held for collection in the ordinary course of business;
(v)    Investments in Swap Contracts entered into in the ordinary course of business for bona fide hedging purposes and not for speculation; and

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(w)    Investments funded with the proceeds of Qualified Equity Interests (other than to the extent constituting a Cure Amount).
7.05.    Indebtedness.
Create, incur, assume or suffer to exist any Indebtedness, except:
(a)    Indebtedness under the Loan Documents;
(b)    Indebtedness of a Loan Party owed (i) to another Loan Party or (ii) to a Restricted Subsidiary that is not a Loan Party to the extent permitted as an Investment pursuant to Section 7.04; provided, in each case that with respect to clause (ii), any such Indebtedness shall be subordinated in right of payment to the Obligations pursuant to the Intercompany Subordination Agreement or otherwise on customary terms reasonably acceptable to the Required Lenders;
(c)    Indebtedness incurred as a result of endorsing negotiable instruments for deposit or collection in the ordinary course of business;
(d)    unsecured current accounts payable incurred in the ordinary course of business;
(e)    Indebtedness set forth on Schedule 7.05 hereto and any extensions, renewals and replacements of such Indebtedness which does not (i) increase the principal amount thereof, (ii) shorten the maturity thereof, (iii) add any obligor with respect thereto, and (iv) provide for a security interest secured on any assets except those (if any) that secured such Indebtedness prior to any such extension, renewal or replacement;
(f)    Indebtedness arising pursuant to tenders, statutory obligations, bids, leases, governmental contracts, trade contracts, surety, stay, customs, appeal, performance and/or return of money bonds, or other similar obligations incurred in the ordinary course of business; provided that (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Loan Parties shall be in pro forma compliance with the financial covenants in Section 7.01 for the relevant period ended immediately prior to the incurrence thereof after giving effect thereto;
(g)    Indebtedness representing incentive, non-compete, consulting, deferred compensation or similar arrangements with current or former directors, officers, employees, members of management, managers, and consultants of the Loan Parties and their Subsidiaries in the ordinary course of business;
(h)    Guarantees of Indebtedness of the Borrower or any of its Restricted Subsidiaries to the extent the Person providing such Guarantee would be permitted to incur the applicable Indebtedness under this Agreement;
(i)    obligations for ad valorem, severance and other taxes payable that permitted to be outstanding pursuant to Section 6.04(a);
(j)    Indebtedness under Capital Leases and Indebtedness incurred to finance the acquisition, construction or improvement of any asset, in each case, incurred prior to or within 270 days after the purchase, lease, construction, installation, maintenance, replacement or improvement of the applicable asset, and any extensions, renewals and replacements of any such Indebtedness in an aggregate amount not to exceed not to exceed $1,500,000 in the aggregate at any time outstanding;
(k)    non-credit recourse (for the avoidance of doubt, excluding recourse for matters such as fraud, misappropriation, and misapplication) Indebtedness incurred under or in connection with any SPV Transaction, including Indebtedness owed to any SPV Entity;
(l)    other unsecured Indebtedness in an aggregate amount not to exceed $2,500,000 at any time;
(m)    Indebtedness under the Residual Financing Facility in an aggregate principal amount not to exceed $104,764,000 less the principal amount of any repayments, prepayments, repurchases or redemptions thereunder;

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(n)    unsecured Indebtedness in respect of netting services, overdraft protection, and other like services, in each case incurred in the ordinary course of business consistent with past practice;
(o)    endorsements for collection, deposit or negotiation and warranties of products or services, in each case in the ordinary course of business;
(p)    unsecured Indebtedness in respect of earnouts or similar contingent obligations owing to sellers of assets or Equity Interests to such Loan Party or its Subsidiaries that is incurred in connection with the consummation of one or more Permitted Acquisitions or other Investments permitted under Section 7.04;
(q)    Indebtedness with respect to Banking Services in the ordinary course of business;
(r)    Indebtedness consisting of Swap Contracts entered into in the ordinary course of business for bona fide hedging purposes and not for speculation;
(s)    Indebtedness consisting of unpaid insurance premiums owing to insurance companies and insurance brokers incurred in connection with the financing of insurance premiums in the ordinary course of business;
(t)    Indebtedness in respect of workers’ compensation claims (or other similar health, disability or other employee benefits reimbursement-type obligations), performance, bid and surety bonds and completion guaranties, in each case, in the ordinary course of business;
(u)    Indebtedness in respect of indemnification claims relating to adjustments of purchase price or similar obligations in any case incurred in connection with any transaction permitted under Section 7.04 or 7.07 (but in no case in connection with earnouts, seller notes or similar obligations);
(v)    unsecured Indebtedness constituting letters of credit issued on behalf of the Loan Parties or any of their respective Subsidiaries in a face amount thereof not to exceed $3,000,000 in the aggregate at any time outstanding;
(w)    Indebtedness owing under the lease portion of a sale leaseback;
(x)    Indebtedness of any Person that becomes a Subsidiary after the date hereof; provided that such Indebtedness exists at the time such Person becomes a Subsidiary and is not created in contemplation of or in connection with such Person becoming a Subsidiary; ~~and~~
(y)    Qualified Junior Indebtedness, subject to a subordination agreement in form and substance reasonably satisfactory to the Agents and the Lenders; and
(z)    ~~(y)~~ accrual of interest, accretion or amortization of original issue discount, or the payment of interest in kind, in each case, on Indebtedness otherwise permitted under this Section 7.05, in each case so long as such amounts are not prohibited by any applicable subordination or intercreditor terms pertaining thereto.
Notwithstanding anything herein to the contrary, the Loan Parties and their Subsidiaries shall not incur any Indebtedness which constitutes the pledge or financing of residual interests of an SPV Transaction, other than the Residual Financing Facility.
7.06.    Fundamental Changes.
Merge, dissolve, liquidate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person; provided that, notwithstanding the foregoing provisions of this Section 7.06 but subject to the terms of Section 6.15, (a) the Borrower may merge or consolidate with, or dissolve or liquidate into, any of its Subsidiaries so long as the Borrower shall be the continuing or surviving Person, (b) any Loan Party other than the Borrower may merge or consolidate with, or dissolve or liquidate into, any other Loan Party and (c) any Restricted Subsidiary may merge or consolidate with, or dissolve or liquidate into, (i) any Loan Party so long as such Loan Party shall be the continuing or surviving entity or (ii) any other Restricted Subsidiary.

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7.07.    Dispositions.
Make any Disposition, other than Permitted Dispositions.
7.08.    Restricted Payments.
Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)    the Borrower may (i) make Restricted Payments in the form of Equity Interests (other than Disqualified Equity Interests) of the Borrower and (ii) redeem in whole or in part any of its Equity Interests for another class of Equity Interests (other than Disqualified Equity Interests) of the Borrower;
(b)    the Borrower may make repurchases or redemptions of its Equity Interests issued to directors, officers, or employees of the Borrower or any Subsidiary in an amount not exceeding $750,000 in the aggregate for any Fiscal Year (with no carryover of unused amounts to subsequent Fiscal Years); provided no Event of Default shall have occurred and be continuing or would result therefrom;
(c)    each Loan Party and each Restricted Subsidiary may declare and make dividend payments or other distributions payable solely in the Equity Interests of such Person;
(d)    a Restricted Subsidiary may pay dividends (or, in the case of any partnership or limited liability company, any similar distribution) to the holders of its Equity Interests on a pro rata basis;
(e)    the Borrower may repurchase, redeem or retire its Equity Interests in an aggregate amount [***] following the Closing Date and thereafter with the prior written consent of the Required Lenders; provided that (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Loan Parties shall be in pro forma compliance with the financial covenants in Section 7.01 for the relevant period ended immediately prior to the proposed date of such Restricted Payment after giving effect to such Restricted Payment; and
(f)    the Borrower and its Restricted Subsidiaries may make Restricted Payments pursuant to and in accordance with stock option plans for management and employees of the Borrower and its Subsidiaries.
7.09.    Lines of Business.
Enter into any business, either directly or indirectly, except for the Business.
7.10.    Transactions with Affiliates.
Enter into any transaction, including, any purchase, sale, lease or exchange of property, the rendering of any service or the payment of any management, advisory or similar fees, with any Affiliate, in each case with a value in excess of $75,000, except for (a) transactions between or among Loan Parties and their Restricted Subsidiaries, (b) indemnification payments to officers or directors to the extent required by reasonable and customary indemnification provisions of the applicable Organization Documents or contractual obligations of such Person or applicable Law, (c) payment of compensation and benefits to officers, managers and employees of the Loan Parties and their Subsidiaries, and payment of fees to directors, (d) SPV Transactions and any agreement or arrangement between the Borrower or any Restricted Subsidiary and any SPV Entity, (e) transactions that are upon fair and reasonable terms no less favorable to the applicable Loan Party or Restricted Subsidiary than it would obtain in a comparable arm’s length transaction with a Person that is not an Affiliate, (f) transactions existing on the date hereof and set forth on Schedule 7.10, (g) transactions permitted under Sections 7.04(i), 7.04(m), 7.06 and 7.08, and clause (t) of the definition of “Permitted Dispositions”, or (h) transactions approved in writing by the Required Lenders, such approval not to be unreasonably withheld, delayed or conditioned.
7.11.    Burdensome Agreements.
Enter into, or permit to exist, any Contractual Obligation that encumbers or restricts the ability of any such Person to (i) pay dividends or make any other distributions to any Loan Party on its Equity Interests, (ii) pay any Indebtedness or other obligation owed to any Loan Party, (iii) make loans or advances

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to any Loan Party, (iv) sell, lease or transfer any of its property to any Loan Party (except for Contractual Obligations involving leased Real Property or requirement that the foregoing be on arms-length terms), (v) pledge the Collateral pursuant to the Loan Documents or (vi) act as a Loan Party pursuant to the Loan Documents, except (in respect of any of the matters referred to in clauses (i) through (v) above) for (1) this Agreement and the other Loan Documents, (2) any Permitted Lien or any document or instrument governing any Permitted Lien; provided that any such restriction contained therein relates only to the asset or assets subject to such Permitted Lien, (3) encumbrances and restrictions imposed by law, (4) encumbrances and restrictions pursuant to any agreement in effect at the time any Person becomes a Subsidiary after the date hereof, so long as such agreement was not entered into in contemplation of such Person becoming a Subsidiary, (5) encumbrances and restrictions arising in the ordinary course operation of the Business, (6) customary restrictions and conditions contained in agreements relating to the sale or other disposition of a Subsidiary pending such sale or other disposition, provided that such restrictions and conditions apply only to the Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (7) restrictions imposed by customary provisions in joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such joint venture or similar Person, and (8) the Residual Financing Facility.
7.12.    Use of Proceeds.
Use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.
7.13.    Amendments to Indebtedness and Material Contracts.
(a)    Amend any document, agreement or instrument evidencing any Indebtedness that is subordinated to the Obligations other than amendments or modifications that do not affect the subordination or payment provisions thereof (if any) in a manner adverse to the Lenders; provided that any changes to such Indebtedness or the credit and collection policies and procedures of the Borrower or any Subsidiary related to any Receivables financed by such Indebtedness that would materially and adversely affect (x) the amount or timing of payments to be made to the Lenders pursuant to this Agreement or (y) the existence, perfection, priority or enforceability of any security interest in a material amount of the Receivables taken as a whole or in any material part, in each case will be deemed adverse to the Lenders.
(b)    Amend, modify or change any Material Contract (including any changes to the credit and collection policies and procedures of the Borrower or any Subsidiary that would materially and adversely affect (x) the amount or timing of payments to be made to the Lenders pursuant to this Agreement or (y) the existence, perfection, priority or enforceability of any security interest in a material amount of the Receivables taken as a whole or in any material part) in a manner that could reasonably result in a Material Adverse Effect, except to the extent such amendment, modification or change is necessary to comply with the requirements of any Governmental Authority or applicable Law.
(c)    Notwithstanding anything to the contrary in this Section 7.13, no amendment, modification, change or waiver of any provision of the Residual Financing Facility or any related transaction document, and no consent to any departure from the terms of such Residual Financing Facility or any related transaction document that (x) is materially adverse to the interests of the Lenders or (y) results in a modification of the material economic terms of the Residual Financing Facility in a manner adverse to the issuer thereunder, shall be permitted without the prior written consent of the Required Lenders.
7.14.    Amendments to Material Documents; Fiscal Year; Legal Name.
(a)    Amend, modify or change its Organization Documents in a manner that could reasonably be expected to materially and adversely affect the Loan Parties’ performance or the Lenders rights hereunder.
(b)    Change its Fiscal Year without providing prior written notice to the Administrative Agent.
(c)    Change its name, jurisdiction of formation or type of entity without providing five (5) days’ prior written notice of such change to the Administrative Agent.

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7.15.    Residual Financing Facility Limited Guarantor.
(a)    For so long as the obligations under Residual Financing Facility remain outstanding, the Residual Financing Facility Limited Guarantor shall not acquire or hold any material assets (other than, subject to the requirements of Section 7.15(b), accounts or Receivables), other than, subject to the requirements of this Agreement and the other Loan Documents, (i) in the ordinary course of the Business and (ii) if such asset is subject to a perfected, first priority Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, to secure the Obligations pursuant to the terms and conditions of the Collateral Documents in accordance with Section 6.15 of this Agreement
(b)    For so long as the obligations under Residual Financing Facility remain outstanding, open or acquire any Deposit Account, Securities Account or other account held by the Residual Financing Facility Limited Guarantor, except (x) any such account that is an Excluded Account pursuant to any of clauses (i) through (vii) of the definition thereof or (y) to the extent that such account is subject to an Account Control Agreement in favor of the Collateral Agent; provided that notwithstanding anything to the contrary in the foregoing, the Residual Financing Facility Limited Guarantor shall be permitted to hold accounts in existence on the Closing Date that are not subject to an Account Control Agreement in favor of the Collateral Agent during the time period following the Closing Date for implementing Account Control Agreements on Controlled Accounts pursuant to Section 6.18.
7.16.    [Reserved].
7.17.    Settlements.
At any time, make any payment or permit any Restricted Subsidiary to make any payment related to any settlement of a civil litigation matter or regulatory matter in an amount greater than the Threshold Amount unless (i) no Event of Default shall have occurred and be continuing or would result therefrom and
(ii)    the Loan Parties shall be in pro forma compliance with the financial covenants in Section 7.01 for the relevant period ended immediately prior to the proposed date of such payment after giving effect to such payment.
7.18.    Repayment of Junior Indebtedness and the Residual Financing Facility.
(a)    At any time, directly or indirectly, repay or prepay any Junior Indebtedness or repurchase, redeem, retire or otherwise acquire any Junior Indebtedness except (a) payments as part of an “applicable high yield discount obligation” (AHYDO) catch-up payment, (b) regularly scheduled or required payments of interest in respect thereof, (c) the prepayment, redemption, defeasance or other retirement of the principal of Indebtedness incurred under Section 7.05(j) which is satisfied solely from the proceeds of a sale or other disposition of the assets purchased or financed with such Indebtedness, and (d) required repayments or mandatory prepayments of Junior Indebtedness.
(b)    Make any repayment or prepayment of amounts under the Residual Financing Facility at any time a “default” or “event of default” has occurred thereunder or if the failure to make a repayment or prepayment would result in a “default,” “event of default,” “rapid amortization event” or substantially similar event thereunder, in each case other than any required amortization payment or other mandatory prepayment made in accordance with the terms of the Residual Financing Facility.
7.19.    Sanctions, Anti-Corruption Laws, and Anti-Money Laundering Laws.
(a)    Directly or indirectly use, lend, contribute or otherwise make available any proceeds of the Loan, in whole or in part, to any Subsidiary, Affiliate, joint venture partner or other Person (i) to fund any investments, activities or transactions involving any Sanctioned Person or Sanctioned Country, or (ii) in any other manner that, in each case, will result in any violation by any Person (including any Lender or any Agent) of any Sanctions, Anti-Corruption Laws, or Anti-Money Laundering Laws.
(b)    Fund all or part of any payment under this Agreement out of proceeds or property directly or indirectly derived from any activity (i) undertaken by a Loan Party in violation of Anti-Corruption Laws, Anti-Money Laundering Laws, or Sanctions; or (ii) which would cause a violation by any Person (including any Lender or any Agent) of any Anti-Corruption Laws, Anti-Money Laundering Laws or Sanctions.

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(c)    Become or permit any other Subsidiary to become (including by virtue of being owned or controlled by a Sanctioned Person) or own or control a Sanctioned Person.
7.20.    Limitations on Negative Pledge.
Enter into, incur or permit to exist, directly or indirectly, any agreement, instrument, deed, lease or other arrangement that prohibits, restricts or imposes any condition upon the ability of any Loan Party to create, incur or permit to exist any Lien upon any of the Collateral, whether now owned or hereafter acquired, or that requires the grant of any security for an obligation if security is granted for another obligation, except the following: (i) this Agreement and the other Loan Documents, (ii) restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by Section 7.05 of this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness,
(iii)    any customary restrictions and conditions contained in agreements relating to the sale or other disposition of assets or of a Subsidiary pending such sale or other disposition, provided that such restrictions and conditions apply only to the assets or Subsidiary to be sold or disposed of and such sale or disposition is permitted hereunder, (iv) customary provisions in leases or other contracts restricting the assignment or sublet thereof, (v) restrictions or conditions imposed by law, (vi) restrictions or conditions in connection with SPV Transactions and (vii) restrictions or conditions in connection with bank partner, credit card product, personal loan or other financial product or service arrangements, (viii) restrictions or conditions set forth in any agreement in effect at any time any Person becomes a Subsidiary (but not any modification or amendment expanding the scope of any such restriction or condition), provided that such agreement was not entered into in contemplation of such Person becoming a Subsidiary, and (ix) restrictions imposed by customary provisions in joint venture agreements and other similar agreements that restrict the transfer of ownership interests in such joint venture or similar Person.
7.21.    Accounting Methods.
Modify or change its method of accounting or accounting principles from those utilized in the preparation of the Initial Financial Statements (other than as may be required or (to the extent the effect thereof would not materially impact the calculation of the Asset Coverage Ratio) permitted to conform to GAAP).
ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES
8.01.    Events of Default.
Any of the following shall constitute an “Event of Default”:
(a)    Non-Payment. Any Loan Party fails to pay (i) when and as required to be paid herein, whether at stated maturity, by acceleration, by mandatory prepayment or otherwise, any amount of principal of any Loan and (ii) within five (5) Business Days after the applicable due date, any interest on any Loan, premium (including any Prepayment Premium) or any fee due hereunder or under the Agent Fee Letter or any other amount payable hereunder or under any other Loan Document (other than payments of principal referred to in the preceding clause (i)).
(b)    Specific Covenants. The Borrower or any Restricted Subsidiary fails to perform or observe any term, covenant or agreement contained in any of Sections 2.13, 6.03(a) or (b), 6.05(a) (with respect to the Borrower only), 6.11(a), 6.12, 6.18 or Article VII.
(c)    Other Defaults. The Borrower or any Restricted Subsidiary fails to perform or observe any other covenant or agreement (not specified in Section 8.01(a) or (b)) contained in this Agreement or any other Loan Document on its part to be performed or observed and (i) with respect to Sections 6.01 and 6.02(a), such failure continues for ten (10) Business Days after the date of delivery required by such Section, (ii) with respect to Section 6.02(b), such failure continues for five (5) Business Days after the date of delivery required by such Section and (iii) with respect to any other covenant or agreement contained in this Agreement or any other Loan Document, such failure continues for thirty (30) days after the earlier of
(x) the time at which a Responsible Officer of the Borrower or any other Loan Party shall first have knowledge of such Default or the facts or circumstances giving rise thereto or (y) receipt by the Borrower

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of written notice of such Default from the Administrative Agent (acting at the direction of the Required Lenders).
(d)    [Reserved].
(e)    Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any Restricted Subsidiary herein, in any other Loan Document or in any document delivered in connection herewith or therewith shall be incorrect in any material respect when made or deemed made (other than those representations, warranties and certifications that are expressly qualified by Material Adverse Effect or other materiality, in which case such representations, warranties and certifications shall be incorrect or misleading in any respect when made or deemed made) and, to the extent capable of being cured, such incorrect representation, warranty, certification, or statement shall remain untrue for a period of thirty (30) days after the earlier of (x) the time at which a Responsible Officer of the Borrower or any other Loan Party shall first have knowledge thereof or the facts or circumstances giving rise thereto or (y) receipt by the Borrower of written notice thereof from the Administrative Agent (acting at the direction of the Required Lenders).
(f)    Cross-Default. (i) The Borrower or any Restricted Subsidiary fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) in respect of any Material Indebtedness and, only with respect to a Restricted Subsidiary that is not a Loan Party, the effect of which non-payment is that such Material Indebtedness is demanded to become or becomes due to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness is demanded or required to be made, prior to its stated maturity; (ii) the Borrower or any other Loan Party fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Material Indebtedness or the beneficiary or beneficiaries of such Guarantees constituting Material Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect of the full amount thereof to be demanded; (iii) any Restricted Subsidiary that is not a Loan Party fails to observe or perform any other agreement or condition relating to any such Material Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is that such Material Indebtedness is demanded to become due or becomes due to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Material Indebtedness is demanded or required to be made, prior to its stated maturity, or such Guarantee to become payable or cash collateral in respect of the full amount thereof to be demanded; or (iv) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) with respect to all transactions under such Swap Contract resulting from (A) any event of default under such Swap Contract as to which any Loan Party is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (under and as defined in such Swap Contract) as to which any Loan Party is the sole Affected Party (as defined in such Swap Contract) and, in either event, the Swap Termination Value owed by the Loan Parties as a result thereof is greater than the Threshold Amount.
(g)    Insolvency Proceedings. The Borrower or any Restricted Subsidiary institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for sixty
(60) calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of its property is instituted without the consent of such Person and continues undismissed or unstayed for sixty (60) calendar days, or an order for relief is entered in any such proceeding.
(h)    Inability to Pay Debts; Attachment. (i) The Borrower or any Restricted Subsidiary becomes unable, or admits in writing its inability or fails generally, to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person that constitutes Collateral and is not released, vacated or fully bonded within sixty (60) days after its issue or levy.

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(i)    Judgments. There is entered against the Borrower or any Restricted Subsidiary (i) one or more final non-appealable judgments or orders for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered (subject to normal deductibles) by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any one or more non-monetary final non-appealable judgments that have, or could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order and such proceedings remain unstayed or undismissed for a period of forty-five (45) consecutive days, or (B) there is a period of forty-five (45) consecutive days during which a stay of enforcement of such judgment is not in effect.
(j)    ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan that has resulted or could reasonably be expected to result, individually or in the aggregate, in liability of any Loan Party or any of its Restricted Subsidiaries or any of their respective ERISA Affiliates in an aggregate amount in excess of the Threshold Amount.
(k)    Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any Loan Document; or any Loan Party denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document, in each case if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.
(l)    Change of Control. A Change of Control shall occur.
(m)    Collateral Documents. Any Collateral Document after delivery thereof shall for any reason (other than pursuant to the terms thereof including as a result of a transaction not prohibited under this Agreement) cease to create a valid and perfected Lien, with the priority required by the Collateral Documents on and security interest in any Collateral purported to be covered thereby, subject to Liens permitted under Section 7.03 and other than as provided for in Section 9.09, in each case if any such event or circumstance could reasonably be expected to have a Material Adverse Effect.
(n)    Guaranties. Any guaranty of any Guarantor contained in the Guaranty and Collateral Agreement shall cease, for any reason, to be in full force and effect in any material respect, other than as provided for in Section 9.09 or any Loan Party shall so assert.
(o)    Legal Process: The expropriation, attachment, sequestration, distress or execution or any analogous process in any jurisdiction affecting asset(s) of the Loan Parties that could reasonably be expected to have a Material Adverse Effect.
[***]
8.02.    Remedies Upon Event of Default.
If any Event of Default occurs and is continuing, the Administrative Agent or the Collateral Agent (as applicable) shall, at the written request of, or may, with the consent of, the Required Lenders, take any or all of the following actions:
(a)    declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, premiums (including any Prepayment Premium), fees and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower and the other Loan Parties;
(b)    declare the Commitments terminated, whereupon the Commitments shall immediately be terminated;
(c)    terminate this Agreement and the other Loan Documents as to any future liability or obligation of the Loan Parties, but without affecting any of the Collateral Agent’s Liens in the Collateral and without affecting the Obligations; and

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(d)    exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents, under applicable Law or equity;
provided that upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States or other Debtor Relief Law or upon the occurrence of any Event of Default described in Section 8.01(g), in addition to the remedies set forth above, without any notice to the Borrower or any other Person or any act by the Required Lenders, the Commitments shall automatically terminate and the unpaid principal amount of all outstanding Loans, all interest, fees, premiums (including any Prepayment Premium) and other amounts as aforesaid and other Obligations shall automatically become due and payable in cash without further act of any Agent or any Lender and the Borrower shall automatically be obligated to repay all of such Obligations in full in cash, without presentment, demand, protest, or notice or other requirements of any kind, all of which are expressly waived by the Loan Parties.
Upon an acceleration of the Loans as a result of an Event of Default (including an acceleration upon the occurrence of an actual or deemed entry of an order for relief with respect to any Loan Party under the Bankruptcy Code of the United States or other Debtor Relief Law or upon the occurrence of any Event of Default described in Section 8.01(g) with respect to the Borrower, any Guarantor or any Restricted Subsidiary of the Borrower or any Guarantor), the amount of principal of, and premium on (if any), the Loans that becomes due and payable shall include the Prepayment Premium (if any), determined as of such date, shall become immediately due and payable by the Loan Parties and shall constitute part of the Obligations as if the Loans were being voluntarily prepaid or repaid as of such date, in view of the impracticability and extreme difficulty of ascertaining actual damages and by mutual agreement of the parties as to a reasonable calculation of each Lender’s lost profits as a result thereof. Any Prepayment
Premium payable pursuant to this Agreement shall be presumed to be the liquidated damages sustained by each Lender as the result of the early repayment or prepayment of the Loans and each of the Borrower and the other Loan Parties agrees that it is reasonable under the circumstances currently existing. EACH OF THE BORROWER AND THE OTHER LOAN PARTIES EXPRESSLY WAIVE (TO THE FULLEST EXTENT THEY MAY LAWFULLY DO SO) THE PROVISIONS OF ANY PRESENT OR FUTURE STATUTE OR LAW THAT PROHIBITS OR MAY PROHIBIT THE COLLECTION OF THE FOREGOING PREMIUMS IN CONNECTION WITH ANY SUCH ACCELERATION. Each of the
Borrower and the other Loan Parties expressly agrees (to the fullest extent it may lawfully do so) that: (A) the Prepayment Premium is reasonable and the product of an arm’s length transaction between sophisticated business people, ably represented by counsel; (B) the Prepayment Premium shall be payable notwithstanding the then prevailing market rates at the time payment or redemption is made; (C) there has been a course of conduct between Lenders, the Borrower and the other Loan Parties giving specific consideration in this transaction for such agreement to pay the Prepayment Premium; and (D) the Borrower and the other Loan Parties shall be estopped hereafter from claiming differently than as agreed to in this paragraph. Each of the Borrower and the Guarantors expressly acknowledges that its agreement to pay or guarantee the payment of the Prepayment Premium, to the Lenders as herein described is a material inducement to Lenders to make (or be deemed to make) the Loans.
8.03.    Application of Funds.
After the exercise of remedies provided for in Section 8.02 (or after the Loans have automatically become immediately due and payable), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:
First, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the Agents and amounts payable under Article III) payable to the Agents in each of their capacities as such in accordance with the Loan Documents;
Second, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, charges and disbursements of counsel to the respective Lenders and amounts payable under Article III) payable in accordance with the Loan Documents to the Lenders, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

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Third, to payment of that portion of the Obligations constituting accrued and unpaid interest on the Loans, premiums (including the Prepayment Premium) and scheduled periodic payments, and any interest accrued thereon, ratably among the Lenders in proportion to the respective amounts described in this clause Third held by them;
Fourth, to payment of that portion of the Obligations constituting unpaid principal of the Loans, ratably among the Lenders in proportion to the respective amounts described in this clause Fourth held by them; and
Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full (other than contingent indemnification obligations for which no underlying claim has been asserted), to the Borrower or as otherwise required by Law.
8.04.    Equity Cure.
(a)    Notwithstanding anything to the contrary contained in Section 8.01 and Section 8.02, in the event the Loan Parties fail to comply with the requirements of the financial covenants set forth in Section 7.01(a) and/or Section 7.01 (b) on the last day of any month (a “Test Date”), the Borrower shall have the right (the “Cure Right”) to cure such default during the ten (10) Business Days following the date the Compliance Certificate for such Test Date was required to be delivered (the “Cure Deadline”) by issuing Equity Interests or incurring Indebtedness that is subordinated in right of payment to the Obligations on terms acceptable to the Required Lenders and that is otherwise permitted hereunder, in each case, for cash proceeds in an aggregate amount that shall be sufficient to cure such default and be in compliance with Section 7.01(a) or Section 7.01(b), as applicable, as if the cash proceeds from such issuance were in the Borrower’s possession as of such Test Date. Upon receipt by the Borrower of such cash proceeds from such Equity Interests or subordinated Indebtedness (the “Cure Amount”), the Borrower shall submit to the Administrative Agent documentation to effect such recalculation and the financial covenants set forth in Section 7.01(a) and/or Section 7.01(b) shall be recalculated giving effect to the following pro forma adjustments:
(i)    solely for such month (and any twelve-month period that includes such month) and solely for the purpose of determining compliance with the applicable covenant in Section 7.01(a) and/or Section 7.01(b), Cash shall be increased on a dollar-for-dollar basis by an amount equal to the Cure Amount;
(ii)    other than as described in this Section 8.04, no Cure Amount shall be used when determining any ratio test or other purpose under this Agreement; and
(iii)    if, after giving effect to the foregoing calculations, the Loan Parties shall then be in compliance with the requirements of the applicable financial covenants set forth in Section 7.01(a) and Section 7.01(b), the Loan Parties shall be deemed to have satisfied the requirements of the applicable financial covenants set forth in Section 7.01(a) and Section 7.01(b) as of the relevant Test Date with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the applicable financial covenant that had occurred shall be deemed cured for the purposes of this Agreement as of the applicable Test Date and shall be deemed to have never existed.
(b)    Notwithstanding anything herein to the contrary (i) the Cure Right may not be exercised more than twice in any in consecutive four Fiscal Quarters, (ii) during the term of this Agreement, the Cure Right may be exercised no more than five (5) times, (iii) the Cure Amount shall be no greater than the amount required for purposes of causing the Loan Parties to comply with the applicable financial covenant as of the relevant Test Date, and (iv) the Cure Amount shall be disregarded for calculating financial covenants for all other purposes of this Agreement. The parties hereby acknowledge that this Section 8.04 may not be relied on for purposes of calculating any financial ratios other than as applicable to Section 7.01(a) and/or Section 7.01(b) and shall not result in any adjustment to any amounts other than as provided in this Section 8.04.
(c)    During the period from the applicable Test Date in which the applicable financial covenants set forth in Section 7.01(a) and/or Section 7.01(b) are not in compliance through the Cure Deadline, neither the Lenders nor the Agent shall exercise any remedies arising due to failure of the Loan Parties to comply with the requirements of the applicable financial covenants set forth in Section 7.01(a) and/or Section

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7.01(b) on the applicable Test Date (including imposition of the Default Rate, acceleration of the Obligations or termination of any Commitments).
ARTICLE IX
ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT
9.01.    Appointment and Authority.
Each of the Lenders hereby (i) irrevocably appoints Wilmington Trust to act on its behalf as Administrative Agent and as Collateral Agent hereunder and under the other Loan Documents and (ii) authorizes the Administrative Agent and the Collateral Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent and the Collateral Agent by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Without limiting the generality of the foregoing, each Lender authorizes and directs each Agent to enter into the Loan Documents to which it is a party on the date hereof on behalf of and for the benefit of the Lenders and to execute any and all documents (including releases) with respect to the Collateral and the rights of the Secured Parties with respect thereto, as contemplated by and in accordance with this Agreement and the other Loan Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders. The provisions of this Article IX are solely for the benefit of the Agents and the Lenders, and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions.
The Collateral Agent shall act as the “collateral agent” under the Loan Documents, and each of the Lenders hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties pursuant to the Collateral Documents to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent, as “collateral agent” and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.05 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent or the Required Lenders, shall be entitled to the benefits of all provisions of this Article IX and Section 10.04 (as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. Unless otherwise specifically set forth herein, the Collateral Agent shall have all the rights and benefits of the Administrative Agent set forth in this Article IX.
Any corporation or association into which any Agent may be converted or merged, or with which it may be consolidated, or to which it may sell or transfer all or substantially all of its corporate trust business and assets as a whole or substantially as a whole, or any corporation or association resulting from any such conversion, sale, merger, consolidation or transfer to which such Agent is a party, will be and become the successor Agent, as applicable, under this Agreement and will have and succeed to the rights, powers, duties, immunities and privileges as its predecessor, without the execution or filing of any instrument or paper or the performance of any further act.
Each Lender acknowledges and agrees that no Agent shall have any duties or responsibilities except those expressly set forth herein and in the other Loan Documents. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
The permissive authorizations, entitlements, powers and rights (including the right to request that the Borrower take an action or deliver a document and the exercise of remedies following an Event of Default) granted to any Agent herein shall not be construed as duties. No Agent shall have any responsibility for interest or income on any funds held by it hereunder and any funds so held shall be held un-invested pending distribution thereof. Whether or not explicitly set forth therein, the rights, powers,

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protections, immunities and indemnities granted to each Agent herein shall apply to any document entered into by such Agent in connection with its role as Agent under the Loan Documents. Except to the extent expressly provided otherwise herein, the Required Lenders shall have the right to direct the Agents in all matters concerning the Loan Documents.
9.02.    Rights as a Lender.
Each Person serving as an Agent hereunder shall, if it is a Lender, have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not an Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, and to the extent applicable, include each Person serving as an Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.
9.03.    Exculpatory Provisions.
The Administrative Agent and the Collateral Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and their duties hereunder and thereunder shall be administrative and ministerial in nature. In performing its functions and duties hereunder, each Agent shall act solely as an agent of the Lenders and does not assume and shall not be deemed to have assumed any obligation towards or relationship of agency or trust with or for any Loan Party or any of their Subsidiaries. Without limiting the generality of the foregoing, the Agents:
(a)    shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing;
(b)    shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that the Administrative Agent or the Collateral Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents), provided that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable Law; and
(c)    shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of its Affiliates that is communicated to or obtained by it or any of its Affiliates in any capacity.
Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, no Agent shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such
Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.02 and 10.01) or (ii) in the absence of its own gross negligence or willful misconduct (such absence to be presumed unless otherwise determined by a court of competent jurisdiction by a final and non-appealable judgment). No Agent shall be deemed to have knowledge of any Default unless and until written notice, conspicuously marked as a “notice of default” describing such Default is given to the Administrative Agent by the Borrower or a Lender. Notwithstanding anything to the contrary contained herein or in any other Loan Document, any action taken (or not taken) by an Agent or its Related Parties at the direction or instruction of the Required Lenders shall not constitute gross negligence or willful misconduct on the part of such Agent or its Related Parties. Nothing in this Agreement or any other Loan Document shall require any Agent to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if such Agent has reason to believe the repayment of such funds or adequate indemnity against or security for such risk or liability is not reasonably assured to it.
No Agent shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii)

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the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, (v) the calculation of the Applicable Premium or the Prepayment Premium or (vi) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent. For the avoidance of doubt, no Agent shall be obligated to calculate or confirm the calculations of any financial covenants set forth herein or the other Loan Documents or in any of the financial statements of the Loan Parties. No Agent shall be liable to the Lenders for any apportionment or distribution of payments made by it to such Lenders in good faith and if any such apportionment or distribution is subsequently determined to have been made in error, the sole recourse of any Lender to whom payment was due but not made shall be to recover pro rata from the other Lenders any payment equal to the amount to which they are determined to be entitled (and such other Lenders hereby agree to return to such Lender any such erroneous payments received by them).
No Agent shall be responsible for (i) perfecting, maintaining, monitoring, preserving or protecting the security interest or Lien granted under this Agreement, the Collateral Documents, any other Loan Document or any agreement or instrument contemplated hereby or thereby, (ii) the filing, re-filing, recording, re-recording or continuing of any document, financing statement, mortgage, assignment, notice, instrument of further assurance or other instrument in any public office at any time or times or (iii) providing, maintaining, monitoring or preserving insurance on or the payment of taxes with respect to any of the Collateral.
No Agent shall be (i) required to qualify in any jurisdiction in which it is not presently qualified to perform its obligations as such Agent or (ii) required to take any enforcement action against any Loan Party or any other obligor outside of the United States.
No Agent shall be responsible for, nor chargeable with, knowledge of the terms and conditions of any other agreement, instrument, or document other than this Agreement and any other Loan Document to which such Agent is a party, whether or not an original or a copy of such agreement has been provided to such Agent.
No Agent shall be responsible for nor have any duty to monitor the performance or any action of any Loan Party, the Lenders, or any of their directors, members, officers, agents, affiliates or employees, nor shall they have any liability in connection with the malfeasance or nonfeasance by such party; the Agents may assume performance by all such Persons of their respective obligations.
No Agent shall be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent and the Collateral Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of Loans, or disclosure of confidential information, to any Disqualified Institution.
Phrases such as “satisfactory to the Administrative Agent or the Collateral Agent”, “approved by the Administrative Agent or the Collateral Agent”, “acceptable to the Administrative Agent or the Collateral Agent”, “as determined by the Administrative Agent or the Collateral Agent”, “in the Administrative Agent or the Collateral Agent’s discretion”, “selected by the Administrative Agent or the Collateral Agent”, and phrases of similar import authorize and permit the Administrative Agent or the Collateral Agent to approve, disapprove, determine, act or decline to act in its discretion, it being understood that the Administrative Agent and/or the Collateral Agent in exercising such discretion under the Loan Documents shall be acting on the instructions of the Administrative Agent or the Required Lenders (or all Lenders to the extent required hereunder) and shall be fully protected in, and shall incur no liability in connection with, acting or failing to (or failing to act while awaiting such instruction) pursuant to such instructions. Upon request from the Collateral Agent, the Administrative Agent shall confirm that the Lenders executing any document or delivering any direction are, in fact, the Required Lenders.
Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Agents to carry out such Lender’s, Affiliate’s, participant’s or

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assignee’s customer identification program, or other obligations required or imposed under or pursuant to any anti-terrorism law, including any programs involving any of the following items relating to or in connection with the Borrower or its respective Subsidiaries, any of their respective Affiliates or agents, the Loan Documents or the transactions hereunder: (i) any identity verification procedures, (ii) any record keeping, (iii) any comparisons with government lists, (iv) any customer notices or (v) any other procedures required under any anti-terrorism law.
9.04.    Reliance by and Direction to Agents.
(a)    Each Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, legal order, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise made by the proper Person. Each Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with legal counsel (who may be counsel for the Loan Parties), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
(b)    Notwithstanding anything else to the contrary herein or in any of the Loan Documents, in each instance where the action or inaction of an Agent is required or permitted, or discretionary rights or powers conferred upon an Agent may be exercised or refrained from being exercised hereunder or under any of the other Loan Documents, or whenever reference is made in this Agreement to any discretionary action by, consent, designation, specification, requirement or approval of, notice, request or other communication from, or other direction given or action to be undertaken or to be (or not to be) suffered or omitted by any Agent or to any election, decision, opinion, acceptance, use of judgment, expression of satisfaction or other exercise of discretion, rights or remedies to be made (or not to be made) by an Agent, it is understood that in all cases such Agent shall not be required to take any action in the absence of written direction from the Required Lenders, and shall have the absolute right, in its sole discretion, to consult with, or seek the affirmative or negative vote from, the Required Lenders or, if otherwise applicable, the Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents or in any agreement to which the Required Lenders and such Agent is a party), and it may do so pursuant to a negative notice or otherwise, and each Agent shall be fully justified in failing or refusing to take any such action under the Loan Documents if it has not received such written instruction, advice or concurrence as such Agent deems appropriate from such Lenders. Upon receipt of such written direction from such Lenders, such Agent shall take such discretionary actions in accordance with such written instruction, advice or concurrence and, if it so requests, it shall first be indemnified to its reasonable satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. This provision is intended solely for the benefit of each Agent and its successors and permitted assigns and is not intended to and will not entitle any other party hereto to any defense, claim or counterclaim, or confer any rights or benefits on any other party hereto. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such other number of Lenders as may be expressly provided hereby or thereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders. The provisions of this paragraph are in addition to, and not in limitation of, the other exculpatory provisions set forth herein.
9.05.    Delegation of Duties.
Each Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by such Agent. Each Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article IX and Section 10.04 shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent. Any delegation by an Agent of its rights and powers shall not preclude the subsequent exercise of those rights and powers by such Agent, any revocation of such delegation or any subsequent delegation of any such rights or powers. Each party to this Agreement acknowledges and agrees that the Agents may from time to

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time use one or more outside service providers for the tracking of all UCC financing statements (and/or other collateral related filings and registrations from time to time) required to be filed or recorded pursuant to the Loan Documents and the notification to any Agent, of, among other things, the upcoming lapse or expiration thereof, and that each of such service providers will be deemed to be acting at the request and on behalf of the Borrower and the other Loan Parties. No Agent shall be liable for any action taken or not taken by any such service provider. The Agents shall not be responsible for the supervision, negligence or misconduct of any sub-agent except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that such Agent acted with gross negligence or willful misconduct in the selection of such sub-agent.
9.06.    Resignation or Removal of Agents.
Any Agent may at any time give notice of its resignation to the Lenders and the Borrower and at any time the Required Lenders may remove any Agent by giving written notice to such Agent. Upon receipt of any such notice of resignation by the Lenders (in the case of resignation) or notice of removal by the applicable Agent (in the case of removal), the Required Lenders shall have the right, with the consent of the
Borrower so long as no Event of Default has occurred and is continuing (such consent not to be unreasonably withheld or delayed), to appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may (but shall not be required to), on behalf of the Lenders, appoint a successor Agent, with the consent of the Borrower so long as no Event of Default has occurred and is continuing (such consent not to be unreasonably withheld or delayed, and the Borrower shall use commercially reasonable efforts to respond to any such consent request within ten (10) Business Days of receiving such request). Whether or not a successor has been appointed, the resignation of any Agent shall nonetheless become effective on the date that is 30 days following the retiring Agent’s notice of resignation and, in the case of removal, such removal shall become effective upon the applicable date of removal set forth by the Required Lenders in the notice of removal (provided that such date is not later than 30 days following receipt of such notice by the Agent being removed) and (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents, (2) all payments, communications and determinations provided to be made by, to or through the retiring or removed Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Agent as provided for above in this Section 9.06 and (3) in no event shall the retiring or removed Agent or any of its Affiliates or any of their respective officers, directors, employees, agents, advisors or representatives have any liability to the Loan Parties, any Lender or any other Person or entity for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the failure of a successor Agent to be appointed and to accept such appointment. Upon the acceptance of a successor’s appointment as Administrative Agent or Collateral Agent, as applicable, hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or retired) or removed Agent, and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder or under the other Loan Documents (if not already discharged therefrom as provided above in this Section 9.06). The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After any Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as such Agent.
9.07.    Non-Reliance on Agents and Lenders.
Each Lender acknowledges that it has, independently and without reliance upon any Agent or any Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.
9.08.    Agents May File Proofs of Claim.

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In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent and the Collateral Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the
Administrative Agent or the Collateral Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:
(a)    to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel and all other amounts due the Lenders and the Agents under Section 10.04) allowed in such judicial proceeding; and
(b)    to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their agents and counsel, and any other amounts due the Agents under Section 10.04. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Agents, their agents and counsel, and any other amounts due the Agents under this Agreement out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Lenders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise.
Nothing contained herein shall be deemed to authorize any Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize any Agent to vote in respect of the claim of any Lender in any such proceeding.
9.09.    Collateral and Guaranty Matters.
The Secured Parties irrevocably authorize the Collateral Agent:
(a)    to release any Lien on any Collateral granted to or held by the Collateral Agent under any Loan Document (i) upon payment in full of all Obligations (other than contingent indemnification obligations for which no underlying claim has been asserted), (ii) that is transferred or to be transferred as part of or in connection with any Disposition permitted hereunder or any Involuntary Disposition (provided that, upon request by the Collateral Agent, the Borrower shall certify in an officer’s certificate to the Collateral Agent and Lenders constituting Required Lenders that such Disposition or Involuntary Disposition is permitted under this Agreement (and each Lender agrees that the Collateral Agent may rely conclusively on any such certificate, without further inquiry)) or (iii) as approved in accordance with Section 10.01; and
(b)    to release any Guarantor from its obligations under the Guaranty and Collateral Agreement if such Person ceases to be a Subsidiary as a result of a transaction permitted hereunder (provided that, upon request by the Administrative Agent, the Borrower shall deliver to the Collateral Agent a certificate of a Responsible Officer certifying that such transaction has been or was consummated in compliance with the Loan Documents (it being agreed and understood that the Agents may conclusively rely without further inquiry on such certificate)).
Upon request by the Collateral Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty and Collateral Agreement, pursuant to this Section 9.09.

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Should any Lender obtain possession or control of any assets of the Loan Parties in which, in accordance with the UCC or any other applicable law a security interest can be perfected by possession or control, such Lender shall notify the Collateral Agent thereof, and, promptly following the Collateral Agent’s request (acting at the direction of the Required Lenders) therefor, shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
No Agent shall have any obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned (whether in fee or by leasehold) by the Person purporting to own it or is cared for, protected, or insured or has been encumbered or that the Liens granted to the Collateral Agent pursuant to the Loan Documents have been properly or sufficiently or lawfully created, perfected, protected or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights granted or available to any Agent in any of the Loan Documents. Without limiting the foregoing and notwithstanding anything contained in the Loan Documents or otherwise to the contrary, the Agents shall have no obligation or duty to (a) perfect, maintain, monitor, preserve or protect any security interest, right or Lien granted under this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby or take any action to protect against any diminution in value of the Collateral; (b) file, record or continue any document, financing statement, continuation statement, mortgage, assignment, notice, instrument of further assurance, or other instrument in any public office at any time or times; or (c) provide, maintain, monitor or preserve insurance on or the payment of taxes with respect to any Collateral.
The powers conferred on the Collateral Agent under this Agreement and the other Loan Documents are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the exercise of reasonable care in the custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Collateral Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral and shall be relieved of all responsibility for any Collateral in its possession upon surrendering it or tendering surrender of it to any of the Loan Parties (or whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct). The Collateral Agent shall be deemed to have exercised reasonable care in the custody and preservation of Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Collateral Agent accords its own property, it being understood that Collateral Agent shall not have responsibility for ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders or other matters relating to any Collateral, whether or not Collateral Agent has or is deemed to have knowledge of such matters. The Collateral Agent will not be liable or responsible for any loss or damage to any Collateral or for any diminution in the value thereof, by reason of any act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Collateral Agent, except to the extent a court of competent jurisdiction determines in a final and non-appealable judgment that the Collateral Agent acted with gross negligence or willful misconduct in the selection of such warehouseman, carrier, forwarding agency, consignee or other agent or bailee.
9.10.    Force Majeure.
In no event shall any Agent be responsible or liable for any failure or delay in the performance of its obligations hereunder or under the other Loan Documents arising out of or caused by, directly or indirectly, forces beyond its control, including strikes, work stoppages, accidents, acts of war or terrorism, civil or military disturbances, nuclear or natural catastrophes or acts of God, pandemics, interruptions, loss or malfunctions of utilities, communications or computer (software and hardware) services, government action or the unavailability of the Federal Reserve Bank wire or telex or other wire or communication facility; it being understood such Agent shall use reasonable efforts to resume efforts as soon as practicable under the circumstances.
9.11.    Erroneous Payments.
(a)    Each Lender hereby agrees that (i) if the Administrative Agent notifies such Lender that the Administrative Agent has determined in its sole discretion that any funds received by such Lender from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Lender (whether or not known to such Lender) (whether as a payment, prepayment or repayment of principal, interest, fees or otherwise; individually and collectively, an

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“Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Lender shall promptly, but in no event later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect and (ii) to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including waiver of any defense based on “discharge for value” or any similar theory or doctrine. A notice of the Administrative Agent to any Lender under this clause (a) shall be conclusive, absent manifest error.
(b)    Without limiting immediately preceding clause (a), each Lender hereby further agrees that if it receives a payment from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment sent by the Administrative Agent, (y) that was not preceded or accompanied by notice of payment, or (z) that such Lender otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each case, if an error has been made each such Lender is deemed to have knowledge of such error at the time of receipt of such Erroneous Payment, and to the extent permitted by applicable law, such Lender shall not assert any right or claim to the Erroneous Payment, and hereby waives, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payments received, including waiver of any defense based on “discharge for value” or any similar theory or doctrine. Each Lender agrees that, in each such case, it shall promptly (and, in all events, within one Business Day of its knowledge (or deemed knowledge) of such error) notify the Administrative Agent of such occurrence and, upon demand from the Administrative Agent, it shall promptly, but in all events no later than one Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Lender to the date such amount is repaid to the Administrative Agent in same day funds at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect.
(c)    The Borrower and each other Loan Party hereby agrees that (x) in the event an Erroneous Payment (or portion thereof) is not recovered from any Lender that has received such Erroneous Payment
(or portion thereof) for any reason (and without limiting the Administrative Agent’s rights and remedies under this Section 9.11), the Administrative Agent shall be subrogated to all the rights of such Lender with respect to such amount and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party.
(d)    In addition to any rights and remedies of the Administrative Agent provided by law, Administrative Agent shall have the right, without prior notice to any Lender, any such notice being expressly waived by such Lender to the extent permitted by applicable law, with respect to any Erroneous Payment for which a demand has been made in accordance with this Section 9.11 and which has not been returned to the Administrative Agent, to set off and appropriate and apply against such amount any and all deposits (general or special, time or demand, provisional or final but excluding trust accounts), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by Administrative Agent or any Affiliate, branch or agency thereof to or for the credit or the account of such Lender. Administrative Agent agrees promptly to notify the Lender after any such setoff and application made by Administrative Agent; provided, that the failure to give such notice shall not affect the validity of such setoff and application.
(e)    Each party’s obligations under this Section 9.11 shall survive the resignation or replacement of the Administrative Agent, the termination of the Commitments or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.
9.12.    Enforcement.

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Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent in accordance with Section 8.02 and the Collateral Documents for the benefit of all the Lenders or Secured Parties, as applicable; provided, however, that the foregoing shall not prohibit (a) the Administrative Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent) hereunder and under the other Loan Documents, (b) any Lender from exercising setoff rights in accordance with Section 10.08 , or (c) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to the Loan Parties under any federal, state or foreign bankruptcy, insolvency, receivership or similar law; and provided, further, that if at any time there is no Person acting as the Administrative Agent hereunder and under the other Loan Documents, then the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and the Collateral Documents, as applicable.
9.13.    Survival.
The agreements in this Article IX shall survive the resignation of any Agent, the replacement of any Lender and the repayment, satisfaction or discharge of all the Obligations.
ARTICLE X MISCELLANEOUS
10.01.    Amendments.
No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (except as otherwise set forth in clauses (a) through (d) below) and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that
(a)    no such amendment, waiver or consent shall:
(i)    increase the Commitment of any Lender without the written consent of such
Lender;
(ii)    reduce the principal of, or the rate of interest specified herein on, any Loan, or (subject to clause (i) of the final proviso to this Section 10.01) any fees, premiums (including any Prepayment Premium) or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment of principal, interest, fees or other amounts; provided, however, that only the consent of the Required Lenders shall be necessary (i) to amend the definition of “Default Rate” or to waive any obligation of the Borrower to pay interest at the Default Rate or (ii) waive a Default or Event of Default or any mandatory prepayment required by Section 2.03(b);
(iii)    postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees, premiums (including any Prepayment Premium) or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document without the written consent of each Lender entitled to receive such payment; provided, however, that only the consent of the Required Lenders shall be necessary to waive a Default or Event of Default or any mandatory prepayment required by Section 2.03(b);
(iv)    change Section 2.09 or Section 8.03 in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender directly and adversely affected thereby;

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(v)    change Section 10.06 in a manner that would impose additional restrictions on a Lender’s ability to assign any of its rights or obligations under this Agreement or any other Loan Document without the written consent of each Lender directly and adversely affected thereby;
(vi)    change any provision of this Section 10.01(a) or the definition of “Required Lenders” without the written consent of each Lender directly and adversely affected thereby;
(vii)    release all or substantially all of the Collateral without the written consent of each Lender; or
(viii)    release the Borrower or all or substantially all of the Guarantors without the written consent of each Lender;
(b)    unless also signed by the Administrative Agent and the Collateral Agent, no amendment, waiver or consent shall affect the rights or duties of the Administrative Agent or the Collateral Agent under this Agreement or any other Loan Document;
(c)    the Administrative Agent and the Borrower may amend or modify this Agreement and any other Loan Document to cure any ambiguity, omission, defect or inconsistency therein; and
(d)    the Agent Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto;
provided that notwithstanding anything to the contrary herein, (i) each Lender is entitled to vote as such Lender sees fit on any bankruptcy reorganization plan that affects the Loans, and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code of the United States supersedes the unanimous consent provisions set forth herein and (ii) the Required Lenders shall determine whether or not to allow a Loan Party to use cash collateral in the context of a bankruptcy or insolvency proceeding and such determination shall be binding on all of the Lenders.
Further, notwithstanding any provision herein to the contrary, the Borrower may, by written notice to the Administrative Agent from time to time, make one or more offers (each, a “Loan Modification Offer”) to all of the Lenders to make one or more Permitted Amendments pursuant to procedures reasonably specified by the Borrower and reasonably acceptable to the Administrative Agent. Such notice shall set forth (i) the terms and conditions of the requested Permitted Amendment and (ii) the date on which such Permitted Amendment is requested to become effective (which shall not be less than ten (10) Business Days nor more than thirty (30) Business Days after the date of such notice, or such shorter periods as are acceptable to the Administrative Agent). Permitted Amendments shall become effective only with respect to the Loans of the Lenders that accept the applicable Loan Modification Offer (the “Loan Modification Accepting Lenders”), and only with respect to the Loans as to which such Lender’s acceptance has been made. The Borrower and each Loan Modification Accepting Lender shall execute and deliver to the Administrative Agent an agreement reasonably satisfactory to the Administrative Agent giving effect to the Permitted Amendment (a “Loan Modification Agreement”) and such other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the Permitted Amendments and the terms and conditions thereof. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Loan Modification Agreement. Each of the parties hereto hereby agrees that, upon the effectiveness of any Loan Modification Agreement, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Permitted Amendment evidenced thereby.
10.02.    Notices and Other Communications.
(a)    Notices Generally. All notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by email as follows:
(i)    if to the Borrower or any other Loan Party, or any Agent, to the address or electronic mail address specified for such Person on Schedule 10.02; and

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(ii)    if to any Lender, to the address, electronic mail address or telephone number set forth in the Administrative Questionnaire as amended from time to time in writing to the Administrative Agent.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices delivered through electronic communications, to the extent permitted by subsection (b) below, shall be effective as provided in such subsection (b).
(b)    Electronic Communications; Platform. Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender pursuant to Article II if such Lender has notified the
Administrative Agent that it is incapable of receiving notices under such Article by electronic communication. Any Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Each Lender agrees that notice to it (in the form of electronic communications) specifying that any required deliverables have been posted to the Platform (as defined below) shall constitute effective delivery of such deliverables to such Lender for purposes of the Loan Documents.
Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.
Each Loan Party agrees that the Administrative Agent may make any deliverables available to the Lenders by posting such deliverables on IntraLinks, Debtdomain, SyndTrak or a substantially similar electronic transmission system (the “Platform”). Each Loan Party hereby acknowledges that (i) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders may have personnel who do not wish to receive material non-public information with respect to the Borrower or its securities (each, a “Public Lender”). The Borrower hereby agrees that if it or any of its parent companies has publicly traded equity or debt securities in the United States, it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC”. By marking Borrower Materials “PUBLIC,” the Borrower authorizes such Borrower Materials to be made available to a portion of the Platform designated “Public Investor,” which is intended to contain only information that is publicly available or not material information (though it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws or is of a type that would be publicly available if the Borrower were a public reporting company (in each case, as reasonably determined by the Borrower). Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC”; provided, that the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not marked as “Public Investor”. Each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable law, including United States federal and state securities laws, to make reference to communications that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its Subsidiaries or their securities for purposes of United States federal or state securities laws. The following Borrower Materials shall be deemed to be marked “PUBLIC” unless the Borrower notifies the Administrative Agent promptly that any such document contains material nonpublic information: (1) the Loan Documents (excluding schedules, certificates, computations and any documents

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related to the foregoing, unless consented to by the Borrower in writing), and (2) the information delivered pursuant to Sections 6.01(a) and (b).
The Platform is provided “as is” and “as available.” The Agents and their Related Parties do not warrant the adequacy of the Platform. No warranty of any kind, express, implied or statutory, including any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent or their Related Parties in connection with the Platform. In no event shall any Agent or their Related Parties have any liability to the Loan Parties, any Lender or any other Person for damages of any kind, including direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Loan Parties’ or the Administrative Agent’s or the Collateral Agent’s transmission of communications through the internet, except to the extent the liability of any Agent is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent’s gross negligence or willful misconduct.
(c)    Change of Address, Etc. Each of the Borrower and the Agents may change its address or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each Lender may change its address or electronic mail address for notices and other communications hereunder by notice to the Borrower and by amendment to its Administrative Questionnaire as to the Administrative Agent. In addition, each Lender agrees to update its Administrative Questionnaire from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender.
(d)    Reliance by Agents and Lenders. The Agents and the Lenders shall be entitled to rely and act upon any notices (including telephonic notices) purportedly given by or on behalf of any Loan Party even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Loan Parties shall indemnify each Agent, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of a Loan Party. All telephonic notices to and other telephonic communications with any Agent may be recorded by such Agent, and each of the parties hereto hereby consents to such recording.
10.03.    No Waiver; Cumulative Remedies.
No failure by any Lender or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.
10.04.    Expenses; Indemnity; Damage Waiver.
(a)    Costs and Expenses. The Loan Parties shall pay (i) all reasonable and documented out-of-pocket costs and expenses incurred by the Secured Parties (but limited to (x) one primary counsel each for (I) the Administrative Agent and the Collateral Agent (which shall be Ballard Spahr LLP for any and all of the foregoing in connection herewith and other matters, to occur on or prior to or otherwise in connection with the Closing Date) and (II) the Lenders, and (y) one local counsel each for (I) the Administrative Agent and the Collateral Agent and (II) the Lenders, in each case, as reasonably necessary in each relevant jurisdiction material to the interests of the Lenders taken as a whole (and solely in the case of a conflict of interest, one additional counsel in each relevant jurisdiction that is material to each group of similarly situated affected Lenders)), and (ii) all reasonable and documented out-of-pocket costs and expenses incurred by the Secured Parties (including the fees, charges and disbursements of any counsel for the Secured Parties) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and the other Loan Documents, including its rights under this Section 10.04, or (B) in connection with the Loans made hereunder, including all such out-of-pocket costs and expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

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(b)    Indemnification by the Loan Parties. THE LOAN PARTIES SHALL INDEMNIFY EACH AGENT (AND ANY SUB-AGENT THEREOF), EACH LENDER AND EACH RELATED PARTY OF ANY OF THE FOREGOING PERSONS (EACH SUCH PERSON BEING CALLED AN “INDEMNITEE”) AGAINST, AND HOLD EACH INDEMNITEE HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES (INCLUDING THE REASONABLE FEES, CHARGES AND DISBURSEMENTS OF (X) ONE PRIMARY OUTSIDE COUNSEL FOR THE AGENTS AND THEIR RELATED PARTIES, TAKEN AS A WHOLE, (Y) ONE PRIMARY OUTSIDE COUNSEL FOR THE OTHER INDEMNITEES AND THEIR RELATED PARTIES, TAKEN AS A WHOLE, AND (Z) IN THE CASE OF ACTUAL OR POTENTIAL CONFLICT OF INTEREST, SEPARATE COUNSEL FOR INDEMNITEES TO THE EXTENT NEEDED TO AVOID SUCH CONFLICT), INCURRED BY ANY INDEMNITEE OR ASSERTED AGAINST ANY INDEMNITEE BY ANY THIRD PARTY OR BY THE BORROWER OR ANY OTHER LOAN PARTY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (I) THE EXECUTION OR DELIVERY OF THIS AGREEMENT, ANY OTHER LOAN DOCUMENT, THE PERFORMANCE BY THE PARTIES HERETO OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, OR, IN THE CASE OF THE AGENTS (AND ANY SUB-AGENT THEREOF) AND THEIR RELATED PARTIES ONLY, THE ADMINISTRATION OF THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS OR THE ENFORCEMENT OF THE LOAN DOCUMENTS, (II) ANY LOAN OR THE USE OR PROPOSED USE OF THE PROCEEDS THEREFROM, (III) ANY ACTUAL OR ALLEGED RELEASE OF HAZARDOUS MATERIALS AT, ON, UNDER OR FROM ANY PROPERTY OWNED, LEASED OR OPERATED BY A LOAN PARTY OR ANY SUBSIDIARY, OR ANY ENVIRONMENTAL LIABILITY RELATED TO A LOAN PARTY OR ANY SUBSIDIARY OR THEIR RESPECTIVE FACILITIES AND/OR PROPERTIES, (IV) ANY BREACH BY ONE OR MORE OF THE LOAN PARTIES OF THEIR OBLIGATIONS UNDER THE LOAN DOCUMENTS, (V) ANY CLAIM, SUIT, OR ACTION BASED ON A VIOLATION OR ALLEGED VIOLATION OF ANY CONSUMER CREDIT LAWS OR OTHERWISE ARISING OUT OF ANY REGULATORY INVESTIGATION OR PROCEEDING, OR (VI) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY, WHETHER BROUGHT BY A THIRD PARTY OR BY THE BORROWER OR ANY OTHER LOAN PARTY, AND REGARDLESS OF WHETHER ANY INDEMNITEE IS A PARTY THERETO, IN ALL CASES, WHETHER OR NOT CAUSED BY OR ARISING, IN WHOLE OR IN PART, OUT OF THE COMPARATIVE, CONTRIBUTORY OR SOLE NEGLIGENCE OF THE INDEMNITEE; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNITEE, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE (X) DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE BAD FAITH (OTHER THAN WITH RESPECT TO THE AGENTS AND THEIR RELATED PARTIES), GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNITEE OR, OTHER THAN WITH RESPECT TO THE AGENTS AND THEIR RELATED PARTIES, THE MATERIAL BREACH OF SUCH INDEMNITEE’S FUNDING OBLIGATIONS UNDER THE LOAN DOCUMENTS, OR (Y) THAT ARISE OUT OF DISPUTES SOLELY AMONG THE INDEMNITEES AND NOT ARISING OUT OF ANY ACT OR OMISSION OF THE
BORROWER OR ANY OF ITS SUBSIDIARIES (OTHER THAN CLAIMS AGAINST AN INDEMNITEE ACTING IN ITS CAPACITY AS ADMINISTRATIVE AGENT OR COLLATERAL AGENT). THIS SECTION 10.04(B) SHALL NOT APPLY WITH RESPECT TO TAXES OTHER THAN ANY TAXES THAT REPRESENT LOSSES, CLAIMS, DAMAGES, ETC. ARISING FROM ANY NON-TAX CLAIM. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN ANY LOAN DOCUMENTS, ANY RIGHTS TO REIMBURSEMENT OR INDEMNIFICATION OF ANY INDEMNITEE THAT IS A LENDER UNDER ANY LOAN DOCUMENTS SHALL ONLY APPLY TO EXPENSES, LOSSES, CLAIMS, DAMAGES AND LIABILITIES INCURRED OR ARISING OUT OF ANY SUCH INDEMNITEE’S STATUS AS A DEBT FINANCING PROVIDER TO THE LOAN PARTIES (AND NOT AS AN EQUITY HOLDER OF BORROWER).
(c)    Reimbursement by Lenders. To the extent that the Loan Parties for any reason fail to indefeasibly pay any amount required under clauses (a) or (b) of this Section to be paid by them to any Agent (or any sub-agent thereof) or any Related Party thereof, each Lender severally agrees to pay to, indemnify or hold harmless such Agent (or any such sub-agent) or such Related Party, as the case may be,

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such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought (or if such expense or indemnity payment is sought after the date on which the Obligations have been paid in full and the Commitments have been terminated, determined as of the day immediately prior to the date on which the Obligations were paid in full)) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against such Agent (or any such sub-agent) in its capacity as such, or against any Related Party thereof acting for such Agent (or any such sub-agent) in connection with such capacity. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the sum of the outstanding Loans and unused Commitments (if any) at the time or, if such expense or indemnity payment is sought after the date on which the Obligations have been paid in full and the Commitments have been terminated, determined as of the day immediately prior to the date on which the Obligations were paid in full. The obligations of the Lenders under this clause (c) are subject to the provisions of Section 2.08(d). Each Lender hereby authorizes the Administrative Agent and the Collateral Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent or the Collateral Agent to such Lender from any source against any amount due to the Administrative Agent or the Collateral Agent under this clause (c).
(d)    Waiver of Consequential Damages, Etc. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, NONE OF THE PARTIES HERETO SHALL ASSERT, AND EACH SUCH PARTY HEREBY WAIVES, ANY CLAIM AGAINST ANY OTHER PARTY OR THEIR RESPECTIVE RELATED PARTIES, ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES (AS OPPOSED TO DIRECT OR ACTUAL DAMAGES) ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF, THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY, THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, ANY LOAN OR THE USE OF THE PROCEEDS THEREOF. NO SUCH PARTY NOR ANY OF THEIR RESPECTIVE RELATED PARTIES SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY UNINTENDED RECIPIENTS OF ANY INFORMATION OR OTHER MATERIALS DISTRIBUTED BY IT THROUGH TELECOMMUNICATIONS, ELECTRONIC OR OTHER INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY SO LONG AS SUCH PERSON IS IN COMPLIANCE WITH SECTION 10.07 HEREOF.
(e)    Payments. All amounts due under this Section 10.04 shall be payable not later than ten (10) Business Days after demand therefor.
(f)    Survival. The agreements in this Section 10.04 shall survive the resignation of any Agent, the replacement of any Lender and the repayment, satisfaction or discharge of all the Obligations.
10.05.    Payments Set Aside.
To the extent that any payment by or on behalf of any Loan Party is made to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation. The obligations of the Lenders under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.
10.06.    Successors and Assigns.
(a)    Successors and Assigns Generally. The provisions of this Agreement and the other Loan Documents shall be binding upon and inure to the benefit of the parties hereto and thereto and their

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respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder or thereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an assignee in accordance with the provisions of Section 10.06(b) or (ii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.06(d) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)    Assignments by Lenders. Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement and the other Loan Documents (including all or a portion of the Loans); provided that any such assignment shall be subject to the following conditions:
(i)    Minimum Amounts.
(A)    in the case of an assignment of the entire remaining amount of the Loans at the time owing to the assigning Lender or in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount need be assigned; and
(B)    in any case not described in Section 10.06(b)(i)(A), the aggregate amount of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the
Administrative Agent shall not be less than $1,000,000 (and integral multiples in excess thereof) unless the Administrative Agent consents (such consent not to be unreasonably withheld or delayed); provided that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single assignee (or to an assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met.
(ii)    Assignment and Assumption. The parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee in the amount of $3,500 payable to the Administrative Agent by the assignee with respect to such assignment (other than with respect to assignments pursuant to Section 10.13, in which case such fee shall be payable to the Administrative Agent by the Borrower); provided that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment. The assignee, if it is not a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire, all requested “know your customer” documentation and the applicable tax forms under Section 3.01(e).
(iii)    Borrower’s Consent. So long as no Event of Default has occurred and is continuing, the Borrower shall have provided its prior written consent to any such assignment (other than any assignment to any Lender, Affiliate of a Lender or Approved Fund), such consent not to be unreasonably conditioned, withheld or delayed, and shall be deemed given if not affirmatively denied by the Borrower within ten (10) Business Days after request therefor.
(iv)    No Assignment to Borrower. No such assignment shall be made to the Borrower or any of Borrower’s Affiliates or Subsidiaries.
(v)    No Assignment to Natural Persons. No such assignment shall be made to a natural person.
(vi)    No Assignment to Disqualified Institutions. No such assignment shall be made to a Disqualified Institution. The Administrative Agent shall have no responsibility for or duty to ascertain or inquire into compliance by any Lender or other person with the restrictions and limitations relating to Disqualified Institutions.
(vii)    Taxes. Assignee shall be entitled to the benefit of Section 3.01 only if the Borrower is notified of the assignment and such assignee complies with the requirements of Section 3.01(e),

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and in no event shall an assignee be entitled to receive any greater payment under Section 3.01(a) than the assignor would be entitled to receive.
Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.06(c), from and after the effective date specified in each Assignment and Assumption, the assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto) but shall continue to be entitled to the benefits of Sections 3.01 (subject to the requirements of Section 3.01), 3.02, and 10.04 with respect to facts and circumstances occurring prior to the effective date of such assignment. Upon request, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations.
(c)    Register. The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices in the United States a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of (and stated interest on) the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding any notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior written notice.
(d)    Certain Pledges; Participations. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto. If any Lender sells (or is deemed to have sold) a participation in all or a portion of its rights or obligations under this Agreement to any Person, except as otherwise expressly provided herein, (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any Lender that sells (or is deemed to have sold) to any Person a participation in all or a portion of such Lender’s rights and/or obligations under this Agreement shall, as a non-fiduciary agent of the Borrower, maintain a register (“Participation Register”) with respect to the ownership and transfer of each participation containing the information set forth in the Register described in Section 10.06(c); provided that no Lender shall have any obligation to disclose all or any portion of the Participation Register (including the identity of any Person holding a participation interest or any information relating to a Person’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the U.S. Treasury Regulations and Section 1.163-5(b) of the Proposed Treasury Regulations (or any amended or successor version). No transfer of a participation shall be effective unless recorded in such Participation Register. The entries in the Participation Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participation Register as the owner of such participation for all purposes of this Credit Agreement notwithstanding any notice to the contrary. No transfer of a participation shall be effective if made to (i) a natural person or (ii) only if the list of Disqualified Institutions has been made available to each Lender, a Disqualified Institution. For the avoidance of doubt, the Administrative Agent shall have no responsibility for maintaining a Participation Register.
(e)    Electronic Execution of Assignments. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Assumption shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or

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enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act; provided that notwithstanding anything contained herein to the contrary, no Agent is obligated to agree to accept electronic signatures in any form or in any format unless expressly agreed to by such Agent pursuant to procedures approved by it.
10.07.    Treatment of Certain Information; Confidentiality.
Each of the Agents and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its attorneys, professional advisors, independent auditors and Affiliates and to its and its Affiliates’ respective partners, directors, officers, employees, agents, advisors, sub-advisors, lenders, and representatives (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and shall agree to keep such Information confidential prior to any such disclosure), (b) to the extent requested by any regulatory authority purporting to have jurisdiction over it (including any self-regulatory authority, such as the National Association of Insurance Commissioners) or pursuant to legal process, in which case it shall notify the Borrower of the disclosure thereof unless such notification is prohibited by law, (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process, in which case it shall notify the Borrower of the disclosure thereof unless such notification is prohibited by law (provided that, no notice shall be required for any disclosures made by a Lender (or its investors) to the extent required by ERISA), (d) to any other party hereto, (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section 10.07, to any assignee of, or any prospective assignee of, any of its rights or obligations under this Agreement, (g) with the prior written consent of the Borrower, (h) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section 10.07 or (y) becomes available to any Agent, any Lender or any of their respective Affiliates on a nonconfidential basis from a source other than a Loan Party, (i) consisting of general portfolio information that does not identify any Loan Party or (j)(A) to an investor or prospective investor in securities issued by an Approved Fund of any Lender that also agrees that Information shall be kept confidential and used solely for the purpose of evaluating an investment in such securities issued by an Approved Fund of any Lender (except, in each case to the extent required by ERISA), (B) to a trustee, collateral manager, servicer, backup servicer, noteholder or secured party in securities issued by an Approved Fund of any Lender in connection with the administration, servicing and reporting on the assets serving as collateral for securities issued by such Approved Fund, or (C) to a nationally recognized rating agency that requires access to information regarding the Loan Parties, the Loans and Loan Documents in connection with ratings issued in respect of securities issued by an Approved Fund of any Lender.
For purposes of this Section 10.07, “Information” means all information received from a Loan Party relating to the Loan Parties, any Subsidiary or any of their respective Affiliates or any of their respective businesses, other than any such information that is available to any Agent or any Lender on a nonconfidential basis prior to disclosure by such Loan Party or any Subsidiary and not due to a known breach of this Section 10.07. Any Person required to maintain the confidentiality of Information as provided in this Section 10.07 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
Each Agent and the Lenders acknowledges that (a) the Information may include material non-public information concerning the Loan Parties, any Subsidiary or any of their respective Affiliates, as the case may be, (b) it has developed compliance procedures regarding the use of material non-public information and (c) it will handle such material non-public information in accordance with applicable Law, including United States Federal and state securities Laws.
10.08.    Set-off.
If an Event of Default shall have occurred and be continuing, each Agent, Lender and each of their Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final at any time held and other obligations at any time owing by such Agent, Lender or any such Affiliate to

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or for the credit or the account of the Borrower or any other Loan Party against any and all of the obligations of the Borrower or such Loan Party now or hereafter existing under this Agreement or any other Loan Document to such Lender, irrespective of whether or not such Agent or Lender shall have made any demand under this Agreement or any other Loan Document and although such obligations of the Borrower or such Loan Party may be contingent or unmatured or are owed to a branch or office of such Agent or Lender different from the branch or office holding such deposit or obligated on such indebtedness. The rights of each Agent, Lender and their Affiliates under this Section 10.08 are in addition to other rights and remedies (including other rights of setoff) that such Agent, Lender or their Affiliates may have. Each Lender agrees to notify the applicable Loan Party and the Administrative Agent promptly after any such setoff and application, provided that the failure to give such notice shall not affect the validity of such setoff and application.
10.09.    Interest Rate Limitation.
Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.
10.10.    Counterparts; Integration; Effectiveness; Electronic Signature.
(a)    This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.
(b)    This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any signature to this Agreement may be delivered by facsimile, electronic mail (including pdf) or as any electronic signature complying with the U.S. federal ESIGN Act of 2000 or the New York Electronic Signature and Records Act or any other similar state laws based on the Uniform Electronic Transactions Act or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and electronic signatures or the keeping of records in electronic form shall be valid and effective for all purposes to the fullest extent permitted by applicable law. For the avoidance of doubt, the foregoing also applies to any amendment, extension or renewal of this Agreement. Each of the parties hereto hereby represents and warrants to the other parties hereto that it has the corporate capacity and authority to execute this Agreement through electronic means and there are no restrictions for doing so in such party’s constitutive documents, including having the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system.
10.11.    Survival of Representations and Warranties.
All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default at the time of the making of any Loan, and

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shall continue in full force and effect as long as any Loan or any other Obligation hereunder shall remain unpaid or unsatisfied.
10.12.    Severability.
If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.
10.13.    Replacement of Lenders.
If (i) any Lender requests compensation under Section 3.02, (ii) the Borrower is required to pay any Indemnified Taxes or additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 3.01, or (iii) any Lender does not consent to an amendment of the terms of this Agreement sought by the Borrower in accordance with the procedures set forth in Section 10.01 or (iv) any Lender is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.06), all of its interests, rights (other than its existing rights to payments pursuant to Section 3.01 or Section 3.02) and obligations under this Agreement and the related Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment), provided that:
(a)    the Borrower shall have paid to the Administrative Agent the assignment fee specified in Section 10.06(b);
(b)    such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Loan Documents from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts);
(c)    in the case of any such assignment resulting from a claim for compensation under Section 3.02 or payments required to be made pursuant to Section 3.01, such assignment will result in a reduction in such compensation or payments thereafter; and
(d)    such assignment does not conflict with applicable Laws.
A Lender shall not be required to make any such assignment or delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.
10.14.    GOVERNING LAW; JURISDICTION.
(a)    GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.
(b)    SUBMISSION TO JURISDICTION. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE

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ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AGAINST THE BORROWER OR ANY OTHER LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)    WAIVER OF VENUE. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN PARAGRAPH (b) OF THIS SECTION 10.14. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.
(d)    SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.
10.15.    WAIVER OF RIGHT TO TRIAL BY JURY.
EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.15.
10.16.    USA Patriot Act Notice.
Each Lender that is subject to the Patriot Act (as hereinafter defined) and/or the Beneficial Ownership Regulation and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and/or the Beneficial Ownership Regulation, it is required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow such Lender or the Administrative Agent, as applicable, to identify the Borrower in accordance with the Patriot Act and/or the Beneficial Ownership Regulation.
10.17.    No Advisory or Fiduciary Relationship.
In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, on behalf of itself and its Subsidiaries, that: (a)(i) the arranging and other services regarding this Agreement provided by the Secured Parties are arm’s-length commercial transactions between the Borrower and certain of its Subsidiaries, on the one hand, and the Secured Parties, on the other hand, (ii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (iii) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (b)(i) the Secured Parties are and have been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not and will not be acting as an advisor, agent or fiduciary, for the Borrower or any of its Subsidiaries or any other Person and (ii) the Secured Parties have no obligation to the Borrower or any of its Subsidiaries with respect to the transactions contemplated hereby except those

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obligations expressly set forth herein and in the other Loan Documents; and (c) the Secured Parties and their Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Subsidiaries, and no Agent has any obligation to disclose any of such interests to the Borrower or its Subsidiaries. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Secured Parties with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
10.18.    Acknowledgement and Consent to Bail-In of Affected Financial Institutions.
Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.
10.19.    Entire Agreement.
THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
10.20.    SPV Letter Agreement Direction.
Each of the Lenders hereby authorize and direct the Collateral Agent and the Administrative Agent to execute and deliver the SPV Letter Agreement.
[SIGNATURE PAGES FOLLOW]
ANNEX B
Amended Exhibit F
[Attached]

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